Filed with the U.S. Securities and Exchange Commission on October 24, 2025.

Registration No. [*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GIGABIT INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	7370	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 13-01, 13-02 and 13-04, Level 13, Menara Sunway Visio

Lingkaran SV, Sunway Velocity

55100 Kuala Lumpur, Malaysia

+603 7972 9149

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Tel.: +852-3923-1111	Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 212-930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED [______], 2025

GIGABIT INC.

ORDINARY SHARES

1,250,000 Ordinary Shares

This is the initial public offering (the “IPO”) of 1,250,000 ordinary shares, par value US$0.0001 per share (“Ordinary Shares”), of Gigabit Inc. (the “Company”, “us” or “we”). Prior to this IPO, there has been no public market for our Ordinary Shares. It is currently estimated that the initial public offering price per share will be $4.00. Currently, no public market exists for our Ordinary Shares.

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “GBH”, subject to meeting all applicable listing standards. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of the IPO is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our stocks will be approved for listing on Nasdaq. There is no assurance that, if our listing is successful, an active trading market for our Ordinary Shares will develop or be sustained. We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for more information.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Underwriting”.

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 19 and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our Ordinary Shares. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company will be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect the holders of the Company’s Ordinary Shares. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Corporate Governance Rules of Nasdaq and the requirement that the compensation committee and nominating and corporate governance committee of the Company consist entirely of independent directors. The Company currently does not intend to rely on these exemptions. However, if the Company decides to rely on exemptions applicable to controlled company under the Corporate Governance Rules of Nasdaq in the future, you will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq corporate governance requirements. See “Risk Factors — the Company will be a “controlled company” within the meaning of the NASDAQ corporate governance standards and, as a result, will be entitled to rely on exemptions from certain corporate governance requirements that provide protections to stockholders” and “Controlled Company Exemption.” In addition, upon the consummation of this offering, Teoh Paik Yau will control 66.3% of the voting power of the Company’s outstanding voting securities and will be able to control matters requiring shareholder approval, including but not limited to the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

We are not an operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating subsidiary in Malaysia, Gigabit Hosting Sdn Bhd., or “Gigabit MY”, and its 80% owned subsidiary Gigabit Space Sdn. Bhd, or “Gigabit Space”, and our operating subsidiary in Hong Kong, Gigabit (HK) Limited, or “Gigabit HK”. This is an offering of Ordinary Shares of Gigabit Inc. (the “Shares” or the “Ordinary Shares”), the holding company in the Cayman Islands, instead of the shares of Gigabit MY, Gigabit Space and Gigabit HK. References to the “Company”, “we”, “us”, and “our” in the prospectus are to Gigabit Inc., the Cayman Islands entity that will issue the Shares being offered. Gigabit MY, Gigabit Space and Gigabit HK are the entities operating the business and generating all revenue and profit stated in the combined financial statements of the Company included elsewhere in this prospectus. The Company owns 100% of Gigabit MY and Gigabit HK, and Gigabit MY owns 80% of Gigabit Space. Investors in our Shares should be aware that they may never hold equity interests in the Malaysia operating companies and Hong Kong operating company directly. Investors are purchasing equity solely in Gigabit Inc., our Cayman Islands holding company, which directly owns all of Gigabit MY and Gigabit HK and indirectly owns 80% of the equity in Gigabit Space. Because of our corporate structure, we as well as our investors are subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies including the China Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in China and/or the value of our Ordinary Shares, which could cause the value of such securities to significantly decline or become worthless. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of risks facing the Company and the offering as a result of this structure.

There are legal and operational risks associated with being based in and having certain of our operations in Hong Kong. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless.

The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure. Further, currently, based on our understanding of the PRC laws and regulations, Gigabit HK may provide customers with non-sensitive information when using our products. As of the date of this prospectus, based on our understanding, all the products developed and services provided by the Group are neither sold nor allowed to be published on the network platform in mainland China. As such, we believe that the users do not include natural persons in mainland China, but because the information of the above natural persons is not collected/stored/used/processed by us, therefore, we cannot confirm that these users may include natural persons in mainland China. In the future, if we meet specific circumstances such as providing products or services to natural persons in mainland China, and collect, store and process personal information of natural persons in mainland China, it will be governed by the Personal Information Protection Law of the PRC, which does not exclude the need to comply with it and other relevant provisions. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Shares to significantly decline or be worthless.

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for two consecutive years. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by extending the aforementioned inspection period to from two to three consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, UHY Malaysia PLT, is headquartered in Malaysia and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection occurring in July 2023. In addition, our auditors did not appear as part of the PCAOB’s report of determinations under the lists in Appendix A or Appendix B of the report issued by the PCAOB on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Our auditor, UHY Malaysia PLT, has no auditor’s work papers in China as of the date of this prospectus. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” for further information.

We conduct substantially most of our operations in Malaysia through our Malaysia subsidiaries, Gigabit MY and Gigabit Space, and we conduct certain of our operations in Hong Kong through our Hong Kong subsidiary, Gigabit HK. Accordingly, substantially all our cash and assets are denominated in Malaysian Ringgit and US Dollars. Gigabit MY, Gigabit Space and Gigabit HK are our three operating subsidiaries located in Malaysia and Hong Kong. As of the date of this prospectus, Gigabit Inc. and its subsidiaries Gigabit MY, Gigabit Space and Gigabit HK have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary; and there can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends” on page 27, “Dividend Policy”, “Summary Combined Financial Data”, and “Combined Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

Cash is transferred through our organization in the following manner: (i) funds are transferred to Gigabit MY, our Malaysia operating entity, and Gigabit HK, our Hong Kong operating entity, directly from Gigabit Inc. in the form of capital contributions or shareholder loans, as the case may be; (ii) dividends or other distributions may be paid by Gigabit Malaysia and Gigabit HK to Gigabit Inc; (iii) funds are transferred to Gigabit Space, a 80% owned subsidiary of Gigabit MY, directly from Gigabit MY in the form of capital contributions or shareholder loans, as the case may be; and (iv) dividends or other distributions may be paid by Gigabit Space to Gigabit MY. During the fiscal years ended December 31, 2023 and 2024, the only transfer of assets among Gigabit Inc., Gigabit MY, Gigabit Space and Gigabit HK consisted of cash. On February 20, 2024, Gigabit HK declared constructive dividend of $1,200,000 for the year ended December 31, 2023 to the individual shareholder before the reorganization referred to in this prospectus. However, Gigabit HK has not declared any dividend to Gigabit Inc., Gigabit MY and Gigabit Space, and Gigabit Inc., Gigabit MY and Gigabit Space have not declared any dividend to its shareholders, after the reorganization and up to the date of this prospectus. We do not expect to pay dividends on our Shares in the foreseeable future. We intend to retain all available funds and future earnings, if any, for operation and business development and do not anticipate declaring or paying any dividends in the foreseeable future. See “Prospectus Summary – Transfers of Cash through our Organization”

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Malaysia operating subsidiaries Gigabit MY and Gigabit Space, and our Hong Kong operating subsidiary Gigabit HK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 19.

	Per Share	Total
Initial public offering price	$4.00	$5,000,000
Underwriting discounts and commissions(1)	$0.28	$350,000
Proceeds to us (before expenses)	$3.72	$4,650,000

(1)	Does not include a non-accountable expense allowance equal to 0.5% of the gross proceeds of this offering payable to D. Boral Capital, the representative of the underwriters. Refer to “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters an option, exercisable for up to 45 days from the date of this prospectus, to purchase a maximum of 187,500 Ordinary Shares (equal to fifteen percent (15%) of the aggregate number of Ordinary Shares sold in this offering) on the same terms as the other Ordinary Shares being purchased by the underwriters from us, to cover any over-allotments.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the Ordinary Shares offered under this prospectus if any such shares are taken.

The underwriter expects to deliver the Ordinary Shares of the Company against payment as set forth under “Underwriting”, on or about [         ], 2025.

D. Boral Capital

The date of this prospectus is [   ], 2025.

Through and including (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Shares offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Shares means that information contained in this prospectus is correct after the date of this prospectus.

You may lose all of your investment in our Ordinary Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Ordinary Shares, we strongly urge you not to purchase any of our Ordinary Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Ordinary Shares as further detailed in this prospectus.

We do not recommend that you purchase our Ordinary Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the internet hosting industry, and have received independent professional advice.

Market and Industry Data

This prospectus includes statistics, other data and descriptive information relating to markets, market sizes, and other industry data pertaining to our business that we have obtained from industry publications and surveys, government publications and other information available to us. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution. We believe that information from these industry publications included in this prospectus is reliable.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“$” OR “US$” or “U.S. dollars” refers to the legal currency of the United States;

●	“application programming interface” or “API” refers to a set of rules that allows different software programs to communicate and exchange data;

●	“ASEAN” refers to the Association of Southeast Asian Nations;

●	“bare metal server” refers to a dedicated physical server that provides direct access to hardware resources without virtualization, offering high performance, reliability, and full customization for demanding workloads.

●	“CDN” refers to a content delivery network;

●	“Controlling Shareholder” refers to Mr. Teoh Paik Yau;

●	China,” “Mainland China” or the “PRC” refers to the People’s Republic of China, including Hong Kong;

●	“Cloud Hosting” refers to a method of storing and processing data by using a network of interconnected remote servers accessed via the internet.

●	“Colocation Services” refers to the renting of space to a client within a data center for that client’s own servers and equipment.

●	“Companies Act” refers to the Companies Act (Revised) of the Cayman Islands;

●	“DDoS,” also known as Distributed Denial of Service (DDoS) attack, refers to a type of cyberattack where an attacker attempts to make a website, online service, or network unavailable to legitimate users by overwhelming it with traffic from multiple sources;

●	“ESG” means business principles that prioritize environmental issues, social issues, and corporate governance.

●	“Frost & Sullivan” refers to Frost & Sullivan Limited, an independent third party research and business consulting firm;

●	“GAAP” refers to the Generally Accepted Accounting Principles;

●	“HKD” or “HK Dollar” refers to the legal currency of Hong Kong;

●	“Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“IFRS” refers to International Financial Reporting Standards;

●	“IP” refers to intellectual property;

●	“mainland China” refers to the PRC (excluding Hong Kong, Macau and Taiwan);

●	“Malaysian Ringgit”, “MYR”, “ RM” or “Ringgit” refers to the legal currency of Malaysia;

●	“OEM” refers to original equipment manufacturer, an organization that makes devices from component parts bought from other organizations;

●	“Ordinary Shares” refers to the ordinary shares, par value US$0.0001 per share;

●	“PDPA” refers to Malaysia’s Personal Data Protection Act 2010;

●	“point of presence” or “PoP” is a physical location where a network or service provider offers access to the internet or network.

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

●	“PRC laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“SAAS” refers to a method of software delivery and licensing in which software is accessed online via a subscription, rather than bought and installed on individual computers;

●	“Share(s)” or “Ordinary Share(s)” refers to the Company’s Ordinary Shares;

●	“SLA” refers to a service level agreement;

●	“Virtual Private Servers” or “VPS” refers to a virtual machine that provides a dedicated, private server space within a physical server that also hosts other users;

●	“WAF” or “Web Application Firewall” refers to a type of firewall that specifically protects web applications and APIs by filtering, monitoring, and blocking malicious web traffic and application-layer attacks; and

●	“we”, “us”, “Group”, the “Company”, “TheGigabit” or “Gigabit Inc.” in this prospectus refers to Gigabit Inc., a Cayman Islands company and its subsidiaries, unless the context otherwise indicates.

Gigabit Inc. is a holding company with operations primarily conducted in Malaysia and Hong Kong through its Malaysia subsidiaries Gigabit MY and Gigabit Space and its Hong Kong subsidiary Gigabit HK. Gigabit MY’s and Gigabit Space’s reporting currency is Malaysian Ringgit. Gigabit HK’s reporting currency is U.S. dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. No representation is made that the Malaysian Ringgit amounts could have been, or could be, converted, realized or settled into US$ at the rates used in translation. The following table provides information concerning exchange rates between MYR and the U.S. dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date.

	Years Ended
	December 31,
Balance sheet items, except for equity accounts	2024	2023
USD:MYR	1:4.4755	1:4.5900

Items in the statements of operations and comprehensive income (loss), and statements of cash flows are translated at the average exchange rate of the period.

	Years Ended
	December 31,
Profit or loss items	2024	2023
USD:MYR	1:4.5711	1:4.5658

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Ordinary Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors,” “Selected Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Unless the context otherwise requires, all references to “Gigabit Inc.”, “TheGigabit”, “we”, “us”, “our”, the “Company” and similar designations refer to Gigabit Inc., a Cayman Islands company, and its wholly-owned subsidiaries, Gigabit Hosting Sdn. Bhd., a Malaysia company and Gigabit (HK) Limited, a Hong Kong company.

Our Mission Statement

We are an internet hosting and technology company headquartered in Malaysia with branches in Hong Kong, Taiwan and Japan. Internet hosting has been our calling since our inception in 2007. Our internet hosting offerings include a full suite of end-user solutions, data center operation, and cybersecurity services. Our mission is to deliver exceptional, customized solutions that drive scalable and sustainable business growth. We are dedicated to designing and delivering customer-centric solutions that enhance company efficiency and optimize costs, while ensuring seamless and accessible technology for all. We serve clients of all sizes—from small and medium-sized businesses to multinational corporations—and take pride in delivering consistent, 24/7 localized in-house support without compromising our scalable growth since our founding in 2007. Our credibility is reinforced by the trust placed in us by leading organizations across diverse industries, including banking and finance, telecommunications, oil and gas, and higher education. We strive to integrate technology with a human touch to enhance client engagement. We are committed to providing top-tier support that consistently exceeds client expectations and diligently going the extra mile to address and resolve client challenges effectively and efficiently.

Gigabit Inc., through its subsidiaries Gigabit MY, Gigabit Space and Gigabit HK, operates at the intersection of several important industries, including end-user solutions, data center operation, cybersecurity, and cloud object storage. This enables us to align with emerging trends such as digital transformation, edge computing, and AI-driven automation, positioning us to support modern business needs effectively.

1

Overview

With more than 17 years of experience in information technology, we house bare metal servers and serve customers from various industries across the globe. For the fiscal years ended December 31, 2023 and 2024, we operated 5,000 and 5,300 bare metal servers and served approximately 1,400 and 1,500 customers, respectively. According to DNSlytics, as of June 10, 2025, we are ranked 5th among ASNs (Autonomous System Numbers) in Malaysia, on par with large-scale Internet Service Providers. We host 63,744 domains in Malaysia, representing 17.3% of the market as of such date. In fiscal year 2023 and 2024, we derived approximately 67.7% and 58.5% of our total revenues from Malaysia, respectively.

Our revenues for our fiscal year ended December 31, 2023, and 2024 were $11,942,273 and $12,591,483, respectively. We had a net profit of $1,917,578 and $1,165,659 in our fiscal years ended December 31, 2023, and 2024, respectively. Revenue for the six-month period ended June 30, 2025, was $6,064,251, and net profit for the same period was $331,837.

The Company is the issuer in this offering. We conduct our Malaysian business operations through our operating subsidiary in Malaysia, Gigabit Hosting Sdn Bhd., or “Gigabit MY”, and its 80% owned subsidiary Gigabit Space Sdn. Bhd., or “Gigabit Space”, and we conduct our Hong Kong business operations through our operating subsidiary in Hong Kong, Gigabit (HK) Limited, or “Gigabit HK”.

In addition, we conduct business operations in Taiwan and Japan primarily through Gigabit MY and Gigabit HK, by leasing data center capacity from local providers, deploying our own bare metal infrastructure, and servicing regional customers through remote and sending our own engineers to man the data center arrangements.

At Gigabit, we deliver comprehensive, end-to-end IT solutions tailored to meet the evolving needs of businesses across industries. Our offerings span five core pillars: Data Center & Cloud Infrastructure Services, providing cloud hosting, co-location and computing resources across public, private, or hybrid cloud environments to support dynamic and scalable IT operations; Data Storage & Disaster Recovery Services, including cloud object storage to ensure infrastructure resilience, data integrity, and uninterrupted business continuity; Cybersecurity Services, such as Web Application Firewall (WAF) protection, to safeguard digital assets from emerging threats; Professional Services & Hardware, including hardware solutions and system integration to streamline IT deployment and management; and Internet & Web Hosting Services, featuring dedicated server or bare metal solutions, high-performance connectivity solutions (IP transit, IPLC, Metro-E) and a robust Content Delivery Network (CDN) to enhance website speed, availability, and user experience. Each of these service segments can be delivered as Managed Services, offering continuous performance monitoring, predictive maintenance, automated patch management, workload optimization, hardware diagnostics, replacement coordination, security hardening, and active security threat monitoring, all tailored to client requirements and handled by our in-house experts—enabling organizations to enhance operational efficiency, reduce downtime, and stay compliant with evolving cybersecurity standards. This integrated approach positions us as a true one-stop IT partner—empowering clients to scale confidently while enjoying seamless support and operational continuity.

TheGigabit’s one-stop, end-to-end deployment model creates a highly “sticky” client relationship by delivering integrated infrastructure, cloud, and managed services across multiple geographies under a single operational framework. TheGigabit is building the capability to deliver regionally synchronized, cross border infrastructure rollouts—even in markets where clients lack local IT presence, all coordinated through a centralized support structure and unified SLA.

What sets Gigabit apart is our unwavering commitment to personalisation, responsiveness, and reliability. We bring a human touch to every solution, backed by deep technical expertise and a no-queue, no-tiered support model. Our ability to respond within 5 minutes, provision bare-metal servers in under 30 minutes and issue resolution within 10-30 minutes for hardware uptime issues highlights our operational agility. Trusted by over 1,500 global clients, we’ve built lasting partnerships that grow stronger over time—helping businesses not only meet today’s challenges but thrive into the future.

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Since our founding, our journey of expansion and strategic partnerships has been defined by a series of significant milestones:

Our core products and services are:

●	Data Center & Cloud Infrastructure Services. We offer a comprehensive range of Data Center and Cloud Infrastructure Services tailored to meet the diverse infrastructure needs of businesses through dedicated rack deployments, Colocation, Virtual Private Servers (“VPS”), and Cloud Services.

●	Data Storage & Disaster Recovery Services. Gigaspace represents our industry-leading cloud object storage solution, built to ensure disaster recovery capabilities and ensure uninterrupted business continuity for enterprises of all sizes.

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●	Cybersecurity Services. Supported by our long-standing relationships with reputable cybersecurity partners, we have developed a combination of white-labelled and in-house cybersecurity services with a focus on integrated security management across infrastructure, applications and endpoints.

●	Professional Services & Hardware. Our Professional Services and Hardware Division operates on a B2B-centric model, and covers infrastructure deployment, cloud integration, and workload migration across both physical and virtual platforms.

●	Bare Metal Server/Hosting Services. We integrate high-performance Connectivity, Content Delivery Network (CDN) capabilities, and Bare Metal Hosting into a unified solution designed for businesses requiring speed, resilience, and reach.

Our Competitive Strengths

Strong Local Reputation Underpinned by Comprehensive In-house System Integration Capabilities. We have established a strong reputation in Malaysia’s hosting and infrastructure sector for delivering highly reliable, technically sound, and responsive solutions.

Decades of Technical Expertise, Delivered Through Customized Architectures. With over 17 years of experience in the information technology industry, we have developed a deep understanding of market needs.

Ready to Scale and On-Demand Bandwidth. We have a ready stock of servers and infrastructure to support high-demand projects without long lead times.

Real-Time Route Optimization. We operate our own BGP-based routing infrastructure, which allows our in-house network engineers to control and optimize data traffic paths directly.

Our Customer First Commitment –Instant Customer Support and Flexible Client Onboarding. Our customer support model is designed for immediate action that we offer 24/7 access to both sales and technical teams, with same-day response capability.

Accelerated Proof-of-Concept (PoC) and Access Without Upfront Investment. We offer rapid proof-of-concept (POC) readiness for our core solutions. Customers can begin evaluating services like CDN, WAF, anti-DDoS, and bare metal within days—rather than waiting weeks—enabling faster decision-making and a clearer, hands-on understanding of the value we deliver.

Our Business Strategies and Future Plans

Our business strategies and future plans are as follows:

Scaling Bare Metal Server Deployment. We are committed to expanding our bare metal server deployment services, which remain the core driver of our revenue. Our focus is on delivering dedicated server infrastructure with flexible billing, rapid provisioning, and full customer control.

Strategic Investment in Cybersecurity. We are strengthening our cybersecurity services by optimizing real-time threat monitoring (SIME), establishing a 24/7 Security Operations Centre (SOC), and advancing WAF and Anti-DDoS capabilities through ongoing R&D.

Integration of All Service Offerings Under a Centralized, Intuitive Interface. We are driving service integration by developing a unified, user-centric interface that consolidates modular features with built-in analytics and centralized management.

Geographic Expansion Aligned with System Integrator, or SI, and Hosting Demand. To meet rising demand for infrastructure services beyond Malaysia, we will strive to expand into high-potential markets including United States, Australia and Singapore.

Streamlining, Strengthening of Business and Financial Processes and Talent Acquisition. We will invest in centralized systems and expanded personnel, and optimize operations to support our growth and expansion plans.

Market Penetration and Development. We will launch tailored initiatives, enhance sales support and make strategic marketing investments to broaden market reach and bolster growth.

ESG Implementation. Sustainability remains a business priority for us.

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Corporate History and Structure

We are not a Hong Kong or a mainland China operating company, but an offshore holding company incorporated in the Cayman Islands on December 17, 2024. As a holding company with no material operations of our own, we conduct our operations through our operating companies in Malaysia, Gigabit MY and Gigabit Space, and our operating company in Hong Kong, Gigabit HK. This is an offering of the Shares of Gigabit Inc., the holding company in the Cayman Islands, and not of the shares of Gigabit MY, Gigabit Space and Gigabit HK.

On October 18, 2007, our operating subsidiary in Malaysia, Gigabit MY, was incorporated under the laws of Malaysia and principally engaged in the provision of internet services and trading of computer hardware and software and other information technology activities. The Group first began operations on October 18, 2007, through its operating subsidiary, Gigabit MY. Gigabit Space was incorporated on April 23, 2024, under the laws of Malaysia as an operating entity primarily engaged in cloud object storage and other information technology activities, with Gigabit MY holding 80% of its outstanding equity interests.

On October 3, 2018, our operating subsidiary in Hong Kong, Gigabit HK, was incorporated under the laws of Hong Kong and principally engaged in the provision of internet services, software, and other information technology activities.

The Company has undergone a reorganization so as to facilitate this offering. As part of the reorganization, (i) on May 19, 2025, the Company and Mr. Teoh Paik Yau entered into a share exchange agreement, pursuant to which Mr. Teoh agreed to sell and the Company agreed to purchase the entire share capital in Gigabit HK at a consideration of $53.999 settled by the issuance and allotment of 539,999 Shares; and (ii) on May 19, 2025, Mr. Teoh Paik Loon, Mr. Teoh Paik Yau and the Company entered into a share sale agreement, pursuant to which Mr. Teoh Paik Loon and Mr. Teoh Paik Yau together agreed to sell and the Company agreed to purchase the entire share capital in Gigabit MY at a consideration of RM9,907,444 settled by issuance and allotment of 460,000 Shares.

As a result of this reorganization, Gigabit Inc. owns 100% of the equity interests of Gigabit MY and Gigabit HK and indirectly owns 80% of the equity interests of Gigabit Space.

In October 2025, the Company further issued and allotted a total of 17,750,000 Ordinary Shares to Mr. Teoh Paik Yau, Mr. Teoh Paik Loon, and nine employees and advisors of the Company in recognition of their contributions to the Company.

Our Controlling Shareholder currently owns 70.8% of our Ordinary Shares, which represents 70.8% of our aggregate voting power and, upon consummation of this offering, our Controlling Shareholder will own 66.3% of our Ordinary Shares, which represents 66.3% of the total voting power of our outstanding Ordinary Shares. See “Risk Factors – Risks Related to Our Shares”.

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The following diagram illustrates our corporate and shareholding as of the date of this prospectus and after giving effect to this offering:

For more details, see “Corporate History and Structure”.

Permission Required From Hong Kong and Chinese Authorities

We have been advised by Loeb & Loeb LLP, our U.S. and Hong Kong counsel, that based on their understanding of the pertinent current Hong Kong laws as of the date of this prospectus, the Company and its subsidiary, Gigabit HK are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Shares to foreign investors. No such permissions or approvals have been applied for by the Company and its subsidiary or denied by any relevant authorities. As of the date of this prospectus, Gigabit HK has received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong, including but not limited to its business registration certificates. However, we have been advised by Loeb & Loeb LLP that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on our management’s internal assessment, the Company and its subsidiary currently have no operations in the mainland China, our management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”) because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Gigabit HK is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals were not required, or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

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In the event that we become subject to PRC laws or to the jurisdiction of Chinese authorities, we may incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, or no longer be permitted to continue our current business operations.

Transfers of Cash through our Organization

We conduct substantially most of our operations in Malaysia through our Malaysia subsidiaries, Gigabit MY and Gigabit Space, and we conduct certain of our operations in Hong Kong through our Hong Kong subsidiary, Gigabit HK. (Gigabit MY, Gigabit Space and Gigabit HK are our three operating subsidiaries located in Malaysia and Hong Kong, respectively.) Accordingly, substantially all our cash and assets are denominated in Malaysian Ringgit and Hong Kong Dollars. As of the date of this prospectus, Gigabit Inc. and its subsidiaries Gigabit MY, Gigabit Space and Gigabit HK have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary; and there can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends., “Dividend Policy”, “Summary Combined Financial Data”, and “Combined Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

Cash is transferred through our organization in the following manner: (i) funds are transferred to Gigabit MY, our Malaysia operating entity and Gigabit HK , our Hong Kong operating entity, directly from Gigabit Inc. in the form of capital contributions or shareholder loans, as the case may be; (ii) dividends or other distributions may be paid by Gigabit MY and Gigabit HK to Gigabit Inc., (iii) funds are transferred to Gigabit Space, an 80% owned subsidiary of Gigabit MY, directly from Gigabit MY in the form of capital contributions or shareholder loans, as the case may be; and (iv) dividends or other distributions may be paid by Gigabit Space to Gigabit MY. During the fiscal years ended December 31, 2023 and December 31, 2024, and the six-month period ended June 30 2025, the only transfer of assets among Gigabit Inc., Gigabit MY, Gigabit Space and Gigabit HK consisted of cash. Material intra-group cash transfers for the fiscal years ended December 31, 2023 and December 31, 2024, and six months period ended June 30 2025 are set forth below:

From	To	Year ended 12/31/2023	Purpose of transfer	Year ended 12/31/2024	Purpose of transfer	Period Ended 06/30/2025	Purpose of transfer
Gigabit Inc.	Gigabit MY	-	-	-	-	-	-
Gigabit Inc.	Gigabit HK	-	-	-	-	-	-
Gigabit MY	Gigabit Inc.	-	-	-	-	-	-
Gigabit HK	Gigabit Inc.	-	-	-	-	-	-
Gigabit MY	Gigabit Space	-	-	$11,172	Advances to set up bank account	-	-
Gigabit Space	Gigabit MY	-	-	-	-	-	-

We had not declared or paid any dividends or made any transfers of assets among us or our operating subsidiaries. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are permitted under the laws of the Cayman Islands to provide funding to our operating subsidiaries through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

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Cayman Islands. Subject to Malaysian law, Hong Kong law, the Companies Act and our Memorandum and Articles of Association, under Cayman Islands law, our Company in general meeting may declare dividends in any currency, but no dividends shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the memorandum and articles of association of an exempted company incorporated in the Cayman Islands, an exempted company incorporated in the Cayman Islands may pay dividends and distributions out of its share premium account. In addition, based upon English case law that is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

Malaysia. Malaysia is under a single-tier tax system. Dividends are exempt from income tax in the hands of shareholders. However, effective as of January 1, 2025, a 2% tax will be imposed on individual residents whose total dividend income exceeds RM100,000 annually. Our Malaysian subsidiaries, Gigabit MY and Gigabit Space, are not required to deduct tax from dividends paid to its shareholder, Gigabit Inc., and no tax credits will be available for offsetting against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. Further, Malaysia does not impose any withholding tax on dividends paid by Malaysian companies to non-residents. Hence, Gigabit MY and Gigabit Space are not required to withhold any sums from its dividends for tax withholding purposes.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and our subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

For more information, see “Dividend Policy,” “Risk Factors” and “Summary Financial Data” and “Combined Statements of Changes in Shareholders’ Equity” for the fiscal years ended December 31, 2023 and December 31, 2024 contained in this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Harney Westwood & Riegels Singapore LLP (“Harneys”), our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

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Harneys has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents expressed to be governed by the Foreign Laws under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons. The nationality and residence of our directors and executive officers is as follows:

Name	Position	Nationality	Residence
Teoh Paik Yau	Chief Executive Officer, Chief Technology Officer, Chairperson of the Board of Directors, and Director	Malaysian	Malaysia
Yap Thai Tong	Chief Financial Officer	Malaysian	Malaysia
Ng Kai Ying	Chief Operating Officer and Director	Malaysian	Malaysia
Ang Beng Cheong	Independent Director Nominee	Malaysian	Malaysia
Choo Seng Choon	Independent Director Nominee	Malaysian	Malaysia
Yap Zhan Wen	Independent Director Nominee	Malaysian	Malaysia

All of our directors and officers reside outside the United States. We have been advised by Loeb & Loeb LLP, our U.S. and Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

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SUMMARY OF RISK FACTORS

Investing in our Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Shares. If any of these risks actually occurs, our business, financial condition, or results of operations could be materially and adversely affected. In such case, the trading price of our Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Doing Business in Malaysia

●	Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us.

●	We are subject to foreign exchange control policies in Malaysia.

●	Economic, market and political developments in the countries where we operate could have a material and adverse effect on our business.

●	We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

Risks Related to Doing Business in China

Certain of our operations are currently based in Hong Kong, a Special Administrative Region of China. Although Hong Kong has its own governmental and legal system that is independent from China, it is uncertain whether in the future the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially the same as those of the Chinese government. Therefore, the legal and operational risks that apply to operating in China also apply to our operations in Hong Kong. These risks include but are not limited to, the following:

●	Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale.

●	The PRC government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

●	Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or involves or constitutes a foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

●	Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering.

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●	You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws.

●	We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary; and there can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends.

●	Our results of operations may be materially and adversely affected by a downturn in China or the global economy, and/or changes in the economic and political policies of the PRC.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigation in China.

●	We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.

Risks Related to Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks include, but are not limited to, the following:

●	We may fail to maintain and grow our customer base or keep our customers engaged through our services.

●	We may face increasing competition which may affect our ability to retain existing customers or expand existing customer usage of our solutions.

●	Our future performance will be highly dependent on our ability to grow revenues from new feature functionality and deeper adoption of our products and services.

●

If the market for cloud-based solutions develops more slowly than we expect or changes in a way that we fail to anticipate, our sales would suffer and our results of operations would be adversely affected.

●	We may not accurately predict the long-term rate of customer subscription renewals or adoption of our solutions, or any resulting impact on our revenues or operating results.

●

As the number of customers that we serve increases, we may encounter implementation challenges, and these challenges may require us to delay revenue recognition for some complex engagements, which would harm our business and operating results.

●	Failure to maintain effective user service could harm our reputation or decrease market acceptance of our services.

●

Defects, errors or any other problems associated with our products and services could diminish demand for our products or services, harm our business and results of operations and subject us to liability.

●	Any loss or deterioration of our relationship with our business partners may result in the loss of customers and revenues.

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●	We may not be successful in effectively promoting our brands, and any negative publicity may harm our brands and the specific products and services we provide.

●	Third parties may claim that we have infringed their proprietary rights, which could cause us to incur significant legal expenses and prevent us from promoting our products and services.

●	We may be unable to prevent unauthorized use of our intellectual property, which could harm our business and competitive position.

●	Our business generates and processes a large amount of data, and the improper use or disclosure of such data may harm our reputation and business.

●	The growth of our business may be adversely affected due to breaches of our security measures and unintended disclosures of our intellectual property or our user data.

●	We have limited insurance coverage which could expose us to significant costs and business disruption.

●	Breaches of and other types of security incidents could negatively impact our business, our brand and reputation, our ability to retain existing customers and attract new customers, may cause us to incur significant liabilities and adversely affect our business, results of operations, financial condition, and future prospects.

●	Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our business, operations, and financial performance.

●	Unforeseeable events, such as the global COVID-19 outbreak and local energy efficiency measures, could significantly disrupt our supply chain for a prolonged period of time.

●	The wars in Ukraine and in the Middle East may materially and adversely affect our business and results of operations.

Risks Related to our Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Shares and this offering, including but not limited to the following:

●	There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Shares at any reasonable price, if at all.

●	Our Ordinary Share price may never trade at or above the price in this offering.

●	The initial public offering price for our Ordinary Shares may not reflect their actual value.

●	We are a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	Our Ordinary Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

●	The future sales of Ordinary Shares by existing shareholders may adversely affect the market price of our Ordinary Shares.

●	Volatility in our Share price may subject us to securities litigation.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

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●	If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your Shares.

●	Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

●	Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Recent Regulatory Developments in China

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Cybersecurity Laws

On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) (“2021 Measures for Cybersecurity Review”) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The 2021 Measures for Cybersecurity Review provides that operators of critical information infrastructure, network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Given the nature of our business, we believe this risk is not significant. Our operating subsidiary Gigabit HK may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering).

We believe that Gigabit HK is deemed not to be an “operator of critical information infrastructure,” “data processor,” or “network platform operator,” because (i) this operating subsidiary was incorporated in Hong Kong and we operate in Hong Kong without any subsidiary or VIE structure in mainland China and the 2021 Measures for Cybersecurity Review does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) all of the non-personal data that Gigabit HK has collected is stored in servers located in Malaysia; and (iii) as of the date of this prospectus, Gigabit HK has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review.

If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we cannot assure you that we will be able to list our Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Shares. See “Risk Factors — We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.”

Laws on Offshore Securities Offering

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

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Gigabit Inc. is a holding company incorporated in the Cayman Islands with operating entities based in Malaysia and Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, we operate in Malaysia and Hong Kong with our officers and all members of the board of directors based in Malaysia and Hong Kong, none of whom are Mainland China citizens, and all of our revenues and profits are generated by our subsidiaries in Malaysia and Hong Kong.

Based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by PRC government authorities, neither we nor our Hong Kong operating subsidiary in Hong Kong is currently required to obtain any permission or approval from the PRC government authorities, including the CSRC and CAC, to operate our business, list on the U.S. exchanges, or offer the securities to foreign investors.

As of the date of this prospectus, neither we nor our Hong Kong operating subsidiary has ever applied for any such permission or approval. Any failure to obtain, or delay in obtaining, such approval or any delay in completing such procedures for this offering, or any rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for this offering. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the offering from this offering into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the Shares offering hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

Implications of HFCA Act

Our Shares may be prohibited from being trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditor for three consecutive years beginning in 2021.

Our auditor, UHY Malaysia PLT, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections on its audit works to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing.

The SEC adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB issued its report on December 16, 2021, notifying SEC of its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA Act.

On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continued to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB was likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, and the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

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On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On December 23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted. The delisting of our Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Implications of Being a Controlled Company

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our Controlling Shareholder, Mr. Teoh Paik Yau, will own 66.3% of our total issued and outstanding Shares, representing 66.3% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our Board of Directors must be independent directors or that we have to establish a nominating committee and a compensation committee composed entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements

Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers.

Corporate Information

Our principal office is located at Suite 13-01, 13-02 and 13-04, Level 13, Menara Sunway Visio, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia, and our telephone number is +603-7972 9149. Our registered office in the Cayman Islands is located at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands. Our Company website is https://thegigabit.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

●	the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

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In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, for complying with new or revised accounting standards. As an Emerging Growth Company under the JOBS Act, we may elect to take advantage of certain reduced disclosure and regulatory requirements available to emerging growth companies in the United States. However, unlike U.S. GAAP, IFRS does not provide for an extended transition period for adoption of new or amended accounting standards, and we have therefore adopted all IFRS pronouncements effective as of January 1, 2023, and applied them consistently to all periods presented. All entities are required to adopt such standards on the same effective dates. Accordingly, we have complied fully with IFRS adoption requirements, and our combined financial statements reflect the timely adoption of all applicable standards effective as of December 31, 2023 and December 31, 2024.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of the closing of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies.

In addition, upon closing of this offering, we will report under the Exchange Act as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure, which regulates selective disclosures of material information by issuers.

Foreign private issuers, such as emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

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Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

●	Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

●	Exemption from the requirement that our board of directors be composed of independent directors.

●	Exemption from the requirement that our audit committee have a minimum of three members.

●	Exemption from the requirement that we hold annual shareholders’ meetings.

●	Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

●	the majority of our executive officers or directors are U.S. citizens or residents;

●	more than 50% of our assets are located in the United States; or

●	our business is administered principally in the United States.

Financial Advisor

The Company has engaged ARC Group Limited (“ARC”) as its financial advisor in connection with this Offering.

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THE OFFERING

Shares offered by us	1,250,000 Ordinary Shares (or 1,437,500 Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full).

Price per Ordinary Share	We currently estimate that the initial public offering price will be $4.00 per Ordinary Share.

Shares outstanding prior to this offering	18,750,000 Ordinary Shares outstanding as of the date of this prospectus

Shares to be outstanding after this offering	20,000,000 Ordinary Shares (or 20,187,500 Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full).

Over-allotment option to purchase additional Shares	We have granted the underwriters an option to purchase up to 15% additional Ordinary Shares from us within 45 days of the date of the closing of this offering.

Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $3,869,060, or approximately $4,562,810 if the underwriters exercise their option to purchase additional Ordinary Shares in full, based on an assumed initial public offering price of $4.00 per Ordinary Share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering as follows:

●	Business Expansion: 66%
Includes increased infrastructure, such as more servers, more racks and more data centers, as well as geographical expansion
●	Market Penetration: 9%
Includes sales and marketing initiatives
●	Working Capital: 25%
Includes investment in our procurement system and additional hires, among others

See “Use of Proceeds” for additional information.

Lock-up

All of our directors, officers and any other shareholders of our Ordinary Shares have agreed with the Underwriters, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days from the closing of this offering.

See “Risk Factors — The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to this prospectus, may adversely affect the market price of our Ordinary Shares.” See “Underwriting” for more information.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Shares.

Listing	We intend to list our Shares on the Nasdaq Capital Market under the symbol “GBH”. At this time, Nasdaq Capital Market has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application. However, there is no assurance that this offering will be closed and our Shares will be trading on the Nasdaq Capital Market.

Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

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SUMMARY COMBINED FINANCIAL DATA

The following summary combined statements of operations and comprehensive income data and cash flow data for the fiscal years ended December 31, 2023, and 2024, and for the six-month period ended June 30, 2025. Our combined financial statements are prepared and presented in accordance with IFRS. Our historical results are not necessarily indicative of the results that may be expected for any future period. The following summary combined financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements included elsewhere in this prospectus.

Selected Combined Statements of Operations and Comprehensive Income Data:

	(Audited) For Year Ended December 31		(Unaudited) For Six-Month Period Ended June 30
	2024	2023	2025	2024
	USD	USD	USD	USD

Revenue	12,591,483	11,942,273	6,064,251	6,111,970
Cost of sales	(8,322,686)	(7,552,269)	(4,334,720)	(3,953,172)
Gross profit	4,268,797	4,390,004	1,729,531	2,158,798
Other income	123,785	172,299	65,950	40,965
Administrative expenses	(3,010,159)	(2,460,442)	(1,459,729)	(1,106,295)

Net loss on impairment of financial instruments	(38,372)	-	-	-
Finance costs	(13,800)	(20,784)	(3,915)	(7,379)
Profit before tax	1,330,251	2,081,077	331,837	1,086,089
Taxation	(164,592)	(163,499)	-	-
Profit for the financial year/period	1,165,659	1,917,578	331,837	1,086,089

Selected Combined Balance Sheet Data:

	(Audited) For Year Ended December 31		(Unaudited) For Six-Month Period Ended June 30
	2024	2023	2025
	USD	USD	USD

Property, plant and equipment	1,165,098	1,148,569	1,131,630
Cash and bank balances	4,412,088	4,468,861	4,621,902
Total Assets	7,185,682	7,201,754	7,931,106
Current contract liabilities	358,304	265,420	420,418
Trade payables	1,350,059	1,334,830	1,055,374
Total Liabilities	2,966,625	2,978,925	3,287,002
Total Equity	4,219,057	4,222,829	4,644,104

Selected Combined Cash Flow Data:

	(Audited) For Year Ended December 31		(Unaudited) For Six-Month Period Ended June 30
	2024	2023	2025	2024
	USD	USD	USD	USD

Net cash from operating activities	1,495,253	3,033,848	481,970	1,025,425
Net cash used in investing activities	(199,268)	(921,528)	(119,291)	28,834
Net cash used in financing activities	(1,324,182)	(1,122,394)	(91,697)	(83,049)

RISK FACTORS

Investing in our Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in Malaysia

Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, new government policies, the risks of war, terrorism, nationalism, corruption culture, nullification of contracts, changes in interest and currency exchange rates, imposition of capital controls and methods of taxation.

Negative developments in Malaysia’s socio-political environment and several high profile corruption, money laundering and abuse of powers prosecutions under, among others, the Malaysian Anti-Corruption Commission Act 2009 and the Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (“AMLATA”) and the Penal Code of Malaysia, may adversely affect our business, financial condition, results of operations and prospects. The Malaysian economy registered modest growth of approximately 8.7% and 3.1% in 2022 and 2021, respectively, according to the Department of Statistics Malaysia. Although the overall Malaysian economic environment (in which we predominantly operate) appears to be positive, there can be no assurance that this will continue to prevail in the future. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty.

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Furthermore, on March 11, 2020, the World Health Organization (“WHO”) declared the coronavirus (COVID-19) outbreak a pandemic. To help counter the transmission of COVID-19, the government of Malaysia initiated Movement Control Orders (“MCO”), which were first effective March 18, 2020. The MCO had resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities in Malaysia. On May 13, 2020, the MCO was eased to a Conditional Movement Control Order (“CMCO”) where most business sectors were allowed to operate under strict rules and Standard Operating Procedures mandated by the government of Malaysia. The CMCO was further relaxed, and on June 10, 2020, Malaysia moved into the Recovery Movement Control Order (“RMCO”). Due to a resurgence of COVID-19, the CMCO was reimposed in the states of Sabah, Selangor, Kuala Lumpur and Putrajaya effective October 14, 2020. On November 7, 2020, the CMCO was extended to a wider geographical area to include another six states in the country. Effectively, ten of thirteen states in Malaysia were placed under CMCO with the exceptions of Perlis, Pahang and Kelantan. On January 1, 2021, the Government of Malaysia extended the RMCO through March 31, 2021. At the height of the pandemic, on January 12, 2021, the Malaysian government even declared a state of emergency nationwide to combat COVID-19 where intermittent lockdowns were imposed in various states and districts in the country. On March 5, 2021, lockdowns in most parts of the country were eased to a CMCO, nevertheless, COVID-19 cases in the country continue to rise. On May 12, 2021, Malaysia was again put under a full lockdown nationwide. On July 17, 2021, the full lockdown was slightly eased. Malaysia’s COVID-19 restrictions were eased progressively over the course of 2022, with the country eventually reopening its borders and discontinuing the requirement for face masks. On May 5, 2023, the WHO ended the emergency status for COVID-19. However, COVID-19 is still a significant public health problem and will continue to challenge health systems worldwide long term. We are witnessing the adverse impact on the purchasing power of consumers in Malaysia, where our products are mainly sold as a direct result of the prolonged pandemic. As such, the extent to which the COVID-19 may continue to adversely impact the Malaysian economy is uncertain. In the event that the Malaysia economy suffers, demand for our products may diminish, which would in turn result in our profitability. This could in turn result in a substantial need for restructuring of our business objectives and could result in a partial or entire loss of an investment in our Company.

We are subject to foreign exchange control policies in Malaysia.

The ability of our subsidiaries to pay dividends or make other payments to us may be restricted by the foreign exchange control policies in the countries where we operate. For example, there are foreign exchange policies in Malaysia which support the monitoring of capital flows into and out of the country in order to preserve its financial and economic stability. The foreign exchange policies are administered by the Foreign Exchange Administration, an arm of Bank Negara Malaysia (“BNM”), the central bank of Malaysia. The foreign exchange policies monitor and regulate both residents and non-residents. Under the current Foreign Exchange Administration rules issued by BNM, non-residents are free to repatriate any amount of funds from Malaysia in foreign currency other than the currency of Israel at any time (subject to limited exceptions), including capital, divestment proceeds, profits, dividends, rental, fees and interest arising from investment in Malaysia, subject to any withholding tax. In the event BNM or any other country where we operate introduces any restrictions in the future, we may be affected in our ability to repatriate dividends or other payments from our subsidiaries in Malaysia or in such other countries. Since Gigabit Inc. is a holding company incorporated in Cayman Islands and will rely principally on dividends and other payments from our subsidiaries for our cash requirements, any restrictions on such dividends or other payments could materially and adversely affect our liquidity, financial condition and results of operations.

Economic, market and political developments in the countries where we operate could have a material and adverse effect on our business.

As with all organizations that seek to reduce business risks via geographical expansion, the economic, market and political conditions in other countries, particularly emerging market conditions in Southeast Asia, could have an influence on our business. Any widespread global financial instability or a significant loss of investor confidence in emerging market economies may materially and adversely affect our business, financial condition, results of operations, prospects or reputation.

Examples of such external factors or conditions that are outside our control include, but are not limited to the following:

●	general economic, political and social conditions in Southeast Asian markets;

●	consumer spending patterns in our key markets;

●	currency and interest rate fluctuations;

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●	international events and circumstances such as wars, terrorist attacks, natural disasters and political instability; and

●	changes in legal regimes and governmental regulations, such as licensing and approvals, taxation, duties and tariffs, in key markets and abroad.

For example, the global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and the global economy has continued to face new challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States. For example, in 2013, the Federal Reserve Bank in the United States announced the tapering of its bond-buying program which led to a high degree of volatility in equity markets and substantial devaluations in the currencies of many emerging economies, including markets where we operate. Economic conditions in the countries where we operate might be sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in emerging markets. We are witnessing the adverse impact on the purchasing power of consumers in Malaysia, where our products are mainly sold, as a direct result of these worldwide developments.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws, including the Malaysian Anti-Corruption Commission Act 2009, AMLATA and the Penal Code of Malaysia, that prohibit companies and their employees or agents from making improper payments or offers of payments for the purpose of obtaining or retaining business. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anti-corruption laws. We have implemented safeguards and policies to discourage these practices by our employees and agents but we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or agents. If our employees or agents violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the Malaysian Anti-Corruption Commission Act 2009, the Penal Code of Malaysia or other applicable anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations in Malaysia, the United States or in other relevant jurisdictions. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and nonmonetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, combined financial condition and results of operations.

Risks Related to Doing Business in China

Certain of our operations are currently based in Hong Kong, a Special Administrative Region of China. Although Hong Kong has its own governmental and legal system that is independent from China, it is uncertain whether in the future the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially the same as those of the Chinese government. Therefore, the legal and operational risks that apply to operating in China also apply to our operations in Hong Kong.

Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale.

The PRC legal system is based on written statutes, and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice, or may exert more control over offerings conducted overseas and/or foreign investment in China- based issuers, could result in a material change in our operations and/or the value of our Shares.

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We cannot rule out the possibility that the PRC government will institute pre-approval requirement covering our industry at some point in the future. If such approval requirement were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Shares, potentially rendering it worthless.

The laws and regulations may be subject to future changes, the effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in manner different from our understanding of these laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Gigabit Inc. is a holding company and we conduct our operations through our Malaysia subsidiaries Gigabit MY and Gigabit Space in Malaysia and our Hong Kong subsidiary Gigabit HK in Hong Kong. Certain of our operations are located in Hong Kong. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our operations could be materially and adversely affected as well as the value of our Shares.

Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

22

Previous statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 10, 2021, CAC issued a revised draft of the Measures for Cybersecurity Review (the “Revised Draft”), which required that, among others, in addition to an “operator of critical information infrastructure” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. Pursuant to Article 6 of the Revised Draft, companies holding data or more than one million users must apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the New Measures, which came into effect on February 15, 2022 and amended the Revised Draft released on July 10, 2021. According to the New Measures, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. We operate our current business in the information technology industry, and we collect limited user data, and our current business does not implicate cybersecurity, or involve any other type of restricted industry. Further, we believe that Gigabit HK is deemed not to be an “operator of critical information infrastructure,” “data processor,” or “network platform operator,” because (i) it was incorporated in Hong Kong and it operates in Hong Kong without any subsidiary or VIE structure in the mainland China and the 2021 Measures for Cybersecurity Review do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) all of the data that it has collected is stored in servers located in locations outside Mainland China; and (iii) as of the date of this prospectus, it has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. As a result, the likelihood of us being subject to the review of the CAC is remote.

On December 24, 2021, the CSRC, together with other relevant PRC authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, including direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations. Gigabit Inc. is a holding company incorporated in the Cayman Islands with operating entities based in Malaysia and Hong Kong, and it does not have any subsidiary or VIE in mainland China or intend to acquire any equity interest in any domestic companies within the mainland China, nor is it controlled by any companies or individuals of the mainland China. As such, our issuance is not considered as an indirect overseas issuance and listing, and there is no need to complete the filing procedures of the CSRC.

As of the date of this prospectus, our registered public offering in the U.S. is not subject to the review nor prior approval of the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations may restrict or otherwise unfavorably impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer our Shares to investors and cause the value of such Shares to significantly decline or become worthless.

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Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The AHFCA Act was enacted on December 23, 2022. The AHFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States (the applicable period under the HFCA Act prior to the enactment of the AHFCA Act had been two years).

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November 5, 2021, the PCAOB approved a new rule, PCAOB Rule 6100, Board Determinations Under the HFCA Act to provide a framework for its determinations under the HFCA Act that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the Board will reaffirm, modify, or vacate any such determinations.

In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. Also, on December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which determined that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

On December 23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

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Our auditor, UHY Malaysia PLT, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted.

In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering.

Certain of our operations are located in Hong Kong and certain of our customers from whom we generated revenue are located in Hong Kong and mainland China. In the future, if we collect, store, use and deal with non-sensitive information of users, and if these customers are located in the PRC, we may be subject to PRC data security law, personal information protection law and other relevant provisions. These laws apply not only to third-party transactions, but also other parties with which we have commercial relations. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in the PRC, including the CAC, the Ministry of Public Security, and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016, and the Cybersecurity Review Measures, which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it will be subject to cybersecurity review by the CAC. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. If any of our data processing activities conducted after the Data Security Law became effective were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions.

25

We believe that as of the date of this prospectus, we are not required to obtain permissions by including the CSRC, CAC or any other PRC authorities for its operations or issue our Shares including the Shares being registered for sale to foreign investors under existing PRC laws and regulations, and have not received any requirement or were denied such permissions or approvals by any PRC authorities. According to the New Measures, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. The New Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. As of the date of this prospectus, neither the Company nor its PRC licensee possesses a large amount of personal information in their business operations or is recognized as an “operator of critical information infrastructure” by any authentic authority. Therefore, we do not believe that Gigabit HK is deemed to be an “operator of critical information infrastructure,” or “network platform operator” controlling personal information of no less than one million users. We are required to collect and retain some basic information furnished by our customers, suppliers and employees in accordance with prevailing business practices, but we do not handle a large amount of personal and confidential data in the ordinary course of business. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Our Hong Kong subsidiary, Gigabit HK, has received all necessary permissions required to obtain from Hong Kong authorities to operate its current business in Hong Kong or issue shares to foreign investors, including its Business License.

However, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on foreign stock exchanges. According to current laws and measures, we do not need to obtain CAC approval. However, due to the continuous development, interpretation, and implementation of regulatory requirements related to PRC laws, overseas securities issuance, and other capital market activities, we cannot rule out the possibility of future amendments to laws and related measures, including amending new regulations, rules, or detailed implementation and interpretation related to the new measures. PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the New Measures. They may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Shares that we are offering. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties. If the CAC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals, which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws.

Gigabit Inc. is incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by our operating subsidiaries, Gigabit MY and Gigabit Space, in Malaysia and Gigabit HK, in Hong Kong. In addition, a substantial amount of our assets is located in Hong Kong and some of our senior executive officers and directors reside within Hong Kong for a significant portion of the time. As a result, it may be difficult or impossible for investors to effect service of process on us in Hong Kong. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

Moreover, there is uncertainty as to whether the courts of the Hong Kong would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

Loeb & Loeb LLP, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (i) the judgment is in personal; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

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We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary; and there can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends.

The Shares offered in this prospectus are those of Gigabit Inc.. Gigabit Inc. is a holding company incorporated under the laws of the Cayman Islands with limited liability. Certain of our business operations are conducted through our Hong Kong subsidiary, Gigabit HK, and hence, part of our revenue and profit are contributed by our Hong Kong subsidiary. We have not paid any dividends to date, and we do not intend to pay dividends in the foreseeable future. See “Dividend Policy”.

Our ability to pay dividends to our shareholders is dependent upon the earnings of our Malaysia subsidiary and our Hong Kong subsidiary and their distribution of funds to us, primarily in the form of dividends. The ability of our Hong Kong subsidiary to make distributions to us depends upon, among others, their distributable earnings. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiary, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiary to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The amounts of distributions that Gigabit Inc.’s subsidiary declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. In response to the persistent capital outflow and the RMB’s depreciation against the USD in the fourth quarter of 2016, the People’s Bank of China and SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and our Hong Kong subsidiary’s dividends and other distributions may be subjected to tighter scrutiny in the future.

Our results of operations may be materially and adversely affected by a downturn in China or the global economy, and/or changes in the economic and political policies of the PRC.

Certain of our operations are currently located in Hong Kong, which is a Special Administrative region of China, and a portion of our total revenue was generated in Hong Kong for the six months ended June 30, 2025 and 2024, and for the fiscal years ended December 31, 2024 and December 31, 2024. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the political, economic and social conditions in China generally and by the continued economic growth in China as a whole. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

The rapid growth of the Chinese economy has slowed down since 2012 and such slowdown may continue. There exists also uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC, before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. Any prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures, have not materially affected our operations in the Hong Kong. However, continued pressure from global economic conditions may affect the Hong Kong market in the future and in turn, may affect our operations.

27

The continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure that there will not be any unfavorable changes in the PRC and Hong Kong economy that could impact the industries in which we operate, which could in turn diminish the demand for our products and services.

It may be difficult for overseas shareholders and/or regulators to conduct investigation in China.

Shareholder claims or regulatory investigations that are common in the U.S. are typically difficult to pursue as a matter of law or practicality in China. There are significant legal obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Chinese authorities may establish a regulatory cooperation agreement with the securities regulatory authorities of another jurisdiction to implement cross-border supervision and administration which may be difficult to achieve in the absence of mutual and practical cooperation.

We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require CSRC approval for a listing involving offshore special purchase vehicles holding Chinese assets. We may be required to obtain approval from PRC authorities in order to continue our listing in Nasdaq or add new listings on other overseas stock exchanges in the future but cannot provide assurance that we will be able to obtain such approval.

The Company believes that we will not be required to submit an application to the CSRC for the approval of the offering and trading of our Shares because (i) Gigabit HK was not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, (ii) Gigabit HK is a Hong Kong entity, it has been controlled by a non-PRC persons since its incorporation, and (iii) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented, and our opinion is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. We cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as us.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, contract subcontractors, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

There have also been concerns about the relationship between the PRC and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China and Hong Kong are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China and Hong Kong.

Political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

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Changes in PRC political, economic and governmental policies may have an adverse impact on our business.

We expect that Hong Kong will continue to be our principal market and place of operation. Accordingly, our business, financial condition and results of operations are subject to political, economic and legal developments in China to a significant degree. The Chinese economy differs from the economies of most developed countries in many aspects, including the extent of government involvement, growth rate, control of the foreign exchange, allocation of resources and capital investment. We cannot assure there will not be any unfavorable changes in the political, economic and governmental policies and measures promulgated by the PRC government that could impact the industries in which we operate, which could in turn diminish the demand for our services.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from remitting the proceeds of this offering into Hong Kong through loans or additional capital contributions to our Hong Kong subsidiary, thereby diminishing our ability to fund and expand our business.

Under PRC laws and regulations, any funds transfer to a PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China regardless of the amount of the transfer. According to the relevant PRC regulations on foreign investment entities (“FIEs”) in China, capital contributions to a PRC subsidiary are subject to the filing with the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) or their respective local branches and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by any PRC subsidiary is required to be registered with SAFE or their respective local branches and (ii) a PRC subsidiary may not procure loans which exceed the difference between their respective total project investment amount and registered capital or twice of their net worth.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, (“SAFE Circular 19”), which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the RMB fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, (“SAFE Circular 16”), effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted RMB will not be provided as loans to its non-affiliated entities. As Circular 16 is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of this offering and our concurrent private placement, to invest in or acquire any other PRC companies through our PRC subsidiary.

We believe that, as a Cayman Islands exempted company, Gigabit Inc. and we do not have any PRC subsidiary, the PRC regulation of loans to and direct investment in PRC entities by offshore holding companies are not applicable to our Group. However, such status is subject to determination by the PRC authorities and thus uncertainties remain. If it is determined in the future by the PRC authorities that Gigabit HK falls under such laws and regulations, it may delay us from remitting the proceeds of this offering into Hong Kong through loans or additional capital contributions to our Hong Kong subsidiary, thereby diminishing our ability to fund and expand our business.

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If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that, as a Cayman Islands exempted company, Gigabit Inc. is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediary holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

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Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the Shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or may be taxed if our company is a transferor in such transactions, and may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of Shares of our company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years until the year 2047. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. However, we are not in any position to guarantee the implementation of the “one country, two systems” principle and the level of autonomy as currently in place at the moment. Any changes in the state of political environment in Hong Kong may materially and adversely affect our business and operation. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us.

Risks Related to Our Business

We may fail to maintain and grow our customer base or keep our customers engaged through our services.

Our business growth depends significantly on our ability to retain existing customers and attract new clients to our internet hosting and related services. To sustain and expand our market presence, we must consistently maintain our current levels of client service. If we fail to deliver consistent service quality, customer satisfaction may decline, leading to attrition or reduced adoption rates. The internet hosting industry is highly competitive, with rapidly changing technology trends and customer expectations. If we do not anticipate market shifts, innovate our service offerings, or enhance user experience, our customer growth may stagnate or even decline.

Additionally, the success of new hosting products, cloud solutions, or value-added services is subject to market acceptance. There is no guarantee that newly launched services will gain immediate traction or retain long-term demand. Service outages, security vulnerabilities, or failure to meet performance benchmarks could damage our reputation, driving customers to competitors offering perceived better solutions.

Hence, it is imperative that we maintain our service standards, invest in infrastructure, continue to focus on innovation and engage our customers. Failure to execute these strategies effectively could result in slower growth, revenue decline, or loss of market share in the competitive hosting industry.

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We may face increasing competition which may affect our ability to retain existing customers or expand existing customer usage of our solutions.

The markets of internet hosting and cloud services in which we compete are highly competitive, rapidly evolving, and fragmented, with both local and global players vying for market share. We face competition from local hosting providers in Malaysia, Hong Kong, Taiwan, and Japan; from global cloud and infrastructure giants as we expand regionally; and from emerging niche providers specializing in low-cost, high-performance and/or compliance-specific hosting solutions. This competition could result in price erosion reducing our profit margins. higher customer acquisition costs due to aggressive marketing by rivals, and loss of market share if competitors offer superior technology, scalability, or bundled services.

Our competitors may have longer-term and more extensive relationships with potential customers that provide them with an advantage that we may be unable to overcome. Further, to the extent that one of our competitors establishes or strengthens a cooperative relationship with, or acquires, one or more software application, data analytics, compliance, or network vendors, it could adversely affect our ability to compete.

We may also face competition from companies entering our market. Many existing and potential competitors enjoy substantial competitive advantages, such as:

●	greater financial resources for infrastructure, research and development, and acquisitions;
●	established brand recognition and long-term customer trust;
●	economies of scale, allowing them to undercut pricing or offer premium features; and
●	exclusive partnerships with software vendors or data center operators, limiting our access to key technologies.

These competitive pressures in our markets or our failure to compete effectively may result in declining customer retention, especially if competitors provide better uptime, security, or support, slower revenue growth due to pricing wars or customer migration, and inability to penetrate new markets against entrenched players. Any failure to meet and address these factors could materially and adversely affect our business, operating results, and financial condition.

Hence, it is important for us to remain competitive to invest in new technology and infrastructure, such as faster networks, edge computing, green data centers, enhance service reliability and service level agreements (“SLAs”) to justify premium positioning, leverage localized support and compliance including Malaysia’s Personal Data Protection Act 2010 (“PDPA”), ASEAN data sovereignty laws, to develop strategic partnerships with SaaS providers, cybersecurity firms, and telecom operators, and to focus on customer-centric flexibility, such as scalable plans, hybrid cloud options, 24/7 technical support.

Our future performance will be highly dependent on our ability to grow revenues from new feature functionality and deeper adoption of our products and services.

To sustain and enhance our financial standing, we must expand revenue streams by developing new features and introducing value-added services, and drive deeper adoption of our solutions within our existing customer base. We must continuously innovate and enhance our service portfolio enhancement to ensure our offerings remain technologically competitive, secure, and scalable in line with evolving market demands.

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One of the significant risks lies in the evolving landscape of customer expectations. Businesses now demand high-uptime hosting, seamless scalability, and integrated security features such as DDoS protection and WAF. Failing to provide cutting-edge solutions such as AI-ready infrastructure, hybrid cloud, and edge computing could potentially lead to reduced customer retention or even migration to competitors. Staying ahead in the competitive arena poses another challenge. We face competition from global cloud providers, as well as regional hosting firms that may offer lower pricing, bundled services, or superior technology. The ability to monetize new features, such as automated backups and compliance-as-a-service, hinges on a clear value proposition and effective customer education. Furthermore, there are inherent revenue growth risks that we must mitigate. Slow adoption of new services due to customer inertia or lack of awareness, high R&D and infrastructure costs for innovation impacting short-term profitability, and potential pricing pressure from competitors offering similar functionalities at lower costs all contribute to the complexity of maintaining and growing our revenue streams.

If the market for cloud-based solutions develops more slowly than we expect or changes in a way that we fail to anticipate, our sales would suffer and our results of operations would be adversely affected.

While a significant portion of our revenue is generated from colocation, dedicated servers, and hybrid infrastructure, we also resell third-party cloud services such as AWS and Azure, as part of our integrated solutions. We do not know whether our prospective customers will continue to adopt cloud-based products such as our software solutions, or whether the market will change in ways we do not anticipate. If demand for these cloud services grows more slowly than we anticipate, or if large-scale data center or cloud service providers that offer highly scalable and elastic computing resources (known as hyperscalers) change their partner programs, it could impact this portion of our business. There are risks such as delays in cloud adoption within target markets due to factors including security and compliance concerns, cost sensitivity, or legacy system dependencies, which could potentially reduce demand for our cloud reselling and management services. As a reseller of third-party cloud services, we are subject to changes in hyperscaler partner programs, including margin compression if cloud providers reduce partner incentives and policy changes that could affect our ability to bundle services. While we benefit when customers combine our colocation or bare metal with cloud, market confusion about hybrid solutions could slow down the adoption of cloud-based solutions.

We may not accurately predict the long-term rate of customer subscription renewals or adoption of our solutions, or any resulting impact on our revenues or operating results.

Our customers have no obligation to renew their subscriptions for our solutions and services after the expiration of the initial or current subscription term, and our customers, if they choose to renew at all, may renew for shorter subscription terms, or on less favorable usage-based or volume-based pricing terms. Since we have only been tracking our retention rates since November of 2020, we have limited historical data with respect to rates of customer subscription renewals and cannot be certain of anticipated renewal rates. Our renewal rates may decline or fluctuate as a result of a number of factors, including our customers’ satisfaction with our pricing or our solutions and services or their ability to continue their operations or spending levels. If our customers do not renew their subscriptions for our solutions and services on similar pricing terms, our revenues may decline and our business could suffer.

Additionally, as the markets for our solutions develop, or as new or existing competitors introduce new solutions or services that compete with ours, we may experience pricing pressure and be unable to renew our agreements with existing customers or we may be unable to attract new customers based on the same subscription models that we have used historically or at fee levels that are consistent with our pricing models and operating budget. Moreover, large or influential customers may demand more favorable pricing or other contract terms from us. As a result, we may in the future be required to change our pricing model, reduce our prices or accept other unfavorable contract terms, any of which could adversely affect our revenues, gross margin, profitability, financial position, and/or cash flow. Our pricing strategy for new solutions we introduce may prove to be unappealing to our potential customers and our competitors could choose to bundle certain solutions and services competitive with ours. If this were to occur, it is possible that we would have to change our pricing strategies or reduce our prices, which could harm our business, operating results, and growth prospects.

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As the number of customers that we serve increases, we may encounter implementation challenges, and these challenges may require us to delay revenue recognition for some complex engagements, which would harm our business and operating results.

As our customer base expands, we may face unexpected implementation challenges related to the complexity of our customers’ implementation and integration requirements. This could lead to deployment delays for colocation, bare metal, or hybrid cloud solutions, potentially increasing operational costs due to configuration demands and deferring revenue recognition for intricate engagements involving milestone-based billing. Key risk factors include bottlenecks in infrastructure deployment such as delays in physical hardware installations arising from data center capacity constraints, lengthy custom hardware procurement lead times, and client-side readiness issues such as delayed rack space preparation. Integration challenges may also emerge in hybrid cloud setups combining our colocation services with third-party cloud solutions, necessitating extended configuration and testing periods alongside client-specific security and compliance validations. Moreover, sustaining high-touch customer support for a growing clientele poses resource scalability pressures, requiring strategic hiring and training of technical staff while balancing standardized processes with custom demands. In complex projects such as multi-rack deployments or hybrid cloud migrations, revenue recognition may span over time rather than being immediate, with acceptance testing delays potentially deferring income recognition.

We are implementing mitigation strategies to manage these risks, which are further described in “Business -Managing Our Growth.” However, we cannot assure that our mitigation strategies will be successful.

Failure to maintain effective user support could harm our reputation or decrease market acceptance of our services.

Our business focuses on our direct, expert-level support, which is a crucial element for clients utilizing our colocation, bare metal, and hybrid cloud solutions. However, as we undergo expansion, sustaining this high-touch support model poses challenges that, if not effectively managed, could impact customer satisfaction and market perception.

Outlined risks include the potential erosion of support quality during scaling, necessitating proportional hiring of skilled technicians to match customer growth and ongoing training on emerging technologies such as hybrid cloud integrations and hardware troubleshooting. Failure to scale support capacity could result in extended resolution times for critical issues, potentially leading to client frustration, particularly among high-value enterprises that utilize SLAs. Moreover, there is a risk of reputational damage stemming from support gaps, as poor support experiences in the hosting industry often translate into public negative reviews on trust portals and forums, potentially undermining referrals that can drive a significant portion of our business. Additionally, a competitive disadvantage could arise if rivals offer 24/7 dedicated teams or leverage AI/automation for faster query resolution than our comparable offerings.

We are implementing mitigation strategies to manage these risks, which are further described in “Business -Managing Our Growth.” However, we cannot assure that the above mitigation strategies will be successful.

In the event that our support quality ever does erode, it could adversely affect our business, reputation and financial performance.

Defects, errors or any other problems associated with our products and services could diminish demand for our products or services, harm our business and results of operations and subject us to liability.

Our customers use our products and services for important aspects of their businesses, and any errors, defects, disruptions to and any other performance problems with our products and services could damage our customers’ businesses and, in turn, hurt our brand and reputation. We provide mission-critical infrastructure services, which brings forth the realization that even minor disruptions can have a significant impact on client operations. Despite our adherence to stringent quality standards, potential service issues pose several risks to our business, The risks include concerns related to infrastructure reliability such as hardware failures in colocation or bare metal offerings, network outages affecting connectivity, and performance degradation in hybrid cloud solutions. Further, third-party component risks encompass defects in server hardware sourced from OEM suppliers, vulnerabilities within the cloud platforms we resell, and firmware/BIOS issues impacting system stability. Operational impacts such as client downtime resulting in SLA penalties, data center outages, reputational damage in target markets, and increased support costs for issue resolution are also key concerns.

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To effectively mitigate these risks, we have implemented the following strategies:

●	multi-layered quality assurance involving pre-deployment testing of all hardware configurations, continuous network monitoring with automated alerts, and regular resilience testing of critical systems;
●	vendor management protocols including a strict qualification process for hardware suppliers, clear escalation paths with cloud provider partners, and inventory diversification to prevent single points of failure’
●	transparent incident management comprising a 24/7/365 network operations center (“NOC”) with defined response procedures, root cause analysis for all major incidents, and proactive client communication during outages;
●	service resilience features such as redundant power and cooling in all facilities, multiple network carrier connections, patch management policies and on-site spare parts inventory; and
●	financial safeguards such as maintaining appropriate insurance coverage, setting aside reserve funds for potential SLA credits, and enforcing vendor warranty processes.

There can be no assurances that we will always be able to manage these risks effectively.

Any loss or deterioration of our relationship with our business partners may result in the loss of customers and revenues.

The relationships with our business partners in software and hardware hold significant influence on our operations. We often adhere to the established service terms and conditions of these partners concerning the distribution and operation for our products and services. If any of these business partners (i) goes out of business, (ii) discontinues its relationship with us for any reason, such as our failure to comply with any laws or regulations in any jurisdiction where our products and services are offered, (iii) limits our access to its products and platforms, (iv) modifies its terms of services or other policies, (v) changes its fee structure, (vi) provides more favorable terms to our competitors or (vii) is forced to cease its business relationship with us due to its lack of required licenses or permits or other regulatory compliance issues, our business could be adversely affected.

In addition, we have benefited from the widely recognized brand names and large user bases of our business partners. If any of these partners loses its market position or otherwise falls out of favor among the internet industry or other factors cause its user base to stop growing or shrink, or if any of them fails to perform its contractual obligations to us, we would need to identify alternative channels for distributing and operating our products and services, which would consume substantial resources and may not be effective or available.

We may not be successful in effectively promoting our brands, and any negative publicity may harm our brands and the specific products and services we provide.

Our brands and the products we sell and services we provide have gained recognition among the industry. Promoting these brands and enhancing their recognition is an integral part of our growth strategies. However, we may not be able to effectively promote or develop our brands and, if we fail to do so, our growth may be adversely affected. In addition, any negative publicity or dispute in relation to us regarding our brands, products and services, company or management, regardless of their veracity, could harm the image of our brands and the services we provide, which in turn may reduce the number of customers and users of our services. Any impact on our ability to effectively promote our brands and any significant damage to the public perception of our brands or our products and services could materially and adversely affect our prospects and results of operations.

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Third parties may claim that we have infringed their proprietary rights, which could cause us to incur significant legal expenses and prevent us from promoting our products and services.

Some of the products and services by us involve the use of third-party products and platforms. Although prior to use we conduct due diligence with respect to the products and platforms, these steps may prove inadequate. Any unresolved claims, with or without merit, could result in costly litigation and distract our management from day-to-day operations. If we fail to successfully defend against such claims, we could be required to withdraw the affected products and services and/or pay monetary damages. This exposure to liability could materially and adversely disrupt our business and affect our operating results.

Some of our employees were previously employed at other companies, including our main competitors. We may hire additional personnel to expand our development team and technical support team as our business grows. To the extent these employees were involved in the development of content or technology similar to ours at their former employers, we may become subject to claims that these employees or we have appropriated proprietary information or intellectual properties of the former employers of our employees. If we fail to successfully defend such claims against us, we may be exposed to liabilities which could have a material adverse effect on our business.

To mitigate this risk, we employ stringent documentation of our processes and procedures in compliance with intellectual property rights and with the counsel of a legal advisor or a team of legal advisors. However, we can not assure that we always will be able to avoid this risk.

We may be unable to prevent unauthorized use of our intellectual property, which could harm our business and competitive position.

As an infrastructure service provider, we grapple with unique intellectual property exposure challenges distinct from those encountered by software companies, necessitating critical considerations for protection. The Company’s core IP protection challenges are multifaceted. Our primary offerings heavily rely on third-party hardware and software, with notable proprietary technology existing solely within the WAF solution. Trade secrets are primarily embedded in custom configurations and service methodologies. Regional IP enforcement limitations pose a significant concern, with protections in Malaysian and Hong Kong potentially being less stringent compared to the U.S. or EU standards, encompassing patent and copyright enforcement and trade secret case law precedents. Moreover, practical challenges in pursuing cross-border infringements further complicate the IP protection landscape. The service model adopted by us inherently reduces certain risks. Cloud reselling operations involve licensed platforms where core IP protection is managed by providers. Colocation services prioritize physical security over digital IP, while bare metal offerings adhere to standard server configurations. To fortify our IP protection stance, we have implemented key strategies focusing on safeguarding WAF technology through regular code obfuscation, encryption updates, and stringent internal access controls to development environments. Operational knowledge protection is ensured through comprehensive Non-Disclosure Agreements (NDAs) for technical staff, segmented access to client-specific configurations, and maintaining a documented chain of custody for hardware handling. Brand protection measures include securing trademark registrations in operational markets, monitoring for service mark infringements, and establishing clear branding guidelines for partners. However, we cannot guarantee that these measures will be successful.

We cannot guarantee that our future monetization strategies will be successfully implemented or generate sustainable revenues and profit.

We have developed a diversified revenue model where we explore additional opportunities to monetize our customer base and technology by, for example, promoting additional value-added services to end users to generate more subscription fees. If these efforts fail to achieve our anticipated results, we may not be able to increase or maintain our revenue growth. Specifically, in order to increase the number of our customers and end users and their levels of spending, we will need to address a number of challenges, including providing consistent quality products and services; continuing to innovate and train our staff in the latest technologies to stay ahead of our competitors; and improving the effectiveness and efficiency of our sales and marketing efforts. If we fail to address any of these challenges, we may not be successful in increasing the number of our customers and end users and their expenditures with us, which could have a material adverse impact on our business, financial condition and results of operations.

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We may incur net losses and net operating cash outflows in the future.

We did not incur net losses in the last two fiscal years. For the fiscal years ended December 31, 2023 and 2024, we recorded a net income of approximately $1,917,578 and $1,165,659, respectively, and a net operating cash inflow of $3,033,848 and $1,495,253, from our operating activities respectively. For the six-month period ended June 30, 2025, we had a net income of $331,837 and a net operating cash of $481,970. We cannot assure you that we will be able to generate net profits or positive operating cash flows in the future. Our ability to achieve and maintain profitability depends in large part on our ability to expand our user base, improve monetization, and manage our costs and expenses. Our profitability is affected by various factors beyond our control, such as the regulatory environment, the macroeconomic condition, and competitive dynamics in the industry. Accordingly, you should not rely on our financial results of any prior period as an indication of our future performance.

The laws and regulations regulating internet and information system in Malaysia, Hong Kong, Taiwan and Japan and worldwide continue to evolve and change, which may make it difficult for us to obtain or maintain all applicable permits and approvals.

We are required to obtain licenses, permits and approvals from different regulatory authorities in Malaysia, Hong Kong, Taiwan and Japan in order to conduct our business. We have obtained relevant business licenses to conduct our business operations.

Moreover, as we expand our businesses, we may be required to obtain new licenses and be subject to additional laws and regulations in the markets in which we plan to operate. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary, we may be subject to various penalties, such as confiscation of the revenue or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and discontinuation or restriction of our business operations.

We cannot assure you that in the future we will be able to obtain all requisite permits, licenses and approvals in a timely manner, or at all, and any failure to do so could result in penalties, or requirements to curtail or cease operating all or parts of our business, any of which may materially and adversely affect our financial condition, results of operations and future prospects.

Operations in international markets may subject us to additional business, political, regulatory, operational, financial and economic risks, any of which could increase our costs and hinder such growth.

We generated 11.1% and 18.6% of our total gross revenue from customers who located outside Malaysia and Hong Kong for the fiscal years ended December 31, 2023 and 2024, respectively. For the six-month period ended June 30, 2025, we generated 19.9% of our total gross revenue from customers who located outside Malaysia and Hong Kong. Further expansion into overseas markets is important for our growth. We face risks associated with expanding into markets where we have limited or no experience or recognition. We may be unable to attract a sufficient number of customers, fail to anticipate competitive conditions or face difficulties in operating effectively in these new markets. Due to the evolving and potentially conflicting regulatory environment over the information technology industry across the globe, we may be required to comply with more stringent compliance requirements in overseas markets. Failure to timely comply with them may adversely affect our business overseas.

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Successful operations in international markets depend on a number of factors, including our ability to:

●	identify appropriate overseas markets;

●	localize services and adapt them to local preferences;

●	compete with local operators, publishers and operators with existing market shares and experience;

●	comply with applicable laws and regulations in foreign jurisdictions;

●	identify appropriate partners and establish and maintain cooperative relationships with them;

●	manage costs associated with doing business in foreign jurisdictions; and

●	address the impact of potential political, economic and social instability.

These and other risks associated with international activities could also significantly affect our financial condition and operating results.

Our business generates and processes a large amount of data, and the improper use or disclosure of such data may harm our reputation and business.

Our business generates and processes a large quantity of transaction, demographic and behavioral data. It faces risks inherent in handling large volumes of data and in protecting the security of such data, including those relating to:

●	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees; and

●	addressing concerns related to privacy and sharing, safety, security and other factors.

We are subject to laws and regulations of Malaysia, Hong Kong and other countries and regions relating to the collection, use, retention, security and transfer of identifiable information with respect to our customers and employees. In many cases, these laws not only apply to third-party transactions, but may also restrict cross- border transfers of identifiable information. Several jurisdictions have passed laws in this area, and other jurisdictions are considering imposing additional restrictions. These laws continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require it to change its business practices. Any failure, or perceived failure, by us to comply with any privacy policies or regulatory requirements or laws, rules and regulations related to privacy protection could result in proceedings or actions against it by government authorities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt its business.

In addition, the secure transmission of confidential information over public networks is essential for maintaining user confidence. We do not have control over the security measures of our third-party payment channel partners, and their security measures may not be adequate. We could be exposed to litigation and possible liability if we fail to safeguard confidential user information, which could harm our reputation and its ability to attract or retain users, and may materially and adversely affect our business.

The growth of our business may be adversely affected due to breaches of our security measures and unintended disclosures of our intellectual property or our user data.

We collect and store an increasing amount of user non-personal data during the course of our business. We rely on proprietary encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of this information, such as user login names and corporate information of our customers. It is possible that our security controls over such user data may not prevent the improper disclosure of information. A party who is able to circumvent these security measures could misappropriate proprietary information or cause interruptions in our operations. A security breach that leads to disclosure of user account information could harm our reputation and subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue. We may be required to expend significant capital and other resources to prevent such security breaches or to alleviate problems caused by such breaches. We may also lose our current customers or deter potential customers from using our products and services that require the collection of user data because of the perception that we cannot adequately protect our users’ privacy.

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Any failure or significant interruption in our technology infrastructure could impact its operations and harm our business.

Our technology infrastructure is critical to the performance of our services and to customers’ satisfaction. If a particular service is unavailable when customers attempt to access it, they may stop their subscription to our services, if at all. Accordingly, failure or significant interruption in our technology infrastructure would harm our reputation and operations. Some elements of our technology infrastructure are maintained by third parties beyond our control. Our infrastructure is also vulnerable to damage from fires, floods, earthquakes, power loss, and telecommunication failures. To mitigate this risk, we engage in disaster recovery and business continuity strategies with hot and cold disaster recovery solutions throughout our data centers across Malaysia, Hong Kong, Taiwan, Japan and other regions. This means that critical data can be backed up to ensure minimal data loss in the event of a disaster. Furthermore, customer and internal applications have mirror copies that can be run off secondary servers at other data centers. However, we cannot assure that these mitigation strategies will be successful.

Our success depends on the continuing and collaborative efforts of our management team and other key personnel.

Our future success depends heavily upon the continuing services of our management team. If one or more of our executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for management and key personnel in our industry in Malaysia, Hong Kong and worldwide is intense, the pool of qualified candidates is limited, and we may not be able to retain the services of our executives or key personnel, or attract and retain experienced executives or key personnel in the future. If any of our executives or other key personnel joins a competitor or forms a competing company, we may lose critical know-how. We have entered into an employment agreement with each of our executive officers and key employees, which contains confidentiality provisions. However, if any disputes arise between us and any of our executives or key personnel, we cannot assure you the extent to which any of these agreements may be enforced.

We are involved in litigation from time to time and, as a result, we could incur substantial judgments, fines, legal fees or other costs.

We and our directors and officers have been, and may in the future be, the subject of complaints or litigation from customers, employees, government authorities or other third parties for various actions. Litigation is often expensive and requires significant management time and attention. The proceedings we and our directors and officers may be involved in from time to time could incur substantial judgments, fines, legal fees or other costs, harm our reputation, and have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

To grow our business and remain competitive, we may require additional capital. Our ability to obtain additional capital is subject to a variety of uncertainties, including:

●	our future financial condition, results of operations and cash flows;

●	general market conditions for capital raising activities by companies offering internet and mobile products and services; and

●	economic, political and other conditions in Hong Kong and internationally.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or ability to pay dividends to our shareholders.

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We have limited insurance coverage which could expose us to significant costs and business disruption.

We maintain a of all property risk insurance to safeguard against risks and unexpected events for our office equipment and our employees. We also maintain employee compensation insurance. We do not maintain business interruption insurance or key-man life insurance. Any disruption in our network infrastructure or business operations, litigation or natural disaster may result in the incurrence of substantial costs and the diversion of its resources. Our insurance coverage may not be sufficient to compensate us for any loss and we cannot assure you that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

Breaches of and other types of security incidents could negatively impact our business, our brand and reputation, our ability to retain existing customers and attract new customers, may cause us to incur significant liabilities and adversely affect our business, results of operations, financial condition, and future prospects.

Our operation may necessitate periodic collection, usage, storage, transmission, or processing of data or information. While we take steps to mitigate our cyberattack risks and protect the confidential information that we may have access to, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any cybersecurity incident, accidental or willful security breaches or other unauthorized access to our systems could cause confidential information to be stolen and used for criminal purposes. Cybersecurity incidents, security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, our relationships with our business partners could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected. Additionally, if we fail to protect confidential information, we may be susceptible to potential claims such as breach of contract, negligence or other claims. Such claims will require significant time and resources to defend and there can be no assurances that favorable final outcomes will be obtained. In addition, the costs to respond to a cybersecurity event or to mitigate any identified security vulnerabilities could be significant, including costs for remediating the effects of such an event, paying a ransom, restoring data from backups, and conducting data analysis to determine what data may have been affected by the breach. In addition, our efforts to contain or remediate a security breach or any system vulnerability may be unsuccessful, and our efforts and any related failures to contain or remediate any breach or vulnerabilities could result in interruptions, delays, loss in customer trust, harm to our reputation, and increases in our insurance premiums that we may acquire.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our business, operations, and financial performance.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our operations, supply chain, and the demand for our products and services.

Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on our businesses. In particular, retaliatory tariffs could have a significant negative impact on our business that rely on imports from and exports to the United States, These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the availability and cost of materials, disrupt our supply chain, reduce demand for our products and services, and lead to increased costs, which may not be passed on to customers. Among other things, the impact of tariffs and other trade policy changes may render historical financial performance of our business or industry less relevant as a basis for predicting future performance.

We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes, which could lead to material adverse effects on our operations, financial condition, or results. Any such developments could also cause the market value of our securities to decline.

Unforeseeable events, such as a pandemic outbreak and local energy efficiency measures, could significantly disrupt our supply chain for a prolonged period of time.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. Shortages and slippage in production are significant and widespread in many industries. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on production or suppliers may suffer from plant closures and supply shortages across the extended supply network.

Malaysia and Hong Kong have already seen a rebound and a degree of normalization of supply and demand. The extent to which a COVID-19 or any pandemic outbreak in the future may impact supply chain, however, remains highly uncertain and unpredictable and the medical and other interventions to control the outbreak, as it depends on factors such as the geographic spread of COVID-19 or any pandemic, mutation of the virus, duration of the outbreak, governmental actions to contain the outbreak, such as travel restrictions, quarantines, lockdowns, business closures, and their impact on commercial activities.

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We were not directly adversely affected by the COVID-19 pandemic. In Hong Kong, our offices remained open during the entire pandemic, and any of our employees who tested positive for COVID-19 were required to report to the Hong Kong Center for Health Protection and be isolated or quarantined, and could only resume work in office after being tested negative. In Malaysia, our business operations continued without significant disruption during the pandemic. During periods of the Movement Control Order (MCO) where required, we obtained the necessary approvals from the Malaysian Ministry of Investment, Trade and Industry (MITI) to operate. We also implemented workplace protocols in line with government requirements and internal guidelines, including full-body sanitization at designated entry points, mandatory mask-wearing, physical distancing and remote work arrangements for employees showing COVID-19 symptoms. Our employees in both Hong Kong and Malaysia were able to continue our communication and cooperation with our customers and suppliers through telephone, electronic media and remote access to our information technology system.

The extent to which COVID-19 or any future pandemic may impact our operating subsidiaries’ business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, the ability of our Malaysia operating subsidiaries to pursue their business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

Any future impact on the results of operations of our Malaysia operating subsidiaries will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 outbreak in the global market, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2025 and beyond.

The wars in Ukraine and in the Middle East may materially and adversely affect our business and results of operations.

The outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As of the date of this prospectus, to the best knowledge of the Company, we and our Malaysia and Hong Kong subsidiaries (i) do not have any direct business or contracts with any Russian or Ukraine entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business segments, products, lines of service, projects, or operations are not materially impacted by supply chain disruptions by the war in Ukraine, and (iv) have not been financially affected by the war in Ukraine. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Similarly, the war in Gaza is unpredictable and may expand into a regional or even possibly a global conflict. To date, this newest chapter in the long Middle East conflict has not resulted in any material adverse impact on the Company, but a prolonged conflict and/or significant escalation of hostilities would likely cause disruption in international relations and global trade, which in turn would likely adversely affect our business and the price of our Shares.

Risks Related to Our Shares

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Shares at any reasonable price, if at all.

The offering under this prospectus is an initial public offering of our Ordinary Shares. Prior to the closing of the offering, there was no public market for our Ordinary Shares. While we plan to list our Ordinary Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Ordinary Shares on the Nasdaq Capital Market, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Shares and may impair our ability to acquire other companies by using our Ordinary Shares as consideration.

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Our Ordinary Share price may never trade at or above the price in this offering.

Stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Ordinary Shares shortly following this offering. If the market price of our Ordinary Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The initial public offering price for our Ordinary Shares may not reflect their actual value.

The initial public offering price for our Ordinary Shares is and will be determined through negotiations between us and representatives of the underwriters. The price of our Ordinary Shares may not be indicative of their actual value or any future market price for our securities. This price may not accurately reflect the value of the Ordinary Shares or the value that potential investors will realize upon their disposition of Ordinary Shares. The price does not necessarily bear any relationship to our assets, earnings, book value per Ordinary Share or other generally accepted criteria of value.

We are a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the Nasdaq Listing Rules because our Controlling Shareholder owns more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our Board of Directors must be independent directors or that we have to establish a nominating committee and a compensation committee composed entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. However, we voluntarily have a majority of independent directors and our Audit Committee consist of three independent directors.

Our Ordinary Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

As mentioned above, the initial public offering price for our Ordinary Shares will be determined by negotiations between us and representatives of the underwriters based on several factors. This price may vary from the market price of our Ordinary Shares after this offering and the price for our Ordinary Shares may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in results of operations;

●	actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, service providers or suppliers, acquisitions or expansion plans;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

●	issuance of new or updated research or reports by securities analysts;

●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our Shares;

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●	additions or departures of key management or other personnel;

●	our involvement in litigation;

●	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technology;

●	announcement or expectation of additional debt or equity financing efforts;

●	sales of our Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

●	the trading volume of our Shares;

●	market conditions in our industry;

●	changes in the estimation of the future size and growth rate of our markets;

●	changes in the estimation of the future size and growth rate of our markets; and

●	general economic, market or political conditions in the United States or elsewhere.

These and other market and industry factors may cause the market price and demand for our Ordinary Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Ordinary Shares and may otherwise negatively affect the liquidity of our Ordinary Shares. In addition, the stock market in general, and Nasdaq Capital Market and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Ordinary Shares, if a market for them develops.

The future sales of Ordinary Shares by existing shareholders may adversely affect the market price of our Ordinary Shares.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Sales of a substantial number of our Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares.

Volatility in our Share price may subject us to securities litigation.

The market for our Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

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If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your Shares.

Investors purchasing our Ordinary Shares in this offering will pay a price per Share that substantially exceeds the pro forma as adjusted net tangible book value per Share. As a result, investors purchasing Ordinary Shares in this offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution”.

Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our Controlling Shareholder holds 70.8% of our Shares. After this offering, the Controlling Shareholder will hold 66.3% or more of our Shares. As a result, the Controlling Shareholder will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of the Controlling Shareholder may not be the same as or may even conflict with your interests. For example, our Controlling Shareholder could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Under Listing Rule 5101, Nasdaq has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq.

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Additionally, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our company will hold a large portion of the Company’s listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing.

We have no immediate plans to pay dividends.

We plan to reinvest all of our future earnings, to the extent we have earnings, in order to expand our product offering and to cover operating costs, finance operations and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. As we are a company with a limited operating history, we may not be able to generate, at any time, sufficient surplus cash that would be available for distribution to the holders of our Shares as a dividend. Therefore, you should not expect to receive immediate cash dividends on the Shares we are offering. Consequently, investors may need to rely on sales of their Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. In addition, the laws of the Cayman Islands impose restrictions on our ability to declare and pay dividends.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Ordinary Share price, our Ordinary Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

Gigabit Inc. is incorporated under the laws of the Cayman Islands and all of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws, or entertain original actions brought in the Cayman Islands against us or our directors and officers predicated solely upon U.S. federal securities laws. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if contrary to public policy in the Cayman Islands. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

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The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by our Memorandum of Association and Articles of Association, and by the Companies Act (As Revised) of the Cayman Islands (the “Companies Act (Cayman)”) and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and the Articles of Association. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the Nasdaq rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this offering. Under the Nasdaq rules, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

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We will incur increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq rules increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. As a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting. If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. We anticipate that we will use the net proceeds from this offering for geographical expansion, market penetration and working capital. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this offering and we may find it necessary or advisable to use all or portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

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There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject United States investors in our Shares to significant adverse U.S. federal income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Our directors and officers currently own an aggregate of 74.8% of our outstanding Ordinary Shares representing 74.8% of the total voting power, and approximately 70.05% of our outstanding Ordinary Shares representing approximately 70.05% of the total voting power immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option.

Currently, our directors and officers collectively own an aggregate of approximately 74.8% of our outstanding Ordinary Shares representing approximately 74.8% of the total voting power of our outstanding Ordinary Shares. Our directors and officers will collectively own an aggregate of approximately 70.05% of our outstanding Ordinary Shares representing approximately 70.05% of the total voting power of our outstanding Ordinary Shares immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option. These beneficial owners could have significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned and they vote together, these beneficial owners will also have the power to prevent or cause a change in control. Without the consent of some or all of these shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of these beneficial owners may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares. For more information regarding our beneficial owners and their affiliated entities, see “Principal Shareholders.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than 10 percent of the rights to vote at such general meeting, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 21 clear days is required for the convening of an annual general meeting, and advance notice of at least 5 clear days is required for the convening our any other general meetings. A quorum required for a meeting of shareholders consists of one or more shareholders present in person or by proxy, representing not less than one-third of the outstanding shares of our company carrying the right to vote at such general meeting.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

●	our expectations regarding our client base;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information including industry data and information from Frost & Sullivan. Statistical data in these publications also include projections based on a number of assumptions. The information technology industry in Malaysia and Hong Kong may not grow at the rate projected by market data, or at all. Failure of our industry to grow at the projected rate may have a material and adverse effect on our subsidiaries’ business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the information technology industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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USE OF PROCEEDS

After deducting the estimated underwriters’ discount and offering expenses payable by us, we expect to receive net proceeds of approximately $3,869,060 (or $4,562,810) in the aggregate if the underwriters exercise their over-allotment option in full) from this offering.

We intend to use the net proceeds of this offering as follows, after we complete the remittance process:

● Business	Expansion: 66% Includes increased infrastructure, such as more servers, more racks and more data centers, as well as geographical expansion

● Market Penetration	9% Includes sales and marketing initiatives

● Working Capital	25%
Includes investment in our procurement system and additional hires, among others

The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Under Cayman Islands law, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount out of profits or our share premium account, if shares have been issued at a premium. No dividend may be paid out of our share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business. Subject to compliance with applicable solvency requirements, there is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

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As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our Malaysia subsidiaries Gigabit MY and Gigabit Space, and our Hong Kong subsidiary Gigabit HK.

Cash dividends, if any, on our Shares will be paid in U.S. dollars.

As an exempted company, we are not subject to any income, withholding or capital gains taxes in the Cayman Islands. Our shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

CAPITALIZATION

The following tables set forth our cash and cash equivalents and capitalization as of June 30, 2025:

●	on an actual basis;

●

on a pro forma as adjusted basis to reflect the issuance and sale of 1,250,000 Shares at an assumed initial public offering price of $4 per share, and total gross proceeds of $5,000,000, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the tables together with our combined financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2025
	Actual	As Adjusted
	(in US$)
Current:
Cash and cash equivalents	4,621,902	4,621,902

Short-term loans	26,204	26,204

Equity:
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, 1,000,000 Ordinary Shares outstanding on an actual basis; and 20,000,000 Ordinary Shares outstanding on an as adjusted basis(1)	100	2,000
Additional paid-in capital (2)	-	3,868,935
Share capital	2,334,248	2,334,248
Invested equity	-	-
Reserve	(2,228,402)	(2,228,402)
Retained earnings	4,541,017	4,541,017
Equity attributable to owners of the parent	4,646,963	8,517,798
Non-controlling interest	(2,859)	(2,859)
Total Equity	4,644,104	8,514,939
Total interest-bearing loans and borrowings	26,204	26,204
Total capitalization	4,670,308	8,541,143

(1)

Reflects the issuance of an aggregate of 257,861 Ordinary Shares to employees and advisors on Oct 13, 2025, and an aggregate of 17,492,139 shares to existing shareholders on a pro rata basis on Oct 23, 2025.

(2)	Additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriters expense allowance and other expenses. We expect to receive net proceeds of approximately $3,869,060 (offering proceeds of $5,000,000, less underwriting discounts of $375,000, and offering expenses of $755,940). The additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts, underwriters expense allowance and other expenses.

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DILUTION

If you invest in our Ordinary Shares, you will incur immediate dilution since the public offering price per share you will pay in this offering is more than the net tangible book value per ordinary share immediately after this offering.

The net tangible book value of our Ordinary Shares as of June 30, 2025 was $4,644,104, or $0.25 per share, (based upon 18,750,000 Ordinary Shares outstanding as of the date of this prospectus and net tangible book value as of June 30, 2025). Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of Ordinary Shares outstanding. Tangible assets equal our total assets less intangible assets, deferred tax assets and deferred offering cost.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share immediately after completion of this offering. After giving effect to the sale of the 1,250,000 shares being sold pursuant to the offering price of $4 per share, and after deducting underwriters’ discount and commission payable by us in the amount of $375,000 and estimated offering expenses in the amount of $755,940, our pro forma net tangible book value would be approximately $8,513,164 or $0.43 per share of Ordinary Shares. This represents an immediate increase in net tangible book value of $0.18 per share to existing shareholders and an immediate decrease in net tangible book value of $3.57 per share to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution:

As of June 30, 2025

Public offering price per ordinary share	$4
Net tangible book value per share as of June 30, 2025	$0.25
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$0.18
Pro forma net tangible book value per share after this offering	$0.43
Dilution per share to new investors	$3.57

Our adjusted pro forma net tangible book value after the offering, and the decrease to new investors in the offering, will change from the amounts shown above if the underwriters’ over-allotment option is exercised.

The following table sets forth, on a pro forma as adjusted basis as of the date of this prospectus, the difference between the number of Ordinary Shares purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriters’ discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $4 per ordinary share:

	Shares Purchased		Total Cash Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing shareholders	18,750,000	93.75%	$116,852	2.28%	$0.01
New investors from public offering	1,250,000	6.25%	$5,000,000	97.72%	$4.00
Total	20,000,000	100.00%	$5,116,852	100.00%	$0.26

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at pricing.

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CORPORATE HISTORY AND STRUCTURE

The chart below illustrates our corporate structure as of the date of this prospectus and upon giving effect to our Group’s initial public offering:

Name	Background	Ownership
Gigabit Inc.	Incorporated on December 17, 2024 under the laws of Cayman Islands as an exempted company.	70.8% owned by Mr. Teoh Paik Yau, 8.7% owned by Mr. Teoh Paik Loon, 4.0% owned by Ms. Ng Kai Ying and 16.5% owner by other shareholders

Gigabit MY	Incorporated on October 18, 2007 as a private company limited by shares under the laws of Malaysia. Acquired by Gigabit Inc. on May 29, 2025.	100% owned by Gigabit Inc.

Gigabit HK	Incorporated on October 3, 2018 as a private company limited by shares under the laws of Hong Kong. Acquired by Gigabit Inc. on May 19, 2025.	100% owned by Gigabit Inc.

Gigabit Space	Incorporated on April 23, 2024 as a private company limited by shares under the laws of Malaysia.	80% owned by Gigabit MY; 20% owned by Mr. Justine Lim Pun Seng

We are not a Hong Kong or a mainland China operating company, but an offshore holding company incorporated in the Cayman Islands on 17 December 2024. As a holding company with no material operations of our own, we conduct our operations through our operating company in Malaysia, Gigabit MY and our operating company in Hong Kong, Gigabit HK. This is an offering of the Shares of Gigabit Inc., the holding company in the Cayman Islands, instead of the shares of Gigabit MY and Gigabit HK.

On October 18, 2007, our operating subsidiary in Malaysia, Gigabit MY, was incorporated under the laws of Malaysia and principally engaged in provision of internet services and trading of computer hardware and software and other information technology activities. The Group first began operations on October 18, 2007, through its operating subsidiary, Gigabit MY. Gigabit Space was incorporated on April 23, 2024 , under the laws of Malaysia as an operating entity primarily engaged in cloud object storage and other information technology activities, with Gigabit MY holding an 80% equity interest.

On October 3, 2018, our operating subsidiary in Hong Kong, Gigabit HK, was incorporated under the laws of Hong Kong and principally engaged in the provision of internet services, software, and other information technology activities.

With the growth of business and in order to facilitate international capital raising, the Company underwent a reorganization in 2025. As part of the reorganization, (i) on May 19, 2025, the Company and Mr. Teoh Paik Yau entered into a share exchange agreement, pursuant to which Mr. Teoh agreed to sell and the Company agreed to purchase the entire share capital in Gigabit HK at a consideration of $53.999 settled by the issuance and allotment of 539,999 Shares; and (ii) on May 19, 2025, Mr. Teoh Paik Loon, Mr. Teoh Paik Yau and the Company entered into a share sale agreement, pursuant to which Mr. Teoh Paik Loon and Mr. Teoh Paik Yau together agreed to sell and the Company agreed to purchase the entire share capital in Gigabit MY at a consideration of RM9,907,444 settled by issuance and allotment of 460,000 Shares.

As a result of this reorganization, Gigabit Inc. owns 100% of the equity interests of Gigabit MY and Gigabit HK, and indirectly owns 80% of the equity interests of Gigabit Space.

In October 2025, the Company further issued and allotted a total of 17,750,000 Ordinary Shares to Mr. Teoh Paik Yau, Mr. Teoh Paik Loon, and nine employees and advisors of the Company in recognition of their contributions to the Company.

Our Controlling Shareholder currently owns 70.8% of our Ordinary Shares, which represents 70.8% of our aggregate voting power and, upon consummation of this offering, our Controlling Shareholder will own 66.3% of our Ordinary Shares, which represents 66.3% of the total voting power of our outstanding Ordinary Shares. See “Risk Factors – Risks Related to Our Shares”.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of its financial condition and results of operations should be read in conjunction with the financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Its actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Management’s Discussion and Analysis (MD&A)

Overview

We are a technology infrastructure company providing enterprise-focused data center services and hardware solutions. Our core business includes the delivery of high-performance, secure, and scalable infrastructure services—namely Bare Metal Servers, Virtual Private Servers (VPS), Cloud Hosting, and Colocation Services. These services are provided through a subscription-based B2B model designed to meet the evolving needs of businesses operating demanding workloads and enterprise applications.

We maintain and operate data centers in Malaysia, Hong Kong, Japan, and Taiwan, which serve as the backbone of our hosting services. Additionally, our Hardware Division supplies business customers with enterprise-grade servers, storage systems, networking equipment, and office IT solutions, including desktops, laptops, and peripherals. Our revenue is primarily derived from service subscription fees and hardware sales. Hosting services are recognized over the life of the service contract, while hardware revenues are recognized at the point in time when control is transferred to the customer.

Results of Operations for the Fiscal Years Ended December 31, 2024, and 2023

Comparison of Results for the Years Ended December 31, 2024 and 2023

	Years Ended
	December 31,
	2024	2023
	USD	USD
Revenues
Sales of goods	4,125,034	3,880,252
Rendering of services	8,466,449	8,062,021
Total revenues	$12,591,483	$11,942,273

Cost of revenues
Sales of goods	3,756,458	3,500,575
Rendering of services	4,849,075	4,349,066
Total cost of revenues	$8,605,533	$7,849,641

Gross profit
Sales of goods	368,576	379,677
Rendering of services	3,617,374	3,712,955
Total gross profits	$3,985,950	$4,092,632
Gross margin %	31.7%	34.3%

Revenues

Total revenue for the year ended December 31, 2024 was $12,591,483, an increase of $649,210 or 5.4% from $11,942,273 in year 2023.

Revenue from hosting services accounted for approximately 67.2% of total revenue, while the hardware sales accounted for approximately 32.8% for the year ended December 31, 2024.

Revenue from hosting services accounted for approximately 67.5% of total revenue, while the hardware sales accounted for approximately 32.5% for the year ended December 31, 2023.

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The increase of revenues was primarily due to the demand for cloud infrastructure and cloud-native security tools among enterprises in Asia-Pacific, reflected in Customer acquisition and retention through long-term subscription agreements. Specifically, we attribute increase in revenue from 2023 to 2024 to the following reasons:

- Rendering of services: expansion of colocation services and cybersecurity subscriptions primarily due to increased sensitivity to cybersecurity risks and awareness of cyber threats, as businesses migrate more operations to cloud platforms and hence demand more cloud-native security tools.

- Sales of goods: increased volume and margin of hardware sales across regional markets.

Cost of Revenues

Cost of sales for the year ended December 31, 2024 was $8,605,533, compared to $7,849,641 in year 2023. Cost of revenues primarily comprised computer hardware (including hardware sold to customers and hardware used in our hosting infrastructure), data center and server costs, depreciation and amortization related to servers, networking hardware, and right-of-use assets for data centers, bandwidth expenses, and utilities.

Gross Profit

Gross profit was $3,985,950, representing a gross margin of 31.7% in year 2024, compared to $4,092,632 and a margin of 34.3% in year 2023.

Administrative Expenses

	Years Ended
	December 31,		$	%
	2024	2023	Changed	Changed
Staffs’ salaries and wages	$720,513	$591,517	128,996	21.8%
Officers and directors’ salaries and wages	298,616	273,968	24,648	9.0%
Depreciation and amortization	261,711	241,283	20,428	8.5%
Transaction fee and bank charges	78,948	72,918	6,030	8.3%
Rent and facility costs	68,442	88,887	(20,445)	-23.0%
Utilities	13,562	13,245	317	2.4%
IT and communication expenses	17,816	16,701	1,115	6.7%
Marketing and promotion	36,732	29,900	6,832	22.8%
Legal and professional fees	351,252	140,968	216,349	153.5%
Insurance	16,018	17,809	(1,791)	-10.1%
Travel, accommodation and entertainment	76,034	69,810	6,224	8.9%
Repairs and maintenance	256,579	138,352	118,227	85.5%
Realized foreign exchange loss	7,195	1,519	5,676	373.7%
Unrealized foreign exchange loss	56,347	155,259	(98,912)	-63.7%
Other administrative expenses	461,482	310,934	150,548	48.4%
Total	$2,727,312	$2,163,070	564,242	26.1%

Total administrative expenses for the year ended December 31, 2024 was $2,727,312, an increase of $564,242 or 26.1% as compared to $2,163,070 for the year ended December 31, 2023. The increase primarily attributable to staff salaries and wages, legal and professional fees, and repairs and maintenance which aligned with the increase of our sales revenues and expanded operations.

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Other Income and Expenses

Other income for 2024 was $123,785, a decrease of $48,514 or 28.2% compared to $172,299 in the prior year. The change was primarily due to lower interest income on deposits and reduced miscellaneous income. Additionally, the Group did not record any realized foreign exchange gains in 2024, compared to $66,483 in the prior year. These decreases were partly offset by an increase in incentives and rebates from purchases and suppliers, which rose from $57,225 in 2023 to $68,315 in 2024.

In 2024, the Group was awarded $41,248 under a matching grant from SME Corp Malaysia’s Business Accelerator Programme 3.0 (BAP 3.0), a government initiative that subsidizes up to 50% of eligible business development costs. The grant was awarded to the Group’s system automation project, and is part of a broader program that also supports initiatives in digital transformation, product certification, and ESG compliance.

Finance expenses for the year ended December 31, 2024 was $13,800, representing a decrease of $6,984 or 33.6% from $20,784 in 2023. Finance expenses primarily consisted of interest expense from leases and term loan.

Net loss on impairment of financial instruments for the year ended December 31, 2024 was $38,372, compared to $nil in year 2023. The increase was primarily due to impairment losses recognized on contract assets and other receivables during the year 2024.

Profit Before Tax

Profit before income tax was $1,330,251 for the year ended December 31, 2024, representing a decrease of $750,826 or 36.1% from $2,081,077 in the prior year 2023. The decrease was primarily due to higher operating costs and impairment losses, with lower other income during the year.

Income Tax Expense

Income tax expense for the year ended December 31, 2024 was $164,592, reflecting an effective tax rate of 12.4% as compared to $163,499, reflecting an effective tax rate of 7.9% in the prior year 2023. The increase in effective tax rate was mainly attributable to higher non-deductible expenses and under provision of income tax in prior years for the year 2024.

Profit for the Year

As a result, profit for the year ended December 31, 2024 was $1,165,659, compared to $1,917,578 in the prior year, 2023, representing a decrease of $751,919 or 39.2%. The decline in net profit was primarily driven by the lower profit before tax and the increase in effective tax rate.

Results of Operations for the Fiscal Periods Ended June 30, 2025 and 2024

Comparison of Results for the Fiscal Periods Ended June 30, 2025 and 2024

	Fiscal Periods Ended
	June 30,
	2025	2024
	USD	USD
Revenues
Sales of goods	1,718,007	1,812,645
Rendering of services	4,346,244	4,299,325
Total revenues	$6,064,251	$6,111,970

Cost of revenues
Sales of goods	1,557,702	1,767,197
Rendering of services	2,777,018	2,185,975
Total cost of revenues	$4,334,720	$3,953,172

Gross profit
Sales of goods	160,305	45,448
Rendering of services	1,569,226	2,113,350
Total gross profits	$1,729,531	$2,158,798
Gross margin %	28.5%	35.3%

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Revenues

Total revenue for the period ended June 30, 2025 was $6,064,251, a decrease of $47,719 or 0.8% from $6,111,970 in the same period in year 2024.

Revenue from hosting services accounted for approximately 71.7% of total revenue, while the hardware sales accounted for approximately 28.3% for the fiscal period ended June 30, 2025.

Revenue from hosting services accounted for approximately 70.3% of total revenue, while the hardware sales accounted for approximately 29.7% for the fiscal period ended June 30, 2024.

The decrease of revenues was primarily due to decrease of hardware sales, and partially offset with increase of services sales. Specifically, we attribute changes in revenue over the periods to the following reasons:

- Rendering of services: Increase in revenue was mainly attributable to the expansion of colocation services and cybersecurity subscriptions supported by businesses’ continued sensitivity to cybersecurity risks and greater operational reliance on cloud-based platforms and cloud-native security tools.

- Sales of goods: Decrease in hardware sales is primarily attributable to lower customer demand during the period due to prevailing global macroeconomic conditions.

Cost of Revenues

Cost of sales for the fiscal period ended June 30, 2025 was $4,334,720, compared to $3,953,172 for the fiscal period ended June 30, 2024. Cost of revenues primarily comprised computer hardware (including hardware sold to customers and hardware used in our hosting infrastructure), data center and server costs, depreciation and amortization related to servers, networking hardware, and right-of-use assets for data centers, bandwidth expenses, and utilities.

Gross Profit

Gross profit was $1,729,531, representing a gross margin of 28.5% in the fiscal period ended June 30, 2025, compared to $2,158,798 and a margin of 35.3% in the fiscal period ended June 30, 2024.

Administrative Expenses

	Fiscal Periods Ended
	June 30,		$	%
	2025	2024	Changed	Changed
Staffs’ salaries and wages	$499,568	$413,077	86,491	20.9%
Officers and directors’ salaries and wages	72,966	65,427	7,539	11.5%
Depreciation and amortization	136,003	121,952	14,051	11.5%
Transaction fee and bank charges	31,751	48,036	(16,285)	-33.9%
Rent and facility costs	34,068	33,735	333	1.0%
Utilities	4,352	8,184	(3,832)	-46.8%
IT and communication expenses	8,895	8,483	412	4.9%
Marketing and promotion	14,479	11,897	2,582	21.7%
Legal and professional fees	119,776	62,647	57,129	91.2%
Insurance	19,759	11,137	8,622	77.4%
Travel, accommodation and entertainment	34,225	15,179	19,046	125.5%
Repairs and maintenance	119,993	122,561	(2,568)	-2.1%
Realized foreign exchange loss	1,438	5,642	(4,204)	-74.5%
Unrealized foreign exchange loss	61,168	5,683	55,485	976.3%
Other administrative expenses	301,288	172,655	128,633	74.5%
Total	$1,459,729	$1,106,295	353,434	31.9%

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Total administrative expenses for the fiscal period ended June 30, 2025 was $1,459,729, an increase of $353,434 or 31.9% as compared to $1,106,295 for the fiscal period ended June 30, 2024. The increase primarily attributable to staff salaries and wages mainly due to increase in headcount, and legal and professional fees which aligned with the increase of expanded operations.

Other Income and Expenses

Other income for the fiscal period ended June 30, 2025 was $65,950, an increase of $24,985 or 61.0% compared to $40,965 over the period in the prior year. The change was primarily due to increase in incentives and rebates from purchases and suppliers, which rose from $14,610 in the fiscal period ended June 30, 2024 to $49,311 in the fiscal period ended June 30, 2025.

Finance expenses for the fiscal period ended June 30, 2025 was $3,915, representing a decrease of $3,464 or 46.9% from $7,379 over the same period in 2024. Finance expenses primarily consisted of interest expense from leases and term loan.

Profit Before Tax

Profit before income tax was $331,837 for the fiscal period ended June 30, 2025, representing a decrease of $754,252 or 69.4% from $1,086,089 over the same period in the prior year 2024. The decrease was primarily due to higher operating costs and lower sales of hardware product during the period.

Profit for the Period

As a result, profit for the fiscal period ended June 30, 2025 was $331,837, compared to $1,086,089 over the same period in the prior year 2024, representing a decrease of $754,252 or 69.4%. The decline in net profit was primarily driven by the lower profit before tax.

Liquidity and Capital Resources

Fiscal Years Ended December 31, 2024 and 2023

As of December 31, 2024, we had cash and cash equivalents of $4,412,088 and working capital of $2,941,688.

Our movement of cash and cash equivalents comprised of the following:

	Years Ended December 31,
	2024	2023
Net cash inflow from operating activities	1,495,253	3,033,848
Net cash outflow used in investing activities	(199,268)	(921,528)
Net cash outflow used in financing activities	(1,324,182)	(1,122,394)
Net (decrease)/increase in cash and cash equivalents	(28,197)	989,926

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Operating Cash Flows

Net cash generated from operating activities was $1,495,253 for the year ended December 31, 2024, compared to approximately $3,033,848 in the prior year, representing a decrease of $1.54 million or 50.7%.

This decrease was primarily driven by a decline in profit before tax to $1.33 million in 2024 (2023: $2.08 million) and a net outflow from working capital changes, notably:

●	A $305,636 increase in contract assets, as a result of recognition of revenue ahead of billings.
●	A $40,381 increase in trade and other receivables;
●	A $54,126 decrease in trade and other payables;
●	Partially offset by $108,524 increase in contract liabilities and $41,431 decrease inventories.

Non-cash adjustments such as depreciation, impairment losses, and unrealized foreign exchange losses also contributed to operating cash flows. Tax payments decreased year-over-year, and minor inflows were recognized from interest income and tax refunds.

Investing Cash Flows

Net cash used in investing activities was $199,268 for the year ended December 31, 2024, compared to $921,528 in 2023. The decrease was primarily attributable to lower capital expenditures, with purchases of fixed assets totaling $394,620 in 2024 as compared to $921,528 in 2023. These purchases primarily related to computers and hardware, renovations of property, furniture and fittings and office equipment. In addition, the Group received repayment of advances from director of $195,352 in 2024.

Financing Cash Flows

Net cash used in financing activities was $1,324,182 for the year ended December 31, 2024, compared to $1,122,394 in the prior year. The primary uses of cash were dividend payments made by the Group’s subsidiary, Gigabit HK; $1,200,000 in 2024 and $1,000,000 paid in 2023, and lease liabilities repayments of $151,891 in 2024 (2023: $130,224). These outflows were offset by inflows from drawdown of term loan, advances from directors and capital contribution by non-controlling interest.

Fiscal Periods Ended June 30, 2025 and 2024

As of the fiscal period ended June 30, 2025, we had cash and cash equivalents of $4,621,902 and working capital of $3,483,669.

Our movement of cash and cash equivalents comprised of the following:

	Fiscal Periods ended June 30,
	2025	2024
Net cash inflow from operating activities	481,970	1,025,425
Net cash outflow (used in)/from investing activities	(119,291)	28,834
Net cash outflow used in financing activities	(91,697)	(83,049)
Net increase in cash and cash equivalents	270,982	971,210

Operating Cash Flows

Net cash generated from operating activities was $481,970 for the fiscal period ended June 30, 2025, compared to approximately $1,025,425 over the same period in the prior year, representing a decrease of $543,455 or 53.0%.

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This decrease was primarily driven by a decline in profit before tax to $0.33 million in the fiscal period ended June 30, 2025 (fiscal period ended June 30, 2024: $1.09 million) and a net outflow from working capital changes, notably:

●	A $91,174 increase in inventories;
●	A $616,110 increase in trade and other receivables;
●	Partially offset by $137,254 decrease in contract assets, $75,987 increase in contract liabilities and $327,870 increase in trade and other payables.

Non-cash adjustments such as depreciation, and unrealized foreign exchange losses also contributed to operating cash flows. Tax payments decreased over the period, and minor outflows were recognized from net interest paid.

Investing Cash Flows

Net cash used in investing activities was $119,291 for the fiscal period ended June 30, 2025, compared to net cash generated from investing activities of $28,834 over the same period in 2024. The increase in net cash used in investing activities was primarily attributable to the absence of repayment of advances from a director during the fiscal period ended June 30, 2025, compared to an inflow of $195,352 over the same period in 2024. This was partially offset by lower capital expenditures, with purchases of property, plant and equipment totaling $119,291 during the fiscal period ended June 30, 2025 as compared to $166,518 in prior period. These purchases primarily related to computers and hardware and office equipment.

Financing Cash Flows

Net cash used in financing activities was $91,697 for the fiscal period ended June 30, 2025, compared to $83,049 over the same period in 2024. The primary uses of cash were lease liabilities repayments of $86,139 in fiscal period ended June 30, 2025 (fiscal period ended June 30, 2024: $76,816) and payments to directors amounting to $5,558 in the fiscal period ended June 30, 2025, compared to $6,733 in the prior period.

Trend Information

We expect continued demand for enterprise infrastructure-as-a-service (IaaS) offerings across the Asia-Pacific region as companies are increasingly adopting hybrid and cloud-native architectures, driving demand for flexible hosting and storage solutions.

We also expect steady growth in hardware sales as businesses will upgrade their legacy systems and invest in digital transformation.

Critical Accounting Judgments and Estimates

The preparation of our combined financial statements under IFRS requires the use of accounting judgments and estimates.

Areas involving significant judgment include:

- Revenue recognition: particularly in determining performance obligations and timing of transfer of control.

- Useful lives and residual values of data center infrastructure and equipment and right-of-use assets.

- Inventory write-downs and net realizable value assessments.

- Impairment of non-financial assets, including goodwill and long-lived assets.

- Deferred tax assets and liabilities: recognition based on future taxable profit estimates.

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INDUSTRY

The information presented in this section have been extracted from an industry report, “Independent Market Research of the IT Services Industry in Malaysia” dated June 2025, commissioned by us and prepared by Frost & Sullivan, an independent research firm, to provide information regarding our industry and our market position in Malaysia and in the APAC region. We refer to this report as the “Frost & Sullivan Report.”

TheGigabit operates at the intersection of several high-growth industries, including end-user solutions, data center operation, and cybersecurity. This enables us to align with emerging trends such as digital transformation, edge computing, and AI-driven automation, positioning us to support modern business needs effectively.

1	APAC IT Services Market Assessment with Malaysia Focus

The Asia-Pacific (APAC) region has emerged as a key player in the significant transformation the global IT services industry has undergone over the past decade. This is largely attributed to the increasing adoption of digital infrastructure, cloud computing and cybersecurity solutions by APAC businesses. This dynamic is characterized by rapid digitalization, government-backed IT initiatives, and strong demand for managed and cloud-based services contributing to robust market growth.

The IT services sector defined encompasses IT consultation, implementation and managed service while excluding IT outsourcing and business process outsourcing activities. The APAC IT services industry continues to demonstrate strong momentum, with enterprises across the region investing heavily in cloud solutions, cybersecurity frameworks, and automation technologies to remain competitive in an increasingly digital economy. Markets such as China, India, Japan, and Southeast Asia are leading this transformation, with growing investments in hybrid cloud infrastructure, AI, and IoT solutions. The rise of remote and hybrid work environments, regulatory requirements for data protection, and increasing cyber threats have further fueled the demand for IT services, particularly in cloud security, managed IT services, and business continuity solutions. With a projected CAGR of 10.7% from 2024 to 2029, the market’s accelerated growth trajectory reflects the region’s intensifying commitment to digital transformation and enterprise modernization.

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Chart 1-1: APAC IT Services Market Size, 2019-2029F

Source: Frost & Sullivan

Within APAC, Southeast Asia has emerged as a high-growth IT services market, with Malaysia, Singapore, Indonesia, and Thailand leading in cloud adoption, digital banking transformation, and cybersecurity investments. Malaysia, in particular, has positioned itself as a regional technology hub.

The IT Services market’s robust development is seen throughout its several sectors, each seeing substantial expansion propelled by unique market drivers. Data Storage and Disaster Recovery Services are expanding to accommodate rapid data expansion and the need for business continuity. Data Center & Cloud Infrastructure Services are proliferating swiftly as organizations adopt digital-first agendas and hybrid work patterns. Cybersecurity services are seeing remarkable expansion due to increasing digital threats and regulatory demands. Professional Services are expanding as organizations seek expertise in new technologies and digital transformation. Managed Services are proliferating as enterprises emphasize operational efficiency and specialized IT assistance. Bare Metal Server/Hosting Services are advancing to accommodate more complex digital presence demands.

IT Services Industry Segmentation in Malaysia

Note: TheGigabit is involved in all activities above in the white boxes.

Source: Frost & Sullivan

The IT services sector within Malaysia is crucial for facilitating digital transformation, improving operational efficiency, and bolstering cybersecurity for businesses. As organizations progressively embrace cloud-based solutions, managed services, and automation technologies, the demand for IT service providers is on the rise. The IT services sector in Malaysia includes diverse offerings such as cloud computing, cybersecurity solutions, professional IT consulting, disaster recovery, and managed IT services.

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Table 1: Key Malaysian Digital and IT Government Policies

Policy/Initiative	Year Introduced	Key Objectives	Commitments
MyDIGITAL	2021	●Accelerate cloud adoption ● Improve digital infrastructure ●Establish Malaysia as a regional tech hub	● Target 80% of government services to be cloud-based by 2024 ● Create 500,000 new jobs in the digital economy
Malaysia Cyber Security Strategy (MCSS) 2020-2024	2020	● Strengthen national cybersecurity preparedness ● Upgrade protective measures across critical sectors	● Allocation of approximately $434 million ● Enhance security governance across public and private sectors
Malaysia Digital Economy Blueprint	2021	● Provide direction for Malaysia’s digital transformation ● Integrate digital technology across all sectors	● Attract RM70 billion in investments in digitalization ● 30% increase in productivity across all sectors by 2030
JENDELA (National Digital Infrastructure Plan)	2020	● Enhance nationwide high-speed connectivity ● Support IT service expansion across sectors	● 100% 4G coverage in populated areas ● 100 Mbps speeds by 9 million premises ● 5G rollout foundation
Personal Data Protection Act (PDPA)	2010 (implemented 2013)	● Regulate the processing of personal data ● Ensure data privacy compliance	● Establish compliance requirements for organizations handling personal data ● Set standards for data security
AI Technology Action Plan (2026-2030)	Upcoming (2026)	● Focus investment on AI across key sectors ● Develop AI applications for transport, healthcare, agriculture, SMEs, government	● Details pending release ● Expected to include funding allocations and adoption targets
Malaysia National Artificial Intelligence Roadmap 2021-2025	2021	● Outline the country’s AI strategy ● Guide AI implementation across sectors	● Create 500 AI companies ● Develop 5,000 AI professionals
National AI Office (NAIO)	2022	● Oversee AI development and implementation ● Coordinate AI initiatives across government	● Implement ethical AI guidelines ● Support AI adoption in the public sector
Cybersecurity Act 2024	2024	● Establish compliance requirements for critical infrastructure ● Formalize incident reporting protocols	● Expand regulatory framework beyond PDPA ● Increase protection for critical national systems

Source: Government of Malaysia, Frost & Sullivan Analysis

Initiatives such as MyDIGITAL and the Malaysia Digital Economy Blueprint seek to expedite cloud adoption and improve digital infrastructure. Investments in JENDELA, Malaysia’s national digital infrastructure initiative, enhance high-speed connectivity and promote the expansion of IT services. The heightened emphasis on data privacy and security regulations, has compelled businesses to enhance their IT governance and compliance frameworks. Consequently, organizations are progressively engaging cybersecurity firms, managed security services providers (MSSPs), and IT risk management consultants to protect essential digital assets.

Malaysia’s Information and Communication Technology (ICT) sector has been a significant contributor to the nation’s economy. In 2023, the ICT industry accounted for 23.5% of Malaysia’s Gross Domestic Product (GDP), a slight increase from 22.9% in the previous year. This growth underscores the sector’s expanding role in the country’s economic landscape.

The Gross Value Added of the ICT industry (GVAICT) reached RM252.0 billion in 2023, reflecting a growth rate of 3.8%.

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Chart 1-2: Share of the Gross Value Added of the ICT Industry in Malaysia, 2023

Source: Department of Statistics, Malaysia

1.1	Gross Domestic Product (“GDP”) and unemployment rate

Malaysia’s GDP performance is a key determinant of IT services market growth, as higher economic activity leads to increased technology spending by enterprises, government institutions, and SMEs4,5. The country’s steady economic expansion has driven digital transformation investments, with businesses prioritizing cloud computing, cybersecurity, and managed IT services to enhance productivity and competitiveness. The government’s digital economy strategies are expected to further boost IT spending, positioning Malaysia as a regional leader in technology adoption.

Chart 1-3: Malaysia GDP at Constant Prices in United States Dollars (“USD”) and Real GDP Growth Rate, 2019-2029F

International Monetary Fund (“IMF”) World Economic Outlook (“WEO”) Database (April 2025); Source: Frost & Sullivan

4 E3S Web of Conferences, The impact of economic growth on technological developments, emoneys and fluctuations interest rates and exchange rates in Indonesia, January 2022

5 Innovation and Green Development, Economic value of introducing technology to improve productivity: An ARDL approach, September 2023

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1.2	Population Growth and Digital Workforce Evolution

Malaysia’s increasing digital literacy have accelerated the adoption of enterprise IT solutions, e-commerce platforms, and cloud-based services. According to the Department of Statistics Malaysia the composition of the work age-population is 70.0% of the total population as at Q4 2024, contributing to higher demand for business IT solutions, professional IT services, and digital workforce tools. Additionally, the shift toward remote and hybrid work models has reinforced the need for enterprise mobility solutions, cloud infrastructure, and IT-managed services.

Chart 1-4: Population in Malaysia, 2019-2029F

Source: IMF WEO, April 2025

1.3	Digital Adoption and Penetration

With 97.4% of the population having access to the internet, Malaysia’s internet penetration rates significantly surpass the regional average of 71.5%. This widespread broadband and mobile connectivity have fueled digital adoption across various sectors. The increasing number of internet users, the proliferation of mobile applications, and the growing reliance on cloud-based business solutions have significantly driven demand for IT services such as cybersecurity, cloud computing, and data analytics. The expansion of 5G networks is expected to unlock new opportunities for real-time cloud computing, IoT applications, and AI-driven IT solutions, further accelerating Malaysia’s digital transformation.

1.4	Telecommunications Infrastructure Development

Malaysia’s telecommunications sector is a crucial enabler of IT services growth, providing the necessary network infrastructure, broadband connectivity, and mobile technology advancements. Investments in fiber-optic networks, 5G deployment, and cloud data centers have strengthened Malaysia’s digital capabilities, allowing businesses to scale IT operations efficiently. The availability of high-speed internet and cloud infrastructure has made Malaysia a preferred destination for data center investments and IT outsourcing services.

2	Analysis of the IT Services Segment in Malaysia

2.1	Market Size and Forecast Analysis

Chart 2-1: Malaysia’s IT Services Market Value Assessment, 2019-2029F

Source: Frost & Sullivan

Malaysia’s IT services market shows robust and consistent growth from 2019 to projected figures for 2029. The market maintained steady expansion even during global economic challenges, achieving a CAGR of 10.1% between 2019-2024. Most notably, the forecast period of 2024-2029E indicates an accelerated growth trajectory with an impressive CAGR of 12.4%, reflecting increasing enterprise investments in digital transformation initiatives, cloud adoption, and cybersecurity solutions. The steep change in growth rate between the historical and forecast periods suggests a maturing market that is moving beyond early adoption toward comprehensive digital integration across economic sectors.

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Chart 2-2: Malaysia’s IT Services Market Value Split by Segment, 2019, 2025E and 2029F

Note: Numbers may not add up due to rounding.

Source: Frost & Sullivan

Managed IT Services represents the largest segment, growing from USD331.6 million in 2019 to an estimated USD776.2 million by 2029F. Data Center & Cloud Infrastructure Services also shows remarkable growth, projected to reach USD829.2 million by 2029F from USD227.3 million in 2019, positioning it as the largest segment in the market by the end of the forecast period.

Notably, Cybersecurity Services is expected to more than triple in value, from USD117.4 million to USD533.4 million over the forecast period, highlighting the increasing prioritization of security concerns among Malaysian enterprises.

It should be noted that certain industries are not included in this market assessment, such as Training & Certification Services, Software & Asset Management services, Legacy System Support & Management services, etc., which would otherwise contribute additional value to the overall IT services landscape. Other service segments, while smaller in individual contribution, collectively demonstrate consistent growth patterns aligned with Malaysia’s digital transformation journey.

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Chart 2-3: Managed IT Services Segment Analysis, 2019-2029F

Source: Frost & Sullivan

Malaysia’s enterprises are turning to specialized service providers for managed IT services, allowing them to focus on core business operations. SMEs particularly benefit from managed services’ cost-effectiveness and access to skilled professionals. Government initiatives promoting Industry 4.0 are further accelerating adoption, especially in manufacturing and retail sectors.

Chart 2-4: Professional Services Segment Analysis, 2019-2029F

Source: Frost & Sullivan

The demand for expert IT consultancy continues growing as organizations navigate complex digital transformation journeys. Malaysian businesses seek specialized assistance for cloud migration, systems integration, and workforce digital upskilling. Financial services and public sector organizations lead adoption, requiring tailored solutions that comply with local regulations while modernizing legacy systems. This includes aspects such as the installation and configuration of diverse IT environments, and the ongoing lifecycle management of these essential operational foundations.

Chart 2-5: Data Center and Cloud Infrastructure Services Segment Analysis, 2019-2029F

Source: Frost & Sullivan

Malaysia has firmly established itself as a regional cloud computing powerhouse, drawing unprecedented levels of foreign investment from industry giants. The impressive figures speak for themselves: Oracle’s $6.5 billion commitment for its inaugural public cloud region, Google’s $2 billion data center investment – reinforced with additional contracts in May 2025 - projected to generate $3 billion in GDP growth by 2030, AWS’s long-term $6.2 billion pledge through 2038, and Microsoft’s $2.2 billion four-year investment plan.

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These substantial financial commitments are reinforced by strategic infrastructure developments, including Microsoft’s acquisition of over 145 acres in Johor and Google Cloud’s partnership with DNeX to address data sovereignty requirements. These hyperscale data centers are pivotal in establishing Malaysia’s advanced digital capabilities, underpinned by vast arrays of high-performance computing infrastructure. Their core strength lies in the immense processing power provided by tens of thousands of powerful servers, equipped with cutting-edge Central Processing Units and, increasingly, Graphics Processing Units essential for handling diverse and demanding computational workloads. As the government advances its cloud-first policy agenda, both public institutions and private businesses are increasingly adopting sophisticated hybrid cloud approaches that maximize flexibility while maintaining security protocols.

Chart 2-6: Data Storage and Disaster Recovery Services Segment Analysis, 2019-2029F

Source: Frost & Sullivan

Growing data volumes and increasing compliance requirements have heightened focus on robust storage and recovery solutions. Malaysian businesses, particularly in regulated industries such as banking and healthcare, prioritize business continuity planning. Emerging technologies such as edge computing are creating new storage requirements beyond traditional centers.

Chart 2-7: Cybersecurity Services Segment Analysis, 2019-2029F

Source: Frost & Sullivan

High-profile breaches have elevated security concerns across Malaysian enterprises. Stricter data protection regulations have made compliance a key driver. Organizations are shifting from reactive to proactive security postures, investing in advanced threat detection and response capabilities, while the talent shortage in cybersecurity continues driving managed security service adoption.

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Chart 2-8: Bare Metal Server/Hosting Services Segment Analysis, 2019-2029F

Source: Frost & Sullivan

Malaysia’s bare metal hosting market is poised for rapid growth, fueled by surging AI/ML adoption, large-scale hyperscaler investments, and a strong push for data sovereignty. Local hosting providers differentiate through specialized services catering to specific industries including bare-metal servers. These offerings provide clients with dedicated physical hardware, eliminating the hypervisor layer common in virtualized environments. This direct access to resources translates to superior performance and enhanced security, making them ideal for applications and services that require predictable, high-speed processing without resource contention. Strategic initiatives like the MyDIGITAL blueprint, coupled with Johor’s emergence as a capacity hotspot and spillover demand from the region, are positioning Malaysia not just as a local market but as a regional high-performance computing hub. Demand is further amplified by the need for low-latency, compliance-ready infrastructure in sectors like BFSI, healthcare, and government, making bare metal a critical enabler in Malaysia’s digital economy.

Across APAC, the bare metal market mirrors global growth trajectories but is shaped by distinct regional drivers, particularly in Japan, Hong Kong, and Taiwan. Japan’s market is underpinned by its advanced enterprise IT adoption, strong AI/ML research base, and stringent compliance frameworks, driving demand for single-tenant, high-performance infrastructure. Hong Kong, serving as a financial hub with stringent latency requirements, sees demand concentrated in BFSI and trading workloads, while also acting as a bridge market for mainland China making data sovereignty and cross-border compliance key differentiators. Taiwan’s position as a global semiconductor leader translates into high bare metal demand for chip design simulations, AI model training, and manufacturing analytics, all requiring low-latency, compute-intensive environments.

3	Macroeconomic Landscape and Market Size of the IT Services Segment for Regional Markets

In addition to its primary operations in Malaysia, TheGigabit maintains strategic presence in Japan, Taiwan, and Hong Kong, enabling the company to capitalize on regional growth opportunities while diversifying revenue streams.

Japan represents one of Asia’s most mature IT markets, with GDP reaching USD 3,680.9 billion in 2024 and forecast to grow at 0.6% CAGR through 2029F. The Japanese IT services market was valued at USD 31,509.0 billion in 2024 and is projected to reach USD 42,428.8 billion by 2029F, representing a CAGR of 6.1%. This growth is driven by enterprise digital transformation, cloud adoption, and cybersecurity investments. Government initiatives such as Digital Japan 2025 create substantial opportunities for IT service providers, particularly in addressing Japan’s productivity challenges amidst an aging workforce.

Taiwan’s technology-focused economy reached USD 734.4 billion in 2024, growing at 2.8% CAGR since 2019. Its IT services market was valued at USD 2,969.1 billion in 2024 and is expected to grow to USD 4,672.9 billion by 2029F at a CAGR of 9.5%. The sector benefits from digital transformation across manufacturing and financial services sectors. The Digital Nation & Innovative Economic Development Program (DIGI+) establishes ambitious targets for infrastructure development and cybersecurity enhancement, creating favorable conditions for providers of cloud infrastructure and managed services.

Hong Kong maintains its position as a financial hub with GDP of USD 381.0 billion in 2024, forecast to grow at 2.2% CAGR through 2029F. Its IT services market reached USD 2,585.2 billion in 2024 and is projected to expand to USD 3,889.2 billion by 2029F, representing a CAGR of 8.5%. This growth is primarily driven by financial sector technology investments and the government’s initiatives such as the Smart City Blueprint 2.0. The region’s position between mainland China and international markets creates specialized compliance requirements that benefit providers with regional expertise.

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4	TheGigabit’s multi-regional operations enable service delivery across these markets, addressing growing demand from clients requiring consistent IT capabilities throughout Southeast and East Asia while navigating distinct regulatory environments. Competitive Landscape

4.1	Competitor Profiles and Strategic Positioning

This section profiles TheGigabit’s primary competitors and analyzes its strategic positioning in relation to its market presence.

Established in 2001, Exabytes Network has built its market presence primarily through web hosting and domain services, with subsequent expansion into cloud infrastructure and managed services segments. Exabytes has successfully cultivated strong brand recognition within the Mid-Sized Solutions Providers market segment in Malaysia. Exabytes’ competitive strategy centers on delivering cost-effective hosting solutions combined with responsive customer support, emphasizing accessibility and price competitiveness for businesses seeking to establish digital presence without significant technical expertise or capital investment. Their focus on high-volume, standardized services allows them to operate on a scale but limits their ability to serve clients requiring specialized or customized solutions. Exabytes has developed a high-volume operational model that enables competitive pricing while maintaining adequate service levels, with extensive domain management capabilities, shared hosting options, and specialized WordPress hosting solutions forming the core of their value proposition. While Exabytes continues expanding its service portfolio beyond core hosting to include basic cloud services, simplified security offerings, and elementary managed services, Frost & Sullivan analysis indicates that Exabytes has yet to develop the depth of technical expertise necessary to compete effectively in specialized enterprise environments.

Founded in 2003, IP ServerOne has cultivated its market presence through technical specialization in private cloud solutions and infrastructure services, establishing itself in customized hosting environments and performance-optimized infrastructure. Its competitive strategy emphasizes technical excellence and specialized implementations rather than competing primarily on price, targeting clients with specific technical requirements or compliance considerations that limit their use of standardized solutions. While effective in certain technical niches, this focused strategy constrains their ability to address clients requiring comprehensive service integration across multiple IT domains. IPServerOne has developed significant technical expertise in private cloud environments, dedicated hosting configurations, and specialized security implementations, establishing a distinctive position among clients requiring tailored technical solutions, particularly those in regulated industries or with complex infrastructure needs. IP ServerOne continues expanding its specialized technical capabilities while maintaining focus on infrastructure excellence rather than broad service diversification, primarily competing for technical differentiation rather than service integration, which limits their ability to capture clients seeking consolidated IT service relationships.

Established in 1998, Shinjiru Technology has focused on specialized hosting services including offshore hosting solutions and privacy-oriented offerings. Shinjiru Technology maintains a relatively narrow service portfolio compared to its broader competitors and generates substantially less revenue than TheGigabit according to industry financial analyses. Shinjiru’s competitive strategy centers on addressing niche hosting requirements not adequately served by mainstream providers, emphasizing reliability in core offerings rather than extensive service diversification or technical innovation. This highly specialized focus has limited their market penetration and growth trajectory as clients increasingly seek integrated service providers. Shinjiru Technology’s distinctive position focuses on specialized use cases and customer segments requiring hosting configurations or privacy considerations, developing strong customer relationships within specific market niches despite its smaller scale relative to other market participants. However, industry experts note that Shinjiru has not significantly evolved its service offerings beyond traditional hosting in recent years, creating vulnerability as the market increasingly demands comprehensive solutions. Shinjiru has maintained a conservative expansion approach, focusing on incremental enhancements to core hosting capabilities rather than substantial service diversification, resulting primarily in price-based competition rather than service differentiation.

4.1.1	TheGigabit’s Competitive Positioning

TheGigabit was established in 2007, initially as a specialized hosting provider. Over time, the company has expanded its operations to offer a more comprehensive suite of IT solutions, including Bare Metal Infrastructure, ICT Solutions and Data Center Services. This evolution includes growth beyond hosting services to encompass end-user solutions, data center operation, and cybersecurity services. TheGigabit has also developed its offerings in response to market demand for cloud infrastructure, advanced cybersecurity, and managed IT services.

TheGigabit has built its competitive position by offering comprehensive service capabilities across multiple IT domains, with particular focus on technical performance in infrastructure and security. TheGigabit has invested in 24/7 Network Operations Center (“NOC”) support, which reportedly enables hardware issue resolution times of under minutes. TheGigabit has developed integrated solutions spanning infrastructure to applications, with technical resources dedicated to application-level optimization.

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Frost & Sullivan analysis indicates that technical support responsiveness is a key driver of customer migration in the Malaysian hosting market. While technical support quality varies significantly across all providers, with responsiveness being a common pain point, Frost and Sullivan believes that TheGigabit’s reported under-30-minute hardware issue resolution times position it favorably against competitors in this critical area, reflecting the broader market’s intensifying focus on improving support infrastructure to meet demands for faster resolution times.

TheGigabit has achieved strong revenue performance relative to its market entry timeframe, generating revenue comparable to more established players such as Exabytes in a relatively short period. This growth appears connected to TheGigabit’s positioning in mid-market and enterprise segments where integrated service offerings can command higher valuations.

TheGigabit’s multi-regional presence (Malaysia, Hong Kong, Taiwan, and Japan) represents a strategic expansion approach similar to competitors, though each provider is emphasizing different regional strengths and target markets. TheGigabit’s international expansion demonstrates a methodical approach to regional market development through strategic partnerships and direct infrastructure investments. The company established its first international presence in Hong Kong through a 2012 partnership with China Telecom, enabling BGP network extension and improved routing performance for Asia-Pacific operations. This was followed by direct investments including a second Hong Kong data center in 2018 offering co-location services and IP transit with minimum 100Mbps bandwidth capacity per server, a Taiwan facility in 2020 providing bare metal hosting and disaster recovery capabilities, and operations within Equinix Tokyo featuring dedicated server deployment and local operations teams. These investments reflect demand-driven expansion based on client requirements for regionally distributed infrastructure, distinguishing TheGigabit’s international strategy from competitors who remain primarily Malaysia-focused.

4.2	Operational Benchmarking for Select IT Services Providers, 2023

The following table provides a comprehensive operational comparison between TheGigabit and its primary competitors in Malaysia’s IT services industry. This analysis is based on publicly available information as at June 2025.

Table 2: Operational Benchmarking for Select IT Services Providers, 2023

Operational Metric	TheGigabit	Exabytes	IP ServerOne	Shinjiru Technology
Number of Employees	51-200	201-500	51-200	51-200
Year Established	2007	2001	2003	1998
Years in Operation	17	24	22	27
Vertical Coverage
Data Storage & Disaster Recovery Services	●●●	●●	●●●	●●
Data Center and Cloud Infrastructure Services	●●●	●●	●●●	●
Cybersecurity Services	●●●	●●	●●	●
Professional Services	●●●	●●●	●●	●
Managed Services	●●●	●●●	●●	●
Bare Metal Server/Hosting Services	●●	●●●	●●●	●●

Note: This operational benchmarking comparison is based on publicly available information, industry interviews, and market analysis as at May 2025. ●●● = Primary focus area/strong capability, ●● = Standard offering, ● = Basic/limited offering.

Source: Frost & Sullivan Analysis

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Key Operational Strengths of TheGigabit:

1.	Comprehensive Service Portfolio: According to Frost and Sullivan, TheGigabit offers the most extensive range of services among benchmarked competitors, spanning all six major IT service categories with integrated capabilities.

2.	Superior Infrastructure Performance: TheGigabit maintains 24/7 Network Operations Center (NOC) support inside its data centers, enabling issue resolution within 10-30 minutes for hardware uptime issues. According to Frost & Sullivan, this rapid response time significantly exceeds industry standards and provides a critical competitive advantage over regional competitors who cannot match this service level.

3.	Customer Service Excellence: TheGigabit delivers personalized customer engagement through direct communication channels for immediate technical support. Its customer-centric approach focuses on customized solutions that extend to application-level support, which has resulted in exceptional customer retention rates.

4.	Technology Leadership: TheGigabit has established strategic partnerships with security providers such as 7Bull and ESET, securing exclusivity arrangements that strengthen its cybersecurity offerings.

5.	Operational Reliability: TheGigabit’s service model includes in-house development teams that customize and fine-tune applications to fit its infrastructure, creating deeply integrated solutions that enhance reliability. According to Frost & Sullivan, this technical specialization extends to application-level support that competitors typically don’t offer, resulting in more stable deployments and higher customer satisfaction.

6.	Regional Infrastructure Deployment: TheGigabit operates data center facilities across four markets (Malaysia, Hong Kong, Taiwan, and Japan) through a combination of strategic partnerships and direct investments. Each location provides bare metal hosting, co-location services, IP transit, and WAF security implementations, creating an integrated regional infrastructure network that supports client disaster recovery and multi-market operations.

Competitive Differentiation:

TheGigabit’s operational benchmarking reveals a distinct competitive profile characterized by comprehensive service capabilities, superior technical performance, and customer-centric service delivery. TheGigabit differentiates through technical integration expertise that spans from infrastructure to application layers. Its strategic positioning in emerging cybersecurity services, particularly WAF implementation in Malaysia’s developing compliance landscape, provides significant growth opportunities. A key differentiator is TheGigabit’s –multi-regional strategy which significantly increases TheGigabit’s financial potential and provides access to larger enterprise clients. Unlike more specialized competitors, TheGigabit has a comprehensive solution ecosystem that increases customer retention and expands revenue opportunities from existing clients.

4.3	Strategic Market Opportunities and Growth Vectors

The Malaysian IT Services market demonstrates strong growth potential over the medium term. Cloud and edge computing adoption will continue expanding as organizations seek to balance performance, compliance, and cost considerations.

This trend is further strengthened by the Government Hybrid Cloud Initiative’s strategic approach to cloud adoption, which opens pathways for digital transformation in the public sector while creating downstream opportunities for managed service providers. The growing preference for multi-cloud and hybrid cloud strategies among Malaysian organizations seeking to avoid vendor lock-in and optimize costs introduces additional complexity in infrastructure management, creating demand for specialized integration and orchestration services that provide unified visibility across distributed environments.

Regulatory compliance will remain a significant market driver as data protection frameworks evolve and cybersecurity mandates intensify. This trend favors providers with specialized regulatory expertise and compliant infrastructure offerings.

The update to Bank Negara Malaysia’s Risk Management in Technology (RMiT) framework has streamlined cloud adoption for financial institutions while maintaining oversight of critical systems, signaling a more pragmatic approach to cloud governance in highly regulated sectors. This regulatory evolution, coupled with increasing cyberattacks targeting cloud environments in Malaysia, has placed pressure on service providers to deliver advanced security solutions that safeguard clients’ cloud assets while maintaining compliance with evolving standards such as the Personal Data Protection Act (PDPA) and industry-specific mandates. The rise of multi-cloud and hybrid cloud strategies introduces additional complexity in security management, creating demand for unified security management platforms that monitor and secure operations across multiple environments.

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4.4	Future Growth Catalyst

Artificial intelligence will progressively transform service delivery models across the IT value chain. From cybersecurity to infrastructure management, AI capabilities will enable more proactive, predictive service approaches. Organizations will increasingly value partners capable of implementing AI-driven automation while addressing ethical and governance considerations unique to the Malaysian context.

Business continuity and resilience services will maintain their strategic importance amid persistent economic uncertainties and evolving threat landscapes. Malaysian organizations across sectors will continue investing in disaster recovery, backup solutions, and business continuity frameworks to safeguard critical operations. This creates opportunities for long-term service relationships focused on operational resilience.

The convergence of IoT and Industrial IoT (IIoT) with 5G connectivity presents substantial growth opportunities, particularly as the Ministry of Investment, Trade and Industry (MITI) targets the establishment of 3,000 smart factories by 2030 under the New Industrial Master Plan. Service providers offering specialized IoT platforms, remote monitoring capabilities, and network connectivity management solutions will be well-positioned to capitalize on the projected USD 12.14 billion Malaysian IoT market by 2028. Furthermore, the increasing adoption of automation and robotic process automation (RPA) will drive demand for implementation services, particularly as businesses seek to bridge the widening gap between rapid automation adoption and availability of qualified expertise.

Cybersecurity services represent a critical growth catalyst in Malaysia’s IT services landscape, driven by escalating threat sophistication and expanding digital adoption. The introduction of the Cybersecurity Act 2024 marks a watershed moment for Malaysia’s security landscape, establishing more rigorous compliance requirements for critical information infrastructure (CII) operators and formalizing incident reporting protocols. This demand is particularly pronounced in regulated industries such as financial services, healthcare, and critical infrastructure, where compliance requirements continue to evolve. The Malaysian government’s implementation of the National Cyber Security Strategy 2020-2024, with its substantial allocation of approximately $434 million, underscores the strategic importance of this sector.6 Service providers offering Security Operations Center (SOC) capabilities, Zero Trust Architecture implementations, and AI-powered threat intelligence solutions are positioned for substantial growth as Malaysian enterprises shift from reactive to proactive security postures. Additionally, the growing skills gap in cybersecurity expertise is accelerating demand for managed security services, allowing organizations to access specialized capabilities without maintaining large internal security teams.

4.5	Regulatory Framework and Cybersecurity Compliance Landscape

The rollout of 5G infrastructure will catalyze the development of next-generation services leveraging high-bandwidth, low-latency connectivity. From industrial IoT applications to immersive customer experiences, 5G enables innovative service models that address emerging business requirements. Service providers capable of helping organizations leverage this connectivity evolution will find significant growth opportunities.

With Malaysia’s shift from a single wholesale network model to a Dual 5G Network approach as specified in the Ministerial Direction No 4 of 2024, competitive dynamics in the connectivity market will evolve, potentially accelerating adoption while introducing new complexities for enterprises seeking to implement 5G-enabled solutions. This transition presents opportunities for managed service providers offering 5G readiness assessments, network design services, and specialized application development that leverages high-bandwidth, low-latency capabilities.

Growth opportunities exist for providers offering cloud-delivered security solutions addressing the expanded attack surface created by distributed cloud environments. Emphasis will be placed on Cloud Access Security Brokers (CASBs), Zero Trust Architecture, Cloud Workload Protection Platforms (CWPPs), and Cloud Security Posture Management (CSPM) as businesses seek to maintain security amid accelerating digital transformation initiatives.

6 Department of Commerce, USA, International Trade Administration, Malaysia Security, April 2021

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Malaysia’s IT Services sector demonstrates robust fundamentals for sustained growth as digital transformation initiatives accelerate across the economy. Successful providers will differentiate through regulatory compliance expertise, AI-enabled service models, and industry-specific solutions that address the unique requirements of Malaysia’s evolving digital landscape.

BUSINESS

Overview

Headquartered in Malaysia with branches in Hong Kong, Taiwan and Japan, we are engaged in internet hosting, including a full suite of end-user solutions, data center operation, and cybersecurity services. We are dedicated to designing and delivering customer-centric solutions that enhance company efficiency and optimize costs, while ensuring seamless and accessible technology for all. We serve clients of all sizes—from small and medium-sized businesses to multinational corporations—and take pride in delivering consistent, 24/7 localized in-house support without compromising our scalable growth since our founding in 2007. Our credibility is reinforced by the trust placed in us by leading organizations across diverse industries, including banking and finance, telecommunications, oil and gas, and higher education.

Through our subsidiaries Gigabit MY, Gigabit Space and Gigabit HK, we operate at the intersection of several important industries, including end-user solutions, data center operation, cybersecurity, and cloud object storage. This enables us to align with emerging trends such as digital transformation, edge computing, and AI-driven automation, positioning us to support modern business needs effectively. Our mission is to deliver exceptional, customized solutions that drive scalable and sustainable business growth. We are dedicated to designing and delivering customer-centric solutions that enhance company efficiency and optimize costs, while ensuring seamless and accessible technology for all. We strive to integrate technology with a human touch to enhance client engagement. We are committed to providing top-tier support that consistently exceeds client expectations and diligently going the extra mile to address and resolve client challenges effectively and efficiently.

Our revenues for our fiscal years ended December 31, 2023, and 2024 were $11,942,273 and $12,591,483, respectively. We had a net profit of $1,917,578 and $1,165,659 in our fiscal years ended December 31, 2023, and 2024, respectively. Revenue for the six-month period ended June 30, 2025, was $6,064,251, and net profit was $331,837.

With more than 17 years of expertise in information technology, we house bare metal servers and serve customers from various industries across the globe. For the fiscal years ended December 31, 2023 and 2024, we operated 5,000 and 5,300 bare metal servers and served approximately 1,400 and 1,500 customers, respectively. According to DNSlytics, as of June 10, 2025, we are ranked 5th among ASNs (Autonomous System Numbers) in Malaysia, on par with large-scale Internet Service Providers. We host 63,744 domains in Malaysia, representing 17.3% of the market. With respect to our 2023 and 2024 fiscal years, and 2025 first half interim period the amount and percentage of revenue generated from our geographical markets is set forth in the table below.

	Sales (USD)			Percentage
	(Unaudited) For Six-Month Period Ended June 30	(Audited) For Years Ended December 31		(Unaudited) For Six-Month Period Ended June 30	(Audited) For Years Ended December 31
	2025	2024	2023	2025	2024	2023
Geographical Market
Malaysia	3,594,580	7,370,089	8,080,774	59.3%	58.5%	67.7%
Hong Kong	1,265,873	2,877,699	2,541,822	20.9%	22.9%	21.3%
Taiwan	539,626	952,727	421,575	8.9%	7.6%	3.5%
Japan	664,172	1,390,968	898,102	11%	11%	7.5%
Total	6,064,251	12,591,483	11,942,273	100%	100%	100%

Our credibility in the industry is further underscored by awards and certifications over the years. We have been recognized consistently by DellEMC as a top-performing partner in the Small and Medium-sized Business (SMB) segments from 2015 to 2019. As well as being awarded a “Top Data Center and Computer Partner 2020 Medium Business Segment” and “Top Revenue Contributor FY2023” by M-link Technologies in Dell Technologies products. We also hold prestigious certifications, including Cisco Certified Network Associate, Red Hat Certified System Administrator, and multiple Fortinet cybersecurity credentials, demonstrating our commitment to cutting-edge technology and security. Strategic partnerships with industry leaders such as Cloudify Asia, China Telecom (Malaysia), and Grafilab further solidify our reputation as a trusted leader in the IT industry.

Our Core Products and Services include:

●	Data Center & Cloud Infrastructure Services
●	Data Storage & Disaster Recovery Services
●	Cybersecurity Services
●	Professional Services & Hardware
●	Bare Metal Server/Hosting Services

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At TheGigabit, we deliver comprehensive, end-to-end IT solutions tailored to meet the evolving needs of businesses across industries. Our offerings span five core pillars: Data Center & Cloud Infrastructure Services, providing cloud hosting, co-location and computing resources across public, private, or hybrid cloud environments to support dynamic and scalable IT operations; Data Storage & Disaster Recovery Services, including cloud object storage to ensure infrastructure resilience, data integrity, and uninterrupted business continuity; Cybersecurity Services, such as Web Application Firewall (WAF) protection, to safeguard digital assets from emerging threats; Professional Services & Hardware, including hardware solutions and system integration to streamline IT deployment and management; and Internet & Web Hosting Services, featuring dedicated server or bare metal solutions, high-performance connectivity solutions (IP transit, IPLC, Metro-E) and a robust Content Delivery Network (CDN) to enhance website speed, availability, and user experience. Each of these service segments can be delivered as Managed Services, offering continuous performance monitoring, predictive maintenance, automated patch management, workload optimization, hardware diagnostics, replacement coordination, security hardening, and active security threat monitoring, all tailored to client requirements and handled by our in-house experts—enabling organizations to enhance operational efficiency, reduce downtime, and stay compliant with evolving cybersecurity standards. This integrated approach positions us as a true one-stop IT partner—empowering clients to scale confidently while enjoying seamless support and operational continuity.

TheGigabit’s one-stop, end-to-end deployment model creates a highly “sticky” client relationship by delivering integrated infrastructure, cloud, and managed services across multiple geographies under a single operational framework. TheGigabit is building the capability to deliver regionally synchronized, cross border infrastructure rollouts—even in markets where clients lack local IT presence, all coordinated through a centralized support structure and unified SLA.

What sets TheGigabit apart is our unwavering commitment to personalisation, responsiveness, and reliability. We bring a human touch to every solution, backed by deep technical expertise and a no-queue, no-tiered support model. Our ability to respond within 5 minutes, provision bare-metal servers in under 30 minutes and issue resolution within 10-30 minutes for hardware uptime issues highlights our operational agility. Trusted by over 1,500 global clients, we’ve built lasting partnerships that grow stronger over time—helping businesses not only meet today’s challenges but thrive into the future.

Since our founding, our journey of expansion and strategic partnerships has been defined by a series of significant milestones:

TheGigabit

Milestones

2007

- Established Gigabit Hosting Sdn Bhd (TheGigabit)
- MY01 @ Kuala Lumpur

THEGIGABIT.COM

2010

msn

- One of the earliest Malaysian-based companies to provide Public Cloud Services
- Collaboration with Catcha Group Berhad

2011

Sage

- Focused on network services, setup own BGP Network & ASN
- Sage Malaysia entrusted TheGigabit's Cloud Solutions

2012

- HK01 @ Kowloon Bay

2013

DELL Technologies
Multi-10Gbps

- Channel Partner with Dell
- Further expanded international network to multiple 10Gbps

2014

MEGA

- Further expanded the business to a 2nd Data Center in Hong Kong (HK02@Sha Tin)
- Expanded new Data Center in Malaysia (MY02 @ Cyberjaya)

2015

Tencent 腾讯

- TheGigabit is the selected vendor of Data Center and IP Transit Provider for Tencent, China

2016

- Invested into Anti-DDoS & WAF to enhance network security for SMEs, Large Enterprises, and MNCs

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TheGigabit

Milestones

2017

- Further expanded HK01 to total capacity of 180 Racks & 3,000 Servers with Tier 3+ Data Center

MEGA

2018

- Further expanded HK02 - (Fit approx. 236 racks & 20,000 servers)

2019

- Launched 1st Tier 3+ Data Center in Taiwan - TW01@Taipei
- Built a direct point-to-point connectivity - Malaysia <-> Hong Kong <-> Taiwan

- Expanded services with VMware - Deployed & Launched vCloud, Director & Google Suites
- Further expanded MY01 to the entire Data Center suite, 11th Floor (additional 35 racks expansion)

2021

- Launched 1st Tier 3+ Data Center in Japan (JP01@Tokyo)

2022

2023

- Expanded to 3rd Data Center in Hong Kong HK03 (Tier 4) @Tseung Kwan O
- Expanded to 3rd Data Center in Malaysia - MY03 @Cyberjaya (TheGigabit's Flagship Data Center)
- MOU Signing with China Telecom Malaysia
- MOU Signing with ESET Malaysia

- Exclusive .coop.my Partnership with MYNIC
- MOU Signing with Grafilab Technologies

2024

OUR PRODUCTS AND SERVICES

1. Data Center & Cloud Infrastructure Services

●	Business Model & Features:

TheGigabit offers a comprehensive suite of Data Center and Cloud Infrastructure Services tailored to meet the diverse infrastructure needs of businesses through dedicated rack deployments, Colocation, Cloud Services, Private Cloud Infrastructure and Virtual Private Servers (“VPS”). Delivered under a B2B-centric subscription model, these services provide high-performance, reliable, and scalable computing environments designed to support mission-critical and latency-sensitive workloads.

TheGigabit operates Tier III and Tier IV designed data centers across Malaysia, Hong Kong, Japan, and Taiwan, positioning itself as a regional provider with strong infrastructure coverage in key Asia-Pacific markets. These facilities are built to support maintenance without service disruption and currently support up to 450 full racks, demonstrating their readiness for high-density enterprise deployments. The data center backbone is provisioned with 1.8 Tbps total capacity, facilitating cross-border data transmission with minimal latency. Clients also benefit from on-site technical staff–not only assisting with maintenance and troubleshooting through our local data centers and network operations center, but also handling logistics, customs clearance, and managing customer-owned hardware and setup–ensuring smooth deployment and uninterrupted operations within the data center.

The data centers are interconnected via dedicated International Ethernet Private Lines (IEPL) and automatically-tuned BGP routing, enabling low-latency, cross-border connectivity. This design supports efficient regional traffic distribution and simplifies multi-site infrastructure deployment, making it suitable for clients with regional compliance or performance requirements.

VPS and Cloud solutions provide virtualized environments for clients needing flexible, resource-efficient alternatives, making this ideal for web applications, development environments, and smaller-scale databases. These services allow clients to dynamically scale resources without the need to manage physical hardware. TheGigabit’s cloud platform is engineered for enterprise scalability, offering high-availability virtual machines with built-in failover, advanced security policies, segmented networking, and real-time performance monitoring. Clients can choose from standardized packages or opt for fully customized environments — all safeguarded by enterprise-grade firewall systems to meet regulatory and performance-sensitive requirements.

The platform also supports managed Remote Database Services (RDS) – scalable bottomless resources (based on clients’ needs), enabling mission-critical applications to run on resilient, auto-backed-up, and performance-optimized infrastructure.

For businesses requiring full control over their hardware while benefiting from our advanced infrastructure, our Colocation services offer a secure and resilient environment. Located within our data centers, we provide secure, climate-controlled environments with redundant power, high-speed connectivity, and 24/7 on-site support teams.

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Value Proposition:

TheGigabit’s Data Center and Cloud Infrastructure Services are built to help businesses of all sizes move faster, stay secure, and scale confidently — without needing deep technical teams or massive upfront investments. Our end-to-end capabilities cover everything from cloud and colocation to hybrid infrastructure, giving clients a single point of control across environments while eliminating complexity, accelerating time-to-market, ensuring high availability with built-in security, supporting cross-border deployments with local expertise, and providing 24/7 monitoring for rapid response and minimal downtime — all through solutions tailored to each client’s unique needs.

We enable quick, go-to-market strategies. Whether a company is launching a new product, rolling out a digital service, or modernizing legacy systems, our infrastructure is ready to support it. We help businesses reduce deployment time from months to days — thanks to ready-to-scale platforms, expert support, and smooth migration tools. That speed helps clients capitalize on opportunities quickly, especially in fast-moving industries like fintech, e-commerce, and media.

Clients want flexibility and control without headaches. Our integrated platform supports multiple environments — public cloud, private cloud, colocation, and hybrid — all orchestrated under one umbrella. That means they no longer have to coordinate between different vendors or platforms. From a single provider, they gain visibility, control, and simplicity.

Downtime is expensive for our clients — both in money and reputation. That is why our infrastructure is designed for high availability with automatic failovers, redundant systems, and proactive monitoring. Security isn’t an afterthought — it is built in from day one. Every deployment includes enterprise-grade firewalls, network isolation, and compliance-ready configurations to meet local and international data protection requirements. Moreover, our response to client issues is also immediate. For example, VPS infrastructure is backed by 24/7 active monitoring and a proactive support team. If an issue is detected, our system triggers automated alerts and our engineers respond immediately — often before the client notices. In case of hardware failure, affected virtual machines are instantly redeployed on healthy nodes to ensure minimal disruption and no data loss. This ensures high service continuity and peace of mind for mission-critical workloads.

We do not force clients into fixed templates. Every business is different — and we treat them that way. Our engineers work closely with clients to understand their workloads, performance goals, and compliance needs, and then we design a tailored solution. Whether it’s a startup that needs rapid scaling or a multinational enterprise seeking regional redundancy, we deliver exactly what they need — and support them every step of the way.

To take our one-stop service one step further, we handle regional and cross-border infrastructure setups end-to-end — including logistics, hardware shipping, rack-and-stack, power/network provisioning, and full system configuration. Expanding into countries like Malaysia, Hong Kong, Japan, or Taiwan often involves dealing with multiple vendors, language barriers, customs regulations, and inconsistent technical standards — all of which slow down deployment and increase risk. TheGigabit eliminates these challenges by providing centralized coordination, local expertise, and a consistent deployment process across borders. Clients benefit from a single point of accountability, faster time to deployment, and smooth, predictable execution — regardless of country. 24/7 Expert Monitoring & Support. Our dedicated Network Operations Center (NOC) operates round-the-clock to monitor performance, respond to incidents, and support mission-critical environments. We don’t just host infrastructure — we guard it, optimize it, and keep it running, 24/7.

2. Data Storage & Disaster Recovery Services

●	Business Model & Features:

We also offer Gigaspace, our industry-leading Cloud Object Storage Solution, built to ensure disaster recovery capabilities and ensure uninterrupted business continuity for enterprises of all sizes. This platform offers a scalable, cost-efficient, and highly secure storage infrastructure that evolves in tandem with client business growth, all while safeguarding critical data against cyber threats, accidental deletions, and system failures. Our Data Storage and Disaster Recovery Solutions are built on geographically distributed infrastructure across Malaysia, Taiwan, Hong Kong, and Japan. These services support multi-site data replication with configurable recovery point objectives (RPO) and recovery time objectives (RTO), meaning that businesses can define how much data loss is acceptable (RPO) and how quickly systems must be restored (RTO) in the event of a disruption.

One of the standout features of Gigaspace is its Immutable Storage (WORM – Write Once, Read Many) functionality. This feature ensures that once data is stored within Gigaspace, it remains unmodifiable, impervious to deletion, or encryption by ransomware, thus guaranteeing the utmost data integrity. This is reinforced by version-controlled backups and isolated storage zones inaccessible from production environments. Furthermore, security is enhanced by automated orchestration tools enabling seamless service failover, integrated Anti-DDoS protections at the network layer and optional hardware-level redundancy for critical assets. For additional resilience and business continuity, we offer DR (disaster recovery) drill simulations and customized reporting to support audit and regulatory requirements. This attribute proves particularly crucial for industries with strict requirements of business continuity such as finance, healthcare, and legal sectors.

Gigaspace boasts enterprise-grade security measures and seamless compatibility with major backup software solutions such as Veeam, Commvault, and Veritas. The platform is engineered for scale, supporting up to petabytes of enterprise-grade storage across its ecosystem and employs military-grade encryption protocols (SHA-256) for data both at rest and in transit, fortifying defenses against unauthorized access and ensuring data confidentiality and integrity.

●	Value Proposition:

In the current landscape where ransomware attacks are on the rise and data loss poses a significant threat, Gigaspace emerges as a critical defense mechanism. With a growing market opportunity and vast potential for expansion, as evidenced by the projected $390 billion global cloud storage market by 2028, Gigaspace is strategically positioned to meet the increasing demand for robust disaster recovery solutions among SMBs and enterprises, and as a critical enabler of operational resilience and regulatory compliance. This, coupled with its recurring revenue model, unique differentiators such as immutable storage, and high client stickiness due to its pivotal role in ensuring business continuity, underscores Gigaspace as a compelling investment opportunity in the realm of cloud storage and cybersecurity convergence.

Our fully managed DR and backup services are built to eliminate complexity for businesses. Gigaspace automates data replication and failover between geographically separated zones, ensuring that systems and critical data are always recoverable within minimal RTO/RPO targets. This reduces the need for in-house expertise, mitigates risk, and supports compliance with industry regulations such as ISO, PCI DSS and PDPA.

Backed by a multi-region architecture, Gigaspace eliminates the need for organizations to invest in and manage their own geographically redundant environments. This not only reduces capital expenditure but also simplifies business continuity planning across regions.

Our 24/7 on-site network operations center team ensures proactive monitoring, rapid issue resolution, and continuous optimization across all our service offerings. Clients that are doing online services or using any digital services benefit from maximum uptime and reliability, regardless of the hosting environment.

From a user perspective, Gigaspace offers a user-friendly interface with an intuitive web dashboard, enabling straightforward data management without the need for specialized IT expertise. Furthermore, the platform provides free data ingress, eliminating additional charges for data uploads, and generous transfer limits to prevent unforeseen costs, making it a cost-efficient solution for businesses of varying sizes.

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3. Cybersecurity Services

●	Business Model & Features:

Supported by our long-standing relationships with reputable cybersecurity partners, TheGigabit has developed a combination of white-labelled and in-house cybersecurity services with a focus on integrated security management across infrastructure, applications and endpoints. Our subscription-based model offers a range of services including security frameworks, monitoring and management capabilities for security operations, web security solutions (including WAF implementations through partnerships), and SSL certificate management, ensuring continuous monitoring to identify and thwart potential attacks swiftly. Additionally, we offer a secure testing environment where suspicious files undergo analysis without posing any risks. Our services extend to advanced server protection, capable of blocking even the most intricate and concealed cyber threats. Furthermore, we simplify data encryption processes, delivering robust yet user-friendly mechanisms to safeguard sensitive information effectively.

We provide WAF services, where our web firewall acts as a proactive shield against hackers, intercepting them before they can reach the sites and servers. This is achieved through the implementation of regularly updated security rules that adhere to OWASP (Open Web Application Security Project) standards, ensuring that websites are fortified against evolving cyber threats. By actively blocking malicious activities such as database breaches and attempted site takeovers, our firewall serves as a robust defense mechanism. Moreover, it automatically filters out harmful traffic and combats bot attacks. Through our WAF services, our clients can proactively defend their websites against malicious traffic before it even reaches their servers, enhancing the overall security posture of their online presence.

We ensure secure, high-performance web applications with uninterrupted global reach. Our services also encompass robust Anti-DDoS protection at the network and data center levels, endpoint protection capabilities with antivirus and detection functions, vulnerability scanning, and security configuration services. With a formidable defense capability boasting a capacity of 1.8 terabits per second (“Tbps”), we effectively mitigate massive attacks—including those reaching as much as 1.2 terabits per second. Through real-time monitoring of all web traffic, we maintain vigilance to detect and counteract potential threats swiftly. Additionally, our global network optimization strategies ensure rapid and secure performance on a worldwide scale, guaranteeing seamless and efficient operations across diverse geographical regions.

●	Value Proposition:

TheGigabit’s approach emphasizes operational consistency and integration with other service offerings to enable coordinated protection across environments. The company positions its cybersecurity services to align with regulatory requirements. Its services are PCI DSS ready with ISO 27001 certification currently in progress, aligning with expectations from enterprise and regulated sectors. This focus on integrated security management and compliance support is designed to address the significant growth potential in Malaysia’s evolving cybersecurity landscape, particularly for mid-market and enterprise clients.

In today’s digital-first landscape, businesses face two urgent and growing challenges: the rising sophistication of cyber threats and the increasing demand for fast, reliable online experiences. As hackers now launch more intelligent and targeted attacks, traditional static defenses such as conventional firewalls or standard CDNs are no longer sufficient. At the same time, global users expect real-time performance — and anything less leads to lost sales, damaged trust, and degraded brand experience. This combination of performance pressure and security complexity presents a serious gap for most businesses, especially in Southeast Asia, where technical resources may be limited and infrastructure availability uneven.

TheGigabit addresses this gap through our fully managed CDN and WAF platform — a new generation SaaS solution delivered with usage-based billing. But unlike typical plug-and-play platforms, our service is highly adaptable, with configurations customizable around each customer’s unique operational requirements. We embed ourselves as an operational partner, helping clients secure and accelerate their web applications without requiring deep technical knowledge. From day one, our team works closely with clients to understand their application behavior, traffic profiles, and risk exposure. We then tailor caching strategies, firewall rules, and performance settings that evolve with their needs. This full-service approach drives long-term retention, reduces complexity for the client, and increases the stickiness of our platform.

From a business perspective, our platform is structured for scalability and strong recurring revenue. Clients are billed based on actual usage — such as bandwidth consumed, number of requests processed, or advanced security rules activated — allowing them to scale flexibly, and allowing us to grow revenue as their digital operations expand. Combined with real-time health monitoring and automatic failover for backend servers, we ensure high availability and minimal downtime — helping businesses maintain continuity and user confidence even during peak loads or infrastructure failures.

Furthermore, we are aligning our cybersecurity services with the regulatory and compliance requirements of enterprise and mid-market clients. Our CDN/WAF solution is PCI DSS ready, and we are actively progressing toward ISO 27001 certification. These standards make our platform suitable for industries that require strict data protection — including financial services, gaming, government portals, and healthcare — all of which represent high-growth segments within the ASEAN digital economy.

With dedicated account managers and 24/7 expert support, every client — from SMEs to regional enterprises — receives continuous, personalized assistance throughout their lifecycle. We go beyond technical support to offer operational continuity, including pre-deployment assessments, live performance tuning, and ongoing security reviews. This hands-on managed model significantly reduces churn and makes TheGigabit’s offering difficult to replace once integrated into client environments.

In an era where digital speed and security are business-critical, TheGigabit delivers both in one unified solution. Our managed CDN/WAF platform not only protects against evolving cyber threats but also enhances user experience and business agility — all while generating scalable, margin-rich recurring revenue. It is a core part of our integrated cloud and infrastructure strategy and represents a compelling value proposition for investors seeking exposure to Southeast Asia’s rapidly growing internet infrastructure market. From an industry standpoint, our services hold significant importance for businesses across various sectors, particularly in government digitalization, e-commerce, gaming, banking and finance, as well as any field handling sensitive data. By prioritizing security and offering comprehensive support, we aim to safeguard the interests and operations of our clients in the face of escalating cyber threats.

4. Professional Services & Hardware

●	Business Model & Features:

Our Professional Services and Hardware Division operates on a B2B-centric model, and covers infrastructure deployment, cloud integration, and workload migration across both physical and virtual platforms. Supported by an in-house hardware system integration division, we streamline the procurement and supply of enterprise-grade equipment, such as servers, storage systems, networking equipment, and office IT equipment, and tailor to client needs which also align with their budgetary requirements. This vertical integration allows us to deliver faster, more cost-effective solutions while maintaining control over quality, compatibility, and long-term serviceability.

What sets us apart is our customized approach. Unlike vendors that push pre-configured, off-the-shelf products, we focus on understanding each client’s unique operational, technical, and budgetary needs. Whether it’s a small business upgrading its office IT infrastructure or a large enterprise requiring a tailored server setup, we provide customized solutions that align with their goals.

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●	Value Proposition:

At TheGigabit, we recognize that in the world of professional IT services and hardware deployments, time is critical — and responsiveness defines reputation. When a customer reaches out with an inquiry, especially for hardware procurement or solution design, they’re often working under pressure: tight project timelines, upcoming infrastructure rollouts, or urgent system refreshes. In this environment, a same-business-day or next-business-day response is not a bonus — it is expected.

Our commitment to fast, professional follow-up signals more than just good customer service — it tells our clients that their business is valued, and their time is respected. This level of responsiveness is what builds trust, improves conversion rates, and keeps clients coming back. Whether it’s a system integrator looking for volume pricing or an enterprise CTO needing a quick server quote, we ensure every enquiry is acknowledged and handled promptly by experienced professionals.

Another key value-add of our Professional Services and Hardware business is our ability to customize specifications and pricing by working directly with hardware distributors. Unlike traditional resellers that offer fixed hardware configurations, TheGigabit’s engineering teams consisting members with more than 17 years of experience, engage closely with clients and suppliers to optimize configurations — ensuring the solution not only meets technical requirements but also goes beyond to help save costs for our clients.

Our business is built on customization, expertise, and long-term partnerships. We do not just sell hardware—we deliver solutions that drive efficiency, productivity, and growth.

5. Bare Metal Server/Web Hosting Services

●	Business Model & Features:

TheGigabit’s Bare Metal Server and Hosting Services integrate high-performance Connectivity, Content Delivery Network (CDN) capabilities, and Bare Metal Hosting into a unified solution designed for businesses requiring speed, resilience, and reach.

Our Connectivity infrastructure spans over ten Points of Presence (PoPs) across Asia and is powered by a 1.8Tbps backbone capacity. This extensive network is reinforced by connections to up to 14 global upstream providers—including Cogent, SoftBank, and NTT Communications—and over 100 peering partners. This architecture enables us to deliver low-latency (latency refers to the time it takes, measured in milliseconds, for a user’s action—such as clicking a button or loading a webpage—to travel across the network and receive a response), high-availability internet services across multiple geographies, with added-value offerings such as IP Transit, Anti-DDoS, and International Ethernet Private Line (IEPL) available from a single point of connection.

In tandem, our Bare Metal Hosting Services provide dedicated and fully managed physical servers for performance-intensive environments such as high-traffic portals, enterprise platforms, and dynamic content delivery systems. These servers offer clients full access to hardware resources for maximum performance, security, and customization enabled through flexible configurations combining self-owned software and third-party software. By leveraging anycast routing and geographically dispersed DNS nodes, TheGigabit enhances fault tolerance and ensures high availability for mission-critical applications, even during regional outages or infrastructure disruptions, container support, and web deployment automation to support scalability and operational consistency. Deployment and maintenance are fully managed within our own data centers, providing clients with a powerful hosting foundation tightly integrated with our connectivity and CDN ecosystem.

For the fiscal years ended December 31, 2023 and 2024, we operated 5,000 and 5,300 bare metal servers and served approximately 1,400 and 1,500 customers, respectively. Furthermore, our hosting solutions account for 17.3% of all domains in Malaysia. The company is currently ranked No. 5 out of 392 Autonomous System Numbers (ASNs) in the country, underscoring its role as a major hosting infrastructure provider for Malaysian digital businesses.

On the CDN front, we provide fast, secure, and highly customizable content delivery solutions for clients operating in high-traffic environments. Unlike many traditional CDN/WAF platforms that rely heavily on static caching, our CDN utilizes regionally distributed servers for dynamic content caching and intelligent routing, ensuring accelerated load times and efficient bandwidth utilization, essentially allowing fresh, personalized, or database-driven content to be served instantly without lag or stale data. Businesses can benefit from capabilities such as API acceleration, dynamic caching policies, and cross-border network expansion. The CDN platform can be fully integrated with Web Application Firewall (WAF) protection and is supported by 24/7 enterprise-grade customer service which combined with flexible pricing models offer a full-spectrum solution for content performance and security.

●	Value Proposition:

TheGigabit’s Bare Metal Hosting Services are purpose-built for businesses that demand uncompromised performance, dedicated hardware control, and consistent scalability. These fully managed physical servers are ideal for high-traffic websites, enterprise applications, large-scale databases, and compute-heavy environments where virtualized infrastructure may fall short. What sets us apart is our flexible configuration model. Clients can deploy their own licensed software or choose from pre-integrated third-party stacks — giving them complete control over how infrastructure is built. We also support container orchestration, Continuous Integration/Continuous Delivery/Continuous Deployment (CI/CD) pipeline integration, and automation tools that simplify development workflows and reduce time-to-launch.

To support urgent deployments and project scalability, TheGigabit maintains ready-stock hardware in our facilities. This allows us to provision and activate dedicated servers on demand, significantly reducing wait times compared to traditional providers who rely on just-in-time fulfillment or third-party logistics. This speed of execution is critical for customers managing tight rollout schedules or sudden traffic spikes. Tangibly, we are able to provision these servers within 30 to 60 minutes, enabling a strategic advantage for businesses facing tight launch timelines or scaling demands—allowing them to respond quickly to operational needs without compromising performance.

In today’s digital economy, enterprises rely on seamless internet infrastructure to support online operations, user engagement, and application delivery. Our Connectivity solution ensures uninterrupted, high-speed connections by dynamically optimizing routing paths in real time. Through intelligent traffic management, we adapt to network conditions swiftly, minimizing latency and maximizing uptime even in adverse situations. With always-on performance, self-adjusting routing, and enterprise-grade reliability, our solution is essential for e-commerce, cloud services, and global operations, helping businesses maintain peak efficiency and competitiveness in a fast-paced digital economy.

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Meanwhile, our CDN offering is uniquely positioned in the Malaysian market by combining web acceleration with cybersecurity through bundled WAF services—catering to clients in video streaming, fintech, and enterprise platforms that require both speed and protection. We also support data sovereignty or locality needs for Malaysian clients by enabling data to be routed through local infrastructure, while still maintaining seamless access across Indo-Pacific regions. Whether delivering interactive websites or large-scale content platforms, TheGigabit’s Internet & Web Hosting Services provide a resilient, secure, and customizable foundation for digital growth.

Managing Our Growth

We expect our customer base to expand, although we cannot assure when or whether such expansion will occur. If and as our customer base expands, we may face unexpected implementation challenges related to the complexity of our customers’ implementation and integration requirements. This could lead to deployment delays for colocation, bare metal, or hybrid cloud solutions, potentially increasing operational costs due to configuration demands and deferring revenue recognition for intricate engagements involving milestone-based billing.

To address these risks, we are implementing mitigation strategies such as developing standardized yet adaptable processes with modular deployment templates, maintaining a talent pipeline for data center technicians and cloud integration specialists, conducting detailed readiness assessments during customer onboarding to preempt delays, and structuring contracts with phased revenue models allowing partial recognition for completed deployment phases and verified service milestones. The manageability of this risk stems from the predictability of physical deployments, our expertise in bridging colocation and cloud environments, and the scalability of our support model through investments in automation and tiered support to ensure quality service provision amidst company growth.

We are committed to maintain the quality of our client support services if and as our business grows in the future. This will require proportional growth in our hiring of skilled technicians to match customer growth, and ongoing training on emerging technologies such as hybrid cloud integrations and hardware troubleshooting. We must also actively leverage automation and AI-powered tools across multiple layers of our business. For example, we are implementing chatbots to handle Level 1 support inquiries and unmanaged client requests, enabling faster resolution of routine issues while reserving escalation to Level 2 support for more complex cases. Internally, we utilize platforms such as ClickUp to centralize workstreams, enhance cross-team visibility, and improve progress tracking across departments. Additionally, the adoption of Oracle NetSuite ERP enables us to automate and streamline core business functions—from sales processes to financial reporting—ensuring that teams operate with real-time data and improved productivity. By automating recurring tasks and optimizing workflows, we free up internal resources to focus on high-value initiatives, ultimately enhancing client satisfaction and sustaining scalable growth.

We have devised strategies such as implementing a scalable support infrastructure through controlled hiring pipelines and developing a comprehensive knowledge base of self-help resources to alleviate ticket volume. Proactive support protocols include assigning dedicated engineers to high-value clients for swift responses and utilizing predictive monitoring to address issues before clients report them. Reputation safeguards involve offering customer satisfaction guarantees with service credits for missed SLAs and transparently sharing uptime/support metrics to reinforce reliability.

OUR COMPETITIVE STRENGTHS

In addition to the competitive advantages highlighted in comparison with the named competitors in the industry section, we believe that our principal strengths are as follows:

Strong Local Reputation Underpinned by Comprehensive In-house System Integration Capabilities

TheGigabit has established a strong reputation in Malaysia’s hosting and infrastructure sector for delivering highly reliable, technically sound, and responsive solutions. Unlike many system integrators (SIs) that rely on third-party hosting providers, Gigabit offers both infrastructure and system integration services in-house. This integrated model allows customers to engage a single party for data center services, disaster recovery (DR), on-premise hardware deployment, and technical support. By removing the need for multiple vendors, customers benefit from simplified communication, faster execution, and lower overall project costs, as there are no additional markups typically charged by intermediaries.

Decades of Technical Expertise, Delivered Through Customized Architectures

With over 17 years of experience in the information technology industry, we have developed a deep understanding of market needs. Unlike traditional hosting providers that offer fixed services and off-the-shelf products, we customize solutions based on each client’s unique challenges. We approach as system integrators so that businesses get the right mix of cloud, bare metal, public and private infrastructure to optimize performance, cost and scalability. We believe that our capabilities are importantly recognized by major IT services players in Singapore, Hong Kong, Taiwan, Japan, and Malaysia, as evidenced by our diverse client mix, spanning from SMBs to multinationals across various sectors.

Underlying all of this is the Gigabit’s deep technical knowledge and expertise, supported by a strong talent pool that we actively retain and continuously develop. We invest in structured training programs to ensure our engineering and support teams stay current with the latest technologies, best practices, and emerging threats. This ongoing commitment allows us to offer informed, up-to-date guidance to customers across a wide range of infrastructure and security needs.

Ready to Scale and On-Demand Bandwidth

We have a ready stock of servers and infrastructure to support high-demand projects without long lead times. For instance, if a client requires 100+ servers, we can deploy them within days instead of weeks, ensuring minimal disruption and faster scalability. The same speed of deployment is replicated in the case where clients require transition to dedicated private cloud solutions when their public cloud usage outgrew the provider’s available resources, ensuring uninterrupted performance and tailored infrastructure.

Our core network infrastructure is built with extensive redundancy and is among the largest backbone capacities for a hosting provider in Malaysia. This allows us to deliver on-demand bandwidth upgrades instantly, without hardware delays. For example, if a customer’s IoT deployment needs to scale from 100Mbps to 100Gbps, the upgrade can be provisioned immediately. Additionally, our international connectivity—through dedicated interconnected links to Hong Kong, Japan, Taiwan, and other locations—enables Malaysian businesses to expand into overseas markets while minimizing latency and connection instability. These ready routes position Gigabit as a key partner for regional expansion where speed and network reliability are critical.

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Real-Time Route Optimization

We operate our own BGP-based routing infrastructure, which allows our in-house network engineers to control and optimize data traffic paths directly. In the event that a Tier 1 ISP experiences high latency or packet loss, our team can intervene and reroute traffic in real time to restore optimal performance. This flexibility ensures customers always receive the lowest latency possible for their applications, especially for sensitive workloads such as video streaming, gaming, or financial systems.

Our Customer First Commitment – Instant Customer Support and Flexible Client Onboarding

Our customer support model is designed for immediate action. We offer 24/7 access to both sales and technical teams, with capability to respond within 5 minutes. As an example, if a customer’s website experiences a DDoS attack, they can contact our team at any hour to activate mitigation services—such as upgrading to anti-DDoS protection—without needing to wait for a next-business-day response. This enables customers to maintain operational continuity and protect revenue-critical systems with minimal disruption.

Moreover, customers benefit from direct access to experienced technical personnel, with the option to bypass the traditional Tier 1 support queues or automated chatbot systems. When an issue arises, they can immediately engage the right engineer—someone with the authority and expertise to provide full resolution without unnecessary delay. This direct-to-expert support model shortens resolution time, reduces frustration, and reflects our core philosophy of prioritizing meaningful, results-driven customer service.

Another key strength is our fast and customer-friendly onboarding process, especially for core offerings such as CDN, WAF, anti-DDoS, and bare metal servers. Many service providers impose long, bureaucratic onboarding steps that frustrate both customers and sales teams. In contrast, Gigabit empowers its sales personnel with operational flexibility. Customers can directly message our sales team—even on weekends—to activate services immediately, with billing processed the following business day. This human-first approach combines operational agility with relationship building, allowing customers to receive support on the go while fostering long-term trust and satisfaction.

This approach also gives customers confidence in purchasing our services, knowing they will be guided by knowledgeable sales representatives throughout the entire onboarding journey—from the initial inquiry to full-service activation. Even after deployment, we continue to support our customers to ensure the services are fully optimized for their needs and aligned with their business goals. This end-to-end guidance reinforces customer satisfaction, builds credibility, and strengthens long-term engagement.

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Accelerated Proof-of-Concept (PoC) and Access Without Upfront Investment

TheGigabit offers rapid proof-of-concept (POC) readiness for its core solutions. Customers can begin evaluating services like CDN, WAF, anti-DDoS, and bare metal within days—rather than waiting weeks—enabling faster decision-making and a clearer, hands-on understanding of the value we deliver. By maintaining ready stock for key infrastructure components, Gigabit also helps customers bypass the need for lengthy, high-budget procurement cycles. This allows them to experience the solution in real time without upfront capital investment, accelerating both adoption and results.

Together, these capabilities—full-stack infrastructure integration, scalable and high-capacity connectivity, intelligent routing control, and always-on support—demonstrate TheGigabit’s distinct position in the market and reinforce our readiness for regional and global growth.

OUR BUSINESS STRATEGIES AND FUTURE PLANS

We generate consistent profitability through a focused portfolio of high-demand infrastructure services, including bare metal server leasing, hardware trading in collaboration with system integrators (SI), and data center colocation services. Our growth strategy is centered on scaling these proven business lines, improving operational efficiency, expanding our geographic and service reach, and investing strategically across key areas such as infrastructure, working capital, market development, and marketing.

Our future plans include:

Business Expansion

Scaling Bare Metal Server Deployment

We continue to expand our core revenue generator—bare metal server service—by:

●	Increasing server inventory in high-demand configurations to support regional e-commerce, gaming, and fintech clients.
●	Launching pre-configured server bundles with standard SLAs to accelerate provisioning.
●	Introducing reserved capacity options for recurring clients to improve resource utilization and forecastability.

Strategic Investment in Cybersecurity Services

We are strengthening our cybersecurity offerings by:

●	Enhancing security monitoring and management capabilities by further optimizing real time Security and Information and Event Management (SIME).
●	Establishing a 24/7 functioning Security Operations Centre (SOC) on top of existing Network Operations Centre (NOC).
●	Driving ongoing R&D to evolve our WAF and Anti-DDoS capabilities, ensuring proactive defense against the ever-changing threat landscape.

Integration of All Service Offerings Under a Centralized, Intuitive Interface for Improved User Experience

We are strategically deploying resources to drive service integration by:

●	Developing a user-centric unified interface that seamlessly integrates modular service features across all offerings, with built-in analytics, centralized management, and streamlined issue resolution tools.
●	Gradually repositioning service delivery around this unified platform to drive greater customer engagement and further unlock cross-selling opportunities.
●	Streamlining third-party supplier oversight through the platform to enhance visibility, accountability, and performance tracking.

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Geographic Expansion Aligned with SI and Hosting Demand

To meet increasing international demand, we will replicate our business model in high-growth markets including United States, Australia, and Singapore. We anticipate expanding into the United States in the first half of 2026, followed by Singapore in the second half of 2026 and Australia in the first half of 2027. Our approach includes:

●	Partnering with local data center operators, deploying our own racks, and building local PoP and onsite NOC, establishing capacity to deliver bare metal, colocation and other services such as VPS, cloud and CDF/WAF under the Gigabit brand.
●	Supporting regional SI partners through localized stockholding, fulfillment, deployment, and post-sales support.
●	Investing in core infrastructure:

○	Leasing rack space in Tier III or higher facilities (e.g., United States, Australia, Singapore).
○	Establishing local network presence for low-latency performance.
○	Deploying on-ground hardware to support immediate provisioning.

●	Building regional teams using a hybrid model:

○	Remote engineers and local hires to support 24/7 operations.
○	Technical staff delivering SLA-based services tailored to public sector and enterprise needs.

●	Recruiting regional ops managers, network engineers, and account managers to:

○	Maintain service consistency and compliance.
○	Navigate local regulations and localization needs.
○	Strengthen partnerships with SIs and distributors.

●	Rolling out standardized onboarding and training to ensure all teams operate at the same technical and service excellence as our Malaysia HQ.

Streamlining, Strengthening of Business and Financial Processes and Talent Acquisition

To support our growth and expansion plans, we will invest in:

●	A centralized procurement, billing, and support system to reduce order processing time and increase service speed.
●	Hiring key headcounts across operations, technical support, and sales, including for international markets.

To scale profitably, we are optimizing operations by:

●	Consolidating internal systems for procurement, billing, and customer support.
●	Standardizing internal SOPs and certifications to ensure consistent SLA compliance.
●	Improving infrastructure efficiency with targeted upgrades to increase uptime

Market Penetration and Development

To deepen our presence and grow our client base:

●	We are launching tailored initiatives targeting untapped and underpenetrated verticals such as government, telco, and emerging SaaS platforms.
●	We will enhance regional sales enablement through:

○	Joint go-to-market plans with SI and channel partners.
○	Localized product bundles and third-party certifications (e.g., Veeam Certification, Dell certification, PCI DSS, ISO27001) to suit industry-specific needs.

●	We are also developing post sales support and technical account management to drive client retention.

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We recognize that strategic marketing investment is critical to supporting our business development and IPO visibility. As such, we will:

●	Allocate marketing budget for digital campaigns, regional branding, and SEO to generate inbound demand.
●	Participate in key tech events, expos, and conferences across APAC and the U.S. to strengthen brand recognition.
●	Develop sales collaterals, whitepapers, and case studies to support direct sales and channel marketing teams.

To support sustainable margin growth and long-term value creation, we will:

●	Deepen procurement partnerships with key OEMs and regional distributors.
●	Explore potential acquisition opportunities to enhance TheGigabit’s portfolio of solutions for public sector and enterprise clients.
●	Evaluate strategic acquisitions of hosting and hardware trading companies in target ASEAN markets to accelerate regional market entry.

ESG Implementation

Sustainability remains a business priority, and we are committed to:

●	Upgrading our cooling systems and UPS infrastructure to improve energy efficiency.
●	Supporting customers’ ESG reporting by offering carbon tracking metrics.
●	Prioritizing Green Building Standards by selecting facilities certified under established Green Building Indexes.
●	Deploying energy-efficient hardware that meets the latest environmental standards to minimize carbon footprint.
●	Promoting a paperless environment through digitized workflows and documentation systems.

Pursuing local green certifications to enhance our participation in public sector IT initiatives.

OUR MAJOR CUSTOMERS

For the six-month period ended June 30, 2025, one major customer accounted for 13% of our total revenue. For the fiscal year ended December 31, 2024, one major customer accounted for 10% of our total revenue. For the fiscal year ended December 31, 2023, none of our customers represented 10% or more of our total revenue.

Except as disclosed above, our Directors are of the view that, as of June 30, 2025, our business and profitability are not materially dependent on any of our customers. To the best of our Directors’ knowledge, we are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our major customers.

As at the date of this prospectus, no Director or Controlling Shareholder of the Company or any associate thereof, has any interest, direct or indirect, in any of our customers.

OUR MAJOR SUPPLIERS

For the six-month period ended June 30, 2025, one major supplier accounted 15% of our total cost of revenue. For the fiscal year ended December 31, 2024, one major supplier accounted 21% of our total cost of revenue. For the fiscal year ended December 31, 2023, one major supplier accounted 30% of our total cost of revenue.

Except as disclosed above, our Directors are of the view that, as of June 30, 2025, our business and profitability are not materially dependent on any of our suppliers. To the best of our Directors’ knowledge, we are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our major suppliers.

As of the date of this prospectus, no Director or Controlling Shareholder of the Company or any associate thereof, has any interest, direct or indirect, in any of our major suppliers.

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SALES AND MARKETING

Sales Strategy

Customer-Oriented Value Creation That Drives Long-Term Client Retention

TheGigabit employs a value-added and customizable solutions approach designed to deepen customer reliance on our infrastructure and managed services. We use proven technologies designed to solve specific client issues. Rather than offering a one-size-fits-all solution, we carefully analyze, research, and develop the best technological fit. While some vendors push expensive, feature-heavy products, we focus on providing streamlined, cost-effective solutions tailored to real-world use cases. By tailoring our offerings to meet specific business and technical requirements, we create strong integration between our services and clients’ operations —significantly increasing switching costs and making our solutions difficult to replace. This high degree of vendor lock-in not only strengthens customer retention but also supports long-term recurring revenue.

Our reputation as problem-solvers is one of our strongest lead-generation channels. When clients encounter challenges with their existing vendors, they turn to us for expert insights and solutions. Our commitment to excellence ensures that no infrastructure, coding, or security issue goes unresolved. Unlike others who charge for consultations, we believe that every client is a partner and a friend. We offer our expertise freely, not just to solve immediate issues, but because we genuinely want them to succeed. Even if there isn’t an opportunity today, we trust that by building strong relationships, our support will lead to future collaborations.

Our consultative, challenge-solving mindset fosters long-term trust, often leading clients to refer new business and expand engagement across additional projects. In some cases, customers and vendors have evolved into strategic partners, collaborating with us on broader initiatives. This depth of relationship is reinforced by our operational agility: we respond to support requests within five minutes, provision bare-metal servers in under 30 minutes, and resolve hardware uptime issues within 10 to 30 minutes—demonstrating a consistently customer-focused, execution-driven service model.

All in all, our ability to combine technical excellence with authentic customer care has made TheGigabit more than just a service provider—we become a trusted extension of our clients’ operations. This high-touch, solution-driven approach is the foundation of our long-term client retention and the reason why over 1,500 global customers continue to choose and grow with us.

Human-Centric Approach

We recognize that technology can be complex. Instead of expecting clients to have deep technical knowledge, we simplify solutions and communicate the issues and solutions in a way they understand. More than just providing guidance, we believe in knowledge sharing and learning from each other. We don’t just talk business—we build real connections, speaking to our clients as friends rather than just customers. This approach has fostered strong relationships, where even our partners reach out to us for advice and insights, regardless of whether it directly relates to our services.

Short Sales Cycle and Seamless Client Onboarding

One core element of our sales strategies is maintaining short sales cycles, and a hassle-free and flexible onboarding process. Customers can engage with TheGigabit and begin using our services within a matter of hours—not days or weeks. Our sales team is empowered to assist directly, including during weekends, ensuring that services can be activated immediately, with billing deferred to the next business day. This operational flexibility reduces friction in the customer journey and accelerates service adoption, helping businesses get up and running quickly.

To further encourage customer onboarding and de-risk decision-making, TheGigabit offers proof-of-concept (POC) deployment for key services such as CDN, WAF, anti-DDoS, and bare metal infrastructure. Customers can evaluate our offerings within days, at no initial cost or commitment. This approach allows them to experience the service quality, performance, and responsiveness of our support firsthand—leading to more informed, confident purchasing decisions.

Our billing model emphasizes transparency and predictability. Customers know exactly what they are paying for, with no hidden charges or unexpected cost fluctuations. This clarity reinforces trust, simplifies procurement approvals, and strengthens long-term relationships.

Strategic Partnerships & Referrals

We also maintain strong strategic partnerships with local and regional players. TheGigabit actively engages in co-branded initiatives and collaborative offerings with technology partners, bundling our infrastructure with complementary solutions. These joint go-to-market campaigns have led to successful project implementations and broadened our reach into new sectors. We aim to continue expanding this partner network to unlock additional growth avenues.

Additionally, we collaborate with companies requiring large-scale deployments but lacking local capacity in Malaysia. As a trusted regional partner, we are often referred to support their deployment schedules, fostering mutually beneficial relationships with industry leaders who lack a local presence. Moreover, TheGigabit’s one-stop, end-to-end deployment model creates a highly “sticky” client relationship by delivering integrated infrastructure, cloud, and managed services across multiple geographies under a single operational framework. Clients benefit from a seamless and reliable service experience that is difficult to replicate without significant reconfiguration or risk.

Internal Business Synergies Enable Strategic Cross-selling Opportunities

Another strategic element of our sales strategy lies in our ability to create cross-selling opportunities between our various business divisions. For example, customers who begin with on-premises hardware frequently expand into our hosting and managed services ecosystem due to the seamless integration and operational convenience we offer. This single-vendor model reduces vendor complexity, enables unified support, and drives customer stickiness across our solution stack.

Streamlined Client Engagement

By assigning dedicated account managers, we eliminate the hassle of clients navigating multiple departments. This direct communication streamlines processes, reduces complexity, and enhances efficiency, minimizing stress for our customers.

Internally, we invest in robust sales enablement and talent development initiatives. New sales personnel are onboarded through structured training programs that equip them with comprehensive product knowledge, market insights, and sales kits. This ensures consistency in messaging, confidence in client-facing interactions, and strong alignment between technical capabilities and customer needs.

Active Industry Exposure Enhances TheGigabit Brand Image

Participation in roadshows, conferences, and industry networking events forms a key part of our market expansion strategy. These platforms help us showcase our capabilities, build valuable business relationships, and stay visible within the competitive landscape. They also offer opportunities to engage potential clients and partners, accelerating sales and partnership pipelines.

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Marketing Strategy

Products and Services

Robust Service Range: We offer a significant range of services and products to our clients so that we have an arsenal of solutions for their needs.

Research & Development: We do not just deploy off-the-shelf solutions—we engineer hosting environments through relentless R&D, rigorously testing and fine-tuning hardware and software combinations to solve real-world challenges. By optimizing for performance, security, and scalability, we deliver future-proof infrastructure tailored to businesses that demand reliability and innovation.

Our product strategy is driven by Research & Development led market responsiveness. Instead of deploying generic infrastructure, we rigorously test and engineer optimized hosting environments tailored to address the real-world needs of distinct customer segments. This includes differentiated offerings for partners and end-users, based on industry specific performance, scalability, and compliance requirements. This segmentation enables us to accelerate go-to-market traction by delivering ready-to-deploy, purpose-built solutions that shorten sales cycles and increase adoption. For instance, our bare metal server packages were designed based on feedback from high-frequency trading clients. This customization reduced onboarding time, resulting in a faster time to revenue.

Price

Value-Focused Pricing: We focus on long-term value generation for our clients. This is done by assessing client needs and determining the exact solutions needed without overselling or overpromising. This commitment to value generation and quality service allows us to market our solutions at a premium price point while remaining attractive to customers.

Our pricing model supports rapid market entry and customer acquisition by aligning with customer size, industry use case, and growth trajectory. Through dynamic, value-based pricing and customizable packages tailored to different business profiles ranging from startups and digital native companies to large scale infrastructure buyers, to reduce friction in the buying decision. Our go-to-market strategy benefits from subscription models and predictable upgrade paths, which improve conversion and minimize churn. In support of customer retention and continuity, we offer free hardware upgrades to long-term or strategic clients, based on mutual agreement and aligned with evolving industry standards. For example, bare metal server customers continue to enjoy stable pricing while receiving newer, more powerful server models, we consistently ensuring uninterrupted operations and delivering enhanced value over time. Additionally, our ability to maintain niche server models in response to niche market demand allows us to capture underserved segments and expand our total addressable market (TAM), while preserving pricing flexibility in highly competitive environments.

Place

Online Presence: We ensure a robust online presence with an informative website where customers can easily browse services, get quotes, and make purchases.

Global Reach: We operate data centers in multiple strategic locations globally to serve a diverse customer base and ensure low latency.

Local Partnerships: We collaborate with local data center and upstream providers to increase reach within specific regions.

Our go-to-market strategy leverages both global infrastructure and localized access to ensure service availability across multiple customer touchpoints. We maintain a strong online presence through a website that allows customers to explore offerings, receive instant quotations, and initiate purchases to streamline the sales funnel and increase conversion rates. Strategically positioned data centers across key global regions ensure high performance and low latency for diverse client segments. In addition, our partnerships with local data center operators and upstream providers enable us to expand our reach in specific markets, accelerating deployment speed, improving service reliability, and supporting compliance with regional requirements. This multi-channel distribution strategy enhances market responsiveness and supports scalable expansion across both mature and emerging markets.

Promotion

Omnichannel Marketing: We opt for a balanced marketing strategy that involves both offline and online channels. Offline initiatives include participating in industry and events for us to have direct engagement with potential customers and collaborators. While online strategies including SEO optimization, paid advertisements, social media marketing and email campaigns enhance our digital presence and brand awareness.

Customer Journey: We analyze the customer journey to determine how our audience interacts with our promotional materials. This helps inform, guide and empower leads to have a comprehensive understanding of our products and services. We develop multiple touch points to give our customers more opportunities to engage with our brand.

Sales & Marketing Alignment: We emphasize inter-department synergies between and among our sales and marketing teams to maximize campaign effectiveness. We work closely with the sales team to capture and nurture leads generated through our omni-channel approach for effective conversions.

Our promotional strategy is built to generate high quality leads and accelerate pipeline velocity. Online channels such as SEO, paid ads, and email nurture campaigns drive consistent inbound demand, while offline activations such as roadshows, industry expos, and strategic partnerships to strengthen brand visibility and capture demand at multiple funnel stages. A key go-to-market tactic is offering free trials and promotional credits to new customers, enabling them to evaluate our infrastructure risk-free and increasing trial to conversion rates. Furthermore, our promotional offers are customizable based on business needs, ensuring alignment with each client’s scale, technical complexity, and growth stage. By tailoring incentives to market demand and buyer intent, we improve campaign efficiency and support sales team objectives.

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People

Expertise: Our team of dedicated professionals have collective industry experience of more than 17 years in the industry to provide informed suggestions to our clients.

Training and Development: We emphasize a culture of continuous training for employees to ensure they are equipped with the knowledge of emerging technology and business trends. This is supported by industry certifications and awards that help build further credibility.

Customer-Centric Culture: We foster a culture of customer satisfaction. If a solution is not immediately available, we will work to find it. Our robust care for our customers is supported by client testimonials and case studies from satisfied customers that we share on our website and marketing materials.

Customer facing personnel are fully integrated into our go-to-market execution. Pre-assigned account managers and solution engineers are trained not only to support but to accelerate adoption through needs-based consultation and pre-sales engineering. Our people strategy plays a central role in driving marketing success and customer retention. With a team that collectively brings over 17 years of industry experience, we offer clients deep technical insights and practical recommendations tailored to their business needs. We invest in continuous learning and development, ensuring our staff remain up-to-date on emerging technologies and trends. This commitment is reinforced by relevant industry certifications and recognitions, which serve as external proof of our capabilities. We are committed to delivering solutions, even in complex scenarios. This approach has earned us a portfolio of client testimonials and case studies, which we leverage in marketing campaigns to build trust and reinforce our brand reputation.

Process

Our marketing processes are structured to support scalable, data-driven engagement throughout the customer journey. At the core of this strategy is our CRM platform, enhanced by AI-driven capabilities that enable intelligent audience segmentation, and behavior-based content personalization. These tools allow us to automate lead nurturing with greater precision, tailoring communications to industry interests, engagement signals, and buying intent. From initial awareness through post-sale education, we maintain a consistent cadence of touchpoints, such as industry update newsletters, solution recommendations, and exclusive offers that enhance customer experience and deepen engagement. These structured marketing workflows ensure that leads are consistently warmed before handoff to the sales team, improving conversion rates and shortening the sales cycle. By embedding marketing automation into our go-to-market processes, we are able to operate with greater agility and maintain meaningful relationships at scale.

Physical Evidence

To reinforce our go-to-market strategy and build buyer confidence, we provide transparent and verifiable proof points that reduce pre-purchase hesitation and support decision-making. These include ISO certifications, real-time uptime dashboards, and publicly accessible case studies. These assets play a critical role in bottom of funnel activities such as technical evaluations and RFP (Request for Proposal) submissions.

Performance

Our marketing and customer acquisition approach is designed to help us grow into new regions and serve different types of industries. For regional growth, we run localized campaigns, use language-specific content, and work with local partners to better connect with each market. For industry expansion, we create marketing messages and solutions that speak directly to the needs of each sector. With a flexible setup, we can adjust our strategies quickly to fit different markets. Our CRM system and internal processes help us manage leads efficiently and ensure we can scale our operations smoothly as demand grows. This readiness positions us well for long-term growth and effective use of future capital.

Sales and Marketing Team

The key personnel of our Sales and Marketing Team are Ms. Lim Shpn Hun, EVP of Hardware Business Development, and Mr. Au Yong Tuck Yew, EVP of Internet Hosting Business Development. The Internet Hosting Business Development Department oversees the Business Development Division, Marketing Division and Sales Administration Division. Each division includes executive staff in their respective expertise with up to one manager of the division.

RESEARCH AND DEVELOPMENT

The Research and Development (R&D) team at the Company operates with a clear philosophy: to simplify complex customer challenges and develop cost-effective, practical solutions tailored to specific operational needs. The team focuses on improving service reliability, reducing deployment time, and lowering infrastructure costs through targeted software development, system integration, and automation initiatives.

Current Team Composition

Our R&D team is led by Lai Chen Haw, our Solution Architect / Infrastructure, and by Glendon Yeo Wee Hock, our Software Development Manager. The group is organized into a Frontend Team, that is responsible for developing the frontend for the Unified Portal, and a Backend Development Team, that is focused on API development and automation.

The team currently is focused on several transformative initiatives to meet evolving customer needs:

As part of our ongoing commitment to service excellence and operational efficiency, we are developing a Unified Service Management Portal that will serve as a comprehensive self-service platform for our customers. This portal will consolidate all our services—including bare metal servers, colocation, security features, and support—into a single, integrated interface. In addition, we are embedding predictive analytics capabilities into the platform to help optimize service performance and anticipate resource demands, improving the overall customer experience and operational planning.

In parallel, we are enhancing our Anti-DDoS and Web Application Firewall (WAF) systems. These improvements include the use of adaptive threat detection models that learn from incoming traffic patterns to dynamically identify and respond to evolving attack vectors. To further strengthen our defense capabilities, we are integrating AI-driven analytics that can detect and counter AI-powered attack techniques—ensuring our platform evolves alongside the threat landscape. This layered approach enables our infrastructure to remains resilient against high-volume and application-layer attacks.

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Our System Automation initiatives are also progressing steadily. We are implementing real-time monitoring tools that proactively detect system anomalies and potential threats. These tools are supported by automated defensive mechanisms designed to respond instantly to incidents—minimizing downtime, preserving customer data, and reducing the need for manual intervention. We are also exploring GPU-as-a-Service (GPUaaS) and large language model (LLM) modeling, with a focus on integrating these capabilities into automation frameworks and enabling clients to leverage AI to enhance their own business operations.

COMPETITION

The markets of internet hosting and cloud services in which we compete are highly competitive, rapidly evolving, and fragmented, with both local and global players vying for market share. Our primary competitors are global players with an established presence across multiple regions. Examples include Linode (a subsidiary of Akamai Technologies), DataPacket, OVHcloud.

In addition to global cloud and infrastructure giants, we also face competition from local hosting providers in Malaysia, Hong Kong, Taiwan, and Japan; and from emerging niche providers specializing in low-cost, high-performance, or compliance-specific hosting solutions. While we are a fast-growing company, we have yet to achieve a footprint in every region worldwide. This limits our competitive reach in certain markets.

One key reason for our deliberate expansion pace is our commitment to localized support. Unlike many providers that offer limited or offshore support, we prioritize having local staff on the ground to ensure high-quality customer service. This customer-centric approach enhances satisfaction and trust, but it also requires extensive planning and resources for each expansion. In contrast, many competitors expand rapidly by relying on centralized or minimal support structures, often at the cost of service quality.

Our differentiation lies in strong localized support and solutions tailored to regional business needs, ensuring that clients receive not just infrastructure, but also reliable, expert assistance whenever needed.

The massive popularity of, and low barriers to entry in, the internet hosting and related services market have created fierce competitive dynamics. Success in this crowded landscape requires flawless execution across retention, monetization, and standing out through innovation or marketing. The intensity of competition strains the viability of smaller firms and elevates the risk of new product launches.

To remain competitive, we must:

●	Invest in new technology and infrastructure which are suitable to our business operations and processes (e.g., fully automated process, pre-alert monitoring tools, AI technology, new high tier density data centers).
●	Maintain a highly reliable core infrastructure, with a focus on delivering 100% network uptime to support mission-critical client operations.
●	Continuously invest in resilient network architecture, ensuring fault tolerance, redundancy, and seamless service continuity across all deployments.
●	Leverage technology certificates and compliance (e.g., SOC Type-II, Nvidia Certificate, Cybersecurity Certificates)
●	Develop strategic partnerships with SaaS providers, cybersecurity firms, and telecom operators.
●	Stay ahead of industry trends and market shifts by actively monitoring evolving customer demands and strategically targeting high-potential markets at the right time.
●	Continuously evolve our cybersecurity services to proactively address the shifting threat landscape and emerging attack vectors.

While competition will intensify, we aim to differentiate Gigabit through superior uptime, security, and tailored solutions—ensuring sustainable growth despite market pressures.

SEASONALITY

Our operating results and operating cash flows historically have not been subject to seasonal variations.

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INSURANCE

As of the date of this prospectus, we maintain medical and work injury compensation insurance for our employees in all our operating locations. The above insurance policies are reviewed annually to ensure that our Group has sufficient insurance coverage. Our Directors believe that we have adequate insurance coverage for the purposes of our business operations and we will procure the necessary additional insurance coverage for our business operations, properties and assets as and when the need arises.

AWARDS AND ACCREDITATIONS

The Company has been recognized for its work by many organizations since its inception. A summary of these awards and accreditations follows:

Date awarded	Name of award/certification/license	Awarding organization	Significance of award/certification (brief description)
2015	Top Enterprise Solution Partner 2015 (3rd in SMB Segment)	DellEMC	TheGigabit is recognized as one of the highest performing IT solutions partners of DellEMC in the Small-Medium Business Segment

2016	VMSTP Technical Sales Professional Certification	Veeam	Certified as a Technical Sales Professional of Veeam

2016	VMSP Sales Professional Certification	Veeam	Certified as a Sales Professional of Veeam

2016	Cisco Certified Network Associate Routing & Switching: Introduction to Networks	Cisco	TheGigabit is committed to developing strong network infrastructure

2016	Top Infrastructure Solution Partner 2016 (3rd in SMB Segment)	DellEMC	TheGigabit is recognized as one of the highest performing digital infrastructure partners of DellEMC in the Small-Medium Business Segment

2017	Top Infrastructure Solutions Partner 2017 (1st in SMB Segment)	DellEMC	TheGigabit is recognized as the highest performing digital infrastructure partners of DellEMC in the Small-Medium Business Segment

2017	Top Client Solutions Partner 2017 (3rd in SMB Segment)	DellEMC	TheGigabit is recognized as one of the highest performing IT solutions partners of DellEMC in the Small-Medium Business Segment

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2018	Top Global, Compute & Network Partner 2018 in SMB Segment	DellEMC	TheGigabit is recognized as one of the highest performing IT solutions partners of DellEMC in the Small-Medium Business Segment

2019	cPanel-Certified Network Operations Center	cPanel	TheGigabit is recognized as a Network Operations Center that can manage cPanel applications

2019	Top Global, Compute & Network Partner 2019 in SMB Segment	DellEMC	TheGigabit is recognized as one of the highest performing IT solutions partners of DellEMC in the Small-Medium Business Segment

2020	Top Data Center and Computer Partner 2020 Medium Business Segment	Dell Technologies	TheGigabit is recognized as one of the highest performing IT solutions partners of Dell Technologies in the Medium Business Segment

2023	Key Cloud and Data Center Partner Award 2023	Cloudify Asia	TheGigabit is recognized as a key partner for Cloudify Asia

2023	China Telecom (Malaysia) Memorandum of Understanding	China Telecom (Malaysia)	Signed partnership with commitment to strategic partnership for data center services for one of China’s largest telecommunications company.

2023	ESET Malaysia Memorandum of Understanding	ESET Malaysia (Axento Asia Sdn. Bhd.)	Signed partnership with a leading global cybersecurity expert

2023	Top Revenue Contributor FY2023	M-Link	TheGigabit is recognized as one of the highest performing revenue contributors to M-link in Dell Technologies products

2023	NSE 1 Network Security Associate	Fortinet	TheGigabit is committed to the latest advancements in cybersecurity

2023	NSE 2 Network Security Associate	Fortinet	TheGigabit is committed to the latest advancements in cybersecurity

2023	cPanel & WHM Proficiency	cPanel University	TheGigabit is certified to manage cPanel-based websites

2023	Fortinet Certified Fundamentals in Cybersecurity	Fortinet	TheGigabit is committed to the latest advancements in cybersecurity

2024	Digital and Technology Business Excellence Award 2024	Sin Chew	TheGigabit is recognized as one of the highest performing IT solutions providers in Malaysia

2024	Grafilab Technologies Memorandum of Understanding	Grafilab	Signed partnership with a leading GPU-as-a-Service Provider

2024	Red Hat Certified System Administrator	Red Hat	TheGigabit is certified as a qualified system administator for Red Hat Enterprise Linux

2024	Fortinet Certified Associate in Cybersecurity	Fortinet	TheGigabit is committed to the latest advancements in cybersecurity

2025	Managed Security Operations Centre Monitoring License	National Cyber Security Agency (NACSA)	TheGigabit is committed to the latest advancements in cybersecurity

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INTELLECTUAL PROPERTY

Intellectual Property

We are the registered holder of the domain names https://thegigabit.com/, https://gigaspace.my/ and https://www.thegigabit.com.hk/. We have registered the trademarks as described below. As of the date of this prospectus, we do not own any patent or copyright registrations in any jurisdiction.

Our Malaysian subsidiary, Gigabit MY, has registered the following trademarks:

Trademark	Trademark No.	Country of registration	Validity Period	Class/ Description of class
	304782286	Hong Kong	December 24, 2018 to December 23, 2028

42/ Hosting computer sites (web sites); Hosting of databases; Hosting of software as a service (SaaS); Hosting of weblogs (blogs); Internet portal services (designing or hosting); Server hosting; Rental of web servers; Web portal services (designing or hosting); Information technology (IT) consultancy; Information technology (IT) services (computer hardware, software and peripherals design and technical consultancy); Outsource service providers in the field of information technology; Provision of information relating to information technology

	40201902051V	Singapore	January 31, 2019 to January 31, 2029

42/ Hosting computer sites (web sites); Hosting of databases; Hosting of software as a service (SaaS); Server hosting; Rental of web servers; Web portal services (designing or hosting); Information technology (IT) consultancy; Outsource service providers in the field of information technology; Provision of information relating to information technology; Hosting of weblogs; Hosting internet sites for others

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In addition, Gigabit MY has submitted applications to register the following trademarks and are pending for registration:

Trademark	Application No.	Country of registration	Class/ Description of class	Status
	TM2018018238	Malaysia	42/ Hosting computer sites (web sites); Hosting of databases; Hosting of software as a service (SaaS); Hosting of weblogs (blogs); Internet portal services (designing or hosting); Server hosting; Rental of web servers; Web portal services (designing or hosting); Information technology (IT) consultancy; Information technology (IT) services (computer hardware, software and peripherals design and technical consultancy); Outsource service providers in the field of information technology; Provision of information relating to information technology	Application was submitted on December 21, 2018. Application was objected and an appeal was submitted to the Intellectual Property Corporation of Malaysia (MyIPO) on July 14, 2022.

TM2025003887	Malaysia	9/ Internet of things [iot] gateways; Vpn [virtual private network] operating software; Apparatus and instruments for recording, transmitting, reproducing or processing sound, images or data; Apparatus for data storage; Application software; Application software for cloud computing; Artificial intelligence software; Augmented reality software; Cloud computing software; Cloud network monitoring software; Cloud server software; Cloud servers; Cloud-based software; Communication software; Communication networks; Communication hubs; Computer application programs; Computer application software; Computer hardware; Computer network hubs, switches and routers; Computer programs, downloadable; Computer programs, recorded; Computer software; Data management software; Downloadable application software; Downloadable cloud computing software; Downloadable cloud-based software; Downloadable data files; Downloadable electronic publications; Downloadable interface software; Downloadable mobile apps; Downloadable software; Interactive software; Mobile apps; Recorded and downloadable media, computer software, blank digital or analogue recording and storage media; Software; Web and server application software; Application software for cloud computing services.	Application was submitted on February 10, 2025. Application was provisionally refused and an appeal was submitted to the Intellectual Property Corporation of Malaysia (MyIPO) on August 29, 2025.

TM2025003890	Malaysia	42/ Advice in the field of cloud computing applications and networks; Advice in the field of deploying cloud computing environments in the field of infrastructure as a service [iaas]; Advisory and consultancy services relating to computer hardware; Advisory and consultancy services relating to computer software; Advisory services in the field of cloud computing networks and applications; Application service provider; Building and maintaining web sites; Cloud computing; Cloud-based data protection services; Cloud-hosted data protection services; Cloud-stored data protection services; Computer and software design and development; Computer programming; Computer software development; Computer software engineering; Computer software installation and maintenance; Computer software updating; Creating and maintaining web sites; Design and development of computer software for cloud computing; Design and development of computer systems; Design and development of software; Design, creation, hosting and maintenance of web sites; Hosting computer websites; Hosting of software as a service [saas]; Hosting websites; Information technology [it] services relating to the installation, maintenance and repair of software; Maintenance and updating of computer software; Platform as a service [paas]; Providing online non-downloadable software; Provision of computer programmes on data networks; Provision of information relating to computer software; Server administration; Server hosting; Software as a service [saas]; Software development; Software engineering; Software maintenance services; Software updating; Troubleshooting of computer software problems [technical support]; Web site development; Website hosting services; Providing virtual computer systems through cloud computing; Providing temporary use of online non-downloadable operating software for accessing and using a cloud computing network; Design and development of operating software for accessing and using a cloud computing network; Consultancy in the field of cloud computing networks and applications; Rental of operating software for accessing and using a cloud computing network.	Application was submitted on February 10, 2025. Application was provisionally refused and an appeal was submitted to the Intellectual Property Corporation of Malaysia (MyIPO) on August 29, 2025.

TM2025003891	Malaysia	45/ Consultancy in the field of privacy and security laws relating to software; Consultancy and legal services in the field of privacy and security laws, regulations, and requirements; Consultancy in the field of security; Consultancy services relating to security; Consulting and legal services in the field of privacy and security laws, regulations, and requirements; Consulting services in the field of privacy and security laws relating to software; Legal services in the field of privacy and security laws relating to software; Private investigations relating to information technology system security; Providing authentication of personal identification information [personal background or security investigations]; Investigation or surveillance services for checking background profiles; Providing information on the development of privacy, security and data governance law from a website; Providing security information via a website; Regulatory compliance consultancy in the field of security laws; Security assessment of risks; Security consultancy; Consultancy relating to computer software licensing; Software licensing; Computer program licensing [legal services]; Consultancy relating to the licensing of computer software; Domain name registration services; Registration of domain names for identification of users on a global computer network [legal service]; Licensing of technology [legal services]; Rental of security surveillance equipment, other than security drones and surveillance drones.	Application was submitted on February 10, 2025. Application was provisionally refused and an appeal was submitted to the Intellectual Property Corporation of Malaysia (MyIPO) on August 29, 2025.

99200289	United States

42/ Consulting services in the field of cloud computing; Providing virtual computer systems and virtual computer environments through cloud computing; Consultancy in the design and development of computer hardware; Consultancy in the field of software design; Application service provider (ASP), namely, hosting computer software applications of others; Creating and maintaining websites for others; Hosting computer websites; Providing information relating to computer technology and programming via a website; Website design consultancy; Cloud computing featuring software for use in database management, use as a spreadsheet, for word processing, data storage; Installation of computer software; Maintenance of computer software; Updating of computer software; Computer system analysis; Computer system design; Platform as a service (PAAS) featuring computer software platforms for managing servers, use in database management, use as a spreadsheet, for word processing, content generation and other end-user solutions; Providing online non downloadable computer networking software; Technical support services, namely, technical administration of servers for others and troubleshooting in the nature of diagnosing server problems; Software as a service (SAAS) services featuring software for use in database management, for service desk management, for accounting; Consultancy in the field of artificial intelligence (AI) technology; Computer security consultancy; Computer technology consultancy; Computer virus protection services; Conversion of computer programs and data, other than physical conversion; Creating and designing website based indexes of information for others using information technology; Data encryption services; Data security consultancy; Web site design; Duplication of computer programs; Electronic data storage; Hosting software platforms for virtual reality-based work collaboration; Internet security consultancy; Monitoring of computer system operation by remote access; Monitoring of computer systems for detecting unauthorized access or data breach; Monitoring of computer systems to detect breakdowns; Off-site data backup; Recovery of computer data; Rental of data center facilities; Rental of web servers; Research in the field of artificial intelligence technology; Research in the field of telecommunications technology; Server hosting; Software development in the framework of software publishing; Technical writing; Technological consultancy services for digital transformation; Telecommunication network security consultancy; Telecommunications technology consultancy; Computer website design; Computer security services in the nature of administering digital certificates

Application was submitted on May 23, 2025. The application has been assigned to an examining attorney for examination as of the date of this prospectus.

99200307	United States	45/Consultancy in the field of privacy and security laws relating to software; Provision of information, advice and consultancy in relation to security services for the protection of property and individuals; Providing information on the development of privacy, security and data governance law via a website; Consultancy relating to computer software licensing; Leasing of internet domain names; Registration of domain names; Licensing of computer software	Application was submitted on May 23, 2025. The application has been assigned to an examining attorney for examination as of the date of this prospectus.

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EMPLOYEES

As of June 30, 2025, December 31, 2024, 2023 and 2022, we had a workforce of 75, 71, 60 and 46 employees, respectively, who are based in Malaysia, Hong Kong, Taiwan and Japan. As of the date of this prospectus, we have a workforce of 67 comprising employees who are based in Malaysia, Hong Kong, Taiwan and Japan.

The following table outlines the distribution of our full-time employees by location and function, as of the date of this prospectus:

	Number of Full-Time Employees
Function	In Malaysia	In Hong Kong	In Taiwan and Japan
Management	2	-	-
Research and Development	6	-	-
Business and Marketing	15	-	-
Administrative, Human Resources and Finance	12	-	-
Operation and Support	19	9	4
Total	54	9	4

PROPERTIES

Our principal place of business is located at Suite 13-01, 13-02 and 13-04, Level 13, Menara Sunway Visio, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia, which is our corporate headquarters and also houses our human resources, finance and payroll functions. We have offices, warehouses and laboratories located in Malaysia and Hong Kong. As of the date of this prospectus, we do not own any real estate, and we leased an aggregate of 1,130 square meters of real property. We do not expect to experience difficulties in renewing any of the leases when they expire. If we require additional space, we expect to be able to obtain additional facilities on commercially reasonable terms. For the sake of cost control, on the premise of reasonable layout of production capacity, we may terminate the lease contract in advance or not renew the contract when it expires.

The following table outlines the properties we leased for our operation as of the date of this prospectus.

Address	Use of property	Approximate area	Rent (monthly)	Rental Term
Suite 13-01, 13-02 and 13-04, Level 13, Menara Sunway Visio, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia	Headquarter and executive office	1,028 square meters	RM48,703.60 per month	November 22, 2022 to November 21, 2025

Unit 12-5, Level 12, Menara MBMR, No 1, Jalan Syed Putra, 58000 Kuala Lumpur, Malaysia	Executive office	102 square meters	RM5,000.00 per month	July 1, 2024 to June 30, 2026

Suite C, Level 7, World Trust Tower, 50 Stanley Street, Central, Hong Kong	Virtual office	-	-	September 5, 2025 to September 4, 2026

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

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LEGAL PROCEEDINGS

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. The Company is and has not been a party to any litigation, arbitration or administrative proceedings that we believe would, individually or taken as a whole, have a material adverse effect on our business, financial condition or results of operations, and, insofar as we are aware, no such litigation, arbitration or administrative proceedings are pending, threatened, or contemplated.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business in Malaysia and Hong Kong.

Regulations Related to our Business Operation in Malaysia

Regulations related to conducting business

Local Government Act 1976

The Local Government Act 1976 provides a local authority with the power to grant a license or permit for any trade, occupation or premises. Such license may be subject to such conditions and restrictions as the local authority may think fit. This license is generally required if a business occupies an office for business use or erects a signboard. Every person to whom a license has been granted shall exhibit the license at all times in some prominent place on the licensed premises and shall produce such license if required to do so by any officer of the local authority authorized to demand the same. Any person found guilty of an offence shall on conviction be liable to a fine not exceeding RM2,000 (approximately $448) and/or to imprisonment for a term up to 1 year, and in the case of a continuing offence, to a fine not exceeding RM200 (approximately $45) for each day during which the offence is continued after conviction.

Communications and Multimedia Act 1988(“CMA”)

The CMA provides for and regulates the converging communications and multimedia industries. Pursuant to Section 126 of the CMA, no person shall own or provide any network facilities, provide any network services or provide any applications services without a valid individual license or a class license granted under the CMA which expressly authorizes the ownership or provision of such facilities or services. A person who contravenes this commits an offence and shall, on conviction, be liable to a fine not exceeding RM1,000,000 (approximately $223,814) and/or to imprisonment for up to 10 years and shall also be liable to a further fine of RM100,000 (approximately $22,381) for every day or part of a day during which the offence is continued after conviction.

Regulations related to employment and labor protection

Employment Act 1995(“EA”)

The EA is the principal law that governs and regulates all labor relations including contracts of service, payment of wages, employment of women, maternity protection, hours of work, holidays, leave policy, termination, layoff, retirement benefits, and employment of foreign employees. When the Employment (Amendment) Act 2022 and the Employment (Amendment of First Schedule) Order 2022 came into force on January 1, 2023, the scope of application of the EA has been expanded from the previous limited category of employees receiving monthly wages of RM2,000 (approximately $448) and below, to a broader category of protecting any person who has entered into a contract of service irrespective of their monthly wages under the current EA. Any person who commits any offence under, or contravenes any provision of the EA, or any regulations, order, or other subsidiary legislation whatsoever made thereunder, in respect of which no penalty is provided, shall on conviction be liable to a fine not exceeding RM50,000 (approximately $11,191).

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Employees Provident Fund Act 1991(“EPF Act”)

The EPF Act provides for the law relating to a scheme of savings for employees’ retirement and the management of the savings for retirement purposes. Under the EPF Act, all employers and employees shall be liable to pay monthly contributions based on the amount of wages received by the employee at the rate set out in the Third Schedule of the EPF Act. Any person being an employer who fails to pay any contributions which he is liable under the EPF Act to pay in respect of or on behalf of any employee shall be guilty of an offence and shall, on conviction, be liable to a fine of up to RM10,000 (approximately $2,238) and/or to imprisonment for a term of up to 3 years. Where any contributions remain unpaid by a company, the directors of such company (including any persons who were the directors of such company during the period in which the contributions were liable to be paid), shall together with the company be jointly and severally liable for payment of the contributions.

Employees’ Social Security Act 1969 (“SOCSO Act”)

The SOCSO Act, deals with the provision of social security in certain contingencies. The Social Security Organization, or the SOCSO, was established under the SOCSO Act to administer the social security schemes in Malaysia. The SOCSO Act applies to all industries but does not apply to persons described in the First Schedule of the SOCSO Act. All employees irrespective of the amount of wages are required to be insured in the manner as provided in the SOCSO Act. It is the obligation of the principal employer to pay the contribution (both the employer’s contribution and the employee’s contribution) to SOCSO at the rates according to the Third Schedule of the SOCSO Act. In the event of invalidity, disablement or employment injury, the insured person and their dependents are entitled to benefits stipulated under the SOCSO Act. Any person being an employer who fails to pay any contributions which he is liable under the SOCSO Act to pay in respect of or on behalf of any employee shall be punishable with a fine of up to RM10,000 (approximately $2,238) and/or to imprisonment for a term of up to 2 years.

Employment Insurance System Act 2017 (“EIS Act”)

The EIS Act provides for the establishment of an employment insurance system administered by SOCSO to provide certain benefits and a re-employment placement program for insured persons in the event of loss of employment which will promote active labor market policies. The EIS Act applies to all industries but does not apply to persons described in the First Schedule of the EIS Act. All employees in the industries to which the EIS Act applies are deemed to have been registered under the EIS Act on the date the EIS Act comes into operation. Employers shall pay the contribution (both the employer’s contribution and the employee’s contribution) to SOCSO at the rates as specified in the Second Schedule to the Act not later than the 15th day of the month immediately following the month in respect of which such contribution becomes due, failing which such employer commits an offence and shall, on conviction, be liable to a fine not exceeding RM10,000 (approximately $2,238) and/or to imprisonment for a term up to 2 years. An insured person who considers that he has lost his employment shall submit an application for claim for benefits to SOCSO within sixty days from the date he considers that he has lost his employment. After considering if the contributions qualifying conditions are fulfilled (the fulfilment of which depends on the number of past claims and contributions made preceding to the loss of employment) in respect of a claim for benefits by an insured person, SOCSO may approve or reject the claim for benefits.

Income Tax (Deduction From Remuneration) Rules 1994 (“ITR”)

The ITR provides that every employer shall deduct in each month or the relevant month the monthly deduction in accordance with the schedule of the ITR in respect of income on account of tax from the remuneration of each of his employees. Every employer shall pay to the Director General of Inland Revenue Malaysia, not later than the 15th day of every calendar month, the total amount of tax deducted or that should have been deducted from the remuneration of employees during the preceding calendar month, and shall render to the Director General of Inland Revenue Malaysia a return setting out the details of those employees from whose remuneration have made or should have made deductions. Any person, who without reasonable excuse, fails to comply such rules shall be guilty of an offence and shall on conviction, be liable to a fine not less than RM200 (approximately $45) and not more than RM20,000 (approximately $4,476) or to imprisonment for a term not exceeding 6 months or to both.

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Minimum Wages Order 2024

Pursuant to the Minimum Wages Order 2024, commencing from February 1, 2025, the minimum wage for employees employed by an employer who employs 5 or more employees or employed by an employer who carries out such prescribed professional activity classified under the Malaysia Standard Classification of Occupations (regardless of the number of employees employed) as published officially by the Ministry of Human Resources, shall be RM1,700 (approximately $380) a month. For employee who is employed by an employer which does not fall under the above categories, their minimum monthly wage shall remain at RM1,500 (approximately $336) until July 31, 2025. Thereafter, with effect from August 1, 2025, the minimum monthly wage shall increase to RM1,700 (approximately $380) to align with the minimum wage for employees being employed in Malaysia. An employer who fails to pay the basic wages as specified in the Minimum Wages Order 2024 to his employees commit an offence and shall, on conviction, be liable to a fine of not more than RM10,000 (approximately $2,238) for each employee. The Malaysian court may also order the employer to pay each employee the difference between statutory minimum wages and the employee’s basic wages paid by the employer to the employee, including outstanding differences.

Industrial Relations Act 1967 (“IRA”)

The IRA seeks to promote and maintain industrial harmony and provides for the regulation of the relations between employers and workmen and their trade unions and the prevention and settlement of any differences or disputes arising from their relationship and generally to deal with trade disputes. Matters relating to trade disputes, including constructive dismissal and retrenchment, may be referred by the Minister of Human Resources to the Industrial Court. Under the IRA, an employer may not terminate the employment of an employee without just cause and excuse, regardless of the express provisions in the terms of employment. In the event that a workman considers that he has been dismissed without just cause or excuse by his employer with notice, the workmen may file a representation at any time during the period of such notice but not later than 60 days from the date of dismissal.

Regulations related to anti-money laundering and counter-terrorist financing

Malaysian Anti-Corruption Commission Act 2009 (“MACC”)

The MACC’s principal objects are to promote the integrity and accountability of public and private sector administration by constituting an independent and accountable anti-corruption body and to educate public authorities, public officials and members of the public about corruption and its detrimental effects on public and private sector administration and on the community. Pursuant to Section 17A of the MACC, a commercial organization commits an offence if a person associated with the commercial organization corruptly gives, agrees to give, promises or offers to any person any gratification whether for the benefit of that person or another person with intent to obtain or retain business for the commercial organization, or to obtain or retain an advantage in the conduct of business for the commercial organization. A person is associated with a commercial organization if he is a director, partner or an employee of the commercial organization or he is a person who performs services for or on behalf of the commercial organization.

Any commercial organization who commits an offence under this section shall on conviction be liable to a fine of not less than 10 times the sum or value of the gratification which is the subject matter of the offence, where such gratification is capable of being valued or is of pecuniary nature, or RM1,000,000 (approximately $223,814), whichever is the higher, and/or to imprisonment for up to 20 years. If a commercial organization is charged for such offence, it is a defense for the commercial organization to prove that the commercial organization had in place adequate procedures to prevent persons associated with the commercial organization from undertaking such conduct.

Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (“AMLATA”)

The AMLATA provides for the offence of money laundering, the measures to be taken for the prevention of money laundering and terrorism financing offences and to provide for the forfeiture of property involved in or derived from money laundering and terrorism financing offences, as well as terrorist property, proceeds of an unlawful activity and instrumentalities of an offence, and for matters incidental thereto. Any person who engages in transactions involving, or who acquires, possesses, transfers, disguises, uses, or moves into or out of Malaysia the proceeds of unlawful activity or instrumentalities of an offence, or who conceals or obstructs the determination of their true origin, ownership, or nature, commits an offence under the AMLATA. Upon conviction, the offender is liable to imprisonment for up to 15 years and a fine of at least 5 times the value of the illegal proceeds or RM5,000,000 (approximately $1,119,069), whichever is higher.

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Regulations related to personal data

Personal Data Protection Act 2010 (“PDPA”) and Personal Data Protection Regulations 2013

The PDPA deals with the laws and regulations regarding data privacy and the protection of data. The PDPA requires generally that an individual must consent to the processing and disclosure of his or her personal data unless otherwise stated in the provisions of the PDPA. The term “processing” is widely defined to include collecting, recording, holding, or storing personal data or carrying out any operation or set of operations on personal data, including:

(a)	the organization, adaptation or alteration of personal data;

(b)	the retrieval, consultation or utilization of personal data;

(c)	the disclosure of personal data by transmission, transfer, dissemination or otherwise making available; or

(d)	the alignment, combination, correction, erasure, or destruction of personal data.

A data controller is a person who either alone or jointly or in common with other persons processes any personal data or has control over or authorizes the processing of any personal data, but does not include a data processor. The Personal Data Protection Regulations 2013 provides that consent shall be obtained by a data controller in relation to the processing of personal data in any form that can be recorded and maintained properly by the data controller. Any data controller who contravenes such regulation commits an offence and shall, on conviction, be liable to a fine not exceeding RM250,000 (approximately $55,953) and/or imprisonment for up to 2 years.

Data controllers are required to provide written notice of the personal data being processed, and such notice shall include, among others, a description of the personal data being processed, the purpose for which the personal data is being processed, the source of the personal data, the class of persons to whom the personal data will be disclosed to, whether it is obligatory or voluntary for the individual to supply the personal data, the individual’s rights to request access and request correction of the personal data, as well as choices and means available to the individual to limit the processing of the personal data. The notice must be provided in both English and the national language of Bahasa Malaysia.

Regulations related to intellectual property

Trademarks Act 2019

Registration of a trademark under the Trademarks Act 2019 grants the registered proprietor the exclusive right to use the trademark or to authorize other persons to use the trademark in relation to the goods or services for which the trademark is registered. The registered proprietor also has the right to obtain relief for infringement of his trademark. A person infringes a registered trademark if he uses a sign which is identical with the trademark in relation to goods or services which are identical with those for which it is registered, in the course of trade, without the consent of the registered proprietor. A certificate of registration provides prima facie evidence of ownership of the trademark.

Regulations related to dividends

Companies Act 2016 (“CA”)

The principal legislation governing the distribution of dividends of a Malaysian company is the CA. Under the CA, a Malaysian company may only make a distribution to the shareholders out of profits of the company available if the company is solvent. The company, every officer and any other person or individual who contravene this provision commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 5 years or to a fine not exceeding RM3,000,000 (approximately $671,441) or to both.

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Financial Services Act 2013 (“FSA”) and Foreign Exchange Policy Notices (“FEP Notices”) by Bank Negara Malaysia (“BNM”)

The FSA provides for the regulation and supervision of financial institutions, payment systems and other relevant entities and the oversight of the money market and foreign exchange market to promote financial stability and for related, consequential or incidental matters. In exercise of the powers conferred by the FSA, BNM issued the FEP Notices which sets out, among others, approvals of BNM for transactions which otherwise are prohibited under the FSA as well as requirements, restrictions and conditions of the approvals.

According to Notice 4 of the FEP Notices issued by BNM, a non-resident is allowed to repatriate from Malaysia, funds including any income earned or proceeds from divestment of RM asset, provided that the repatriation is made in foreign currency and the conversion of RM into foreign currency is undertaken in accordance with Part B of Notice 1 of the FEP Notices. Any person who fails to comply with any direction of the BNM commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 10 years or to a fine not exceeding RM50,000,000 or to both.

Regulations Related to our Business Operation in Hong Kong

Regulations related to conducting business

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Companies Ordinance (Chapter 622 of the Laws of Hong Kong) (“CO”)

The CO governs the incorporation, operation, and regulation of companies in Hong Kong. It sets out the legal framework for the registration of companies, the responsibilities and duties of directors, and the rights of shareholders. Under CO, a company must comply with statutory requirements for maintaining proper records, filing returns, and adhering to corporate governance principles to ensure transparency and accountability. CO also requires companies to operate in compliance with general principles that safeguard their financial and operational integrity. Section 465 of the CO provides that directors must act in the best interests of the company and fulfill their fiduciary duties by exercising their powers for proper purposes. Financial transactions, such as loans or advances, must not contravene the capital maintenance rules, which are designed to prevent unauthorized reductions in share capital and ensure the company’s financial stability. Furthermore, companies must remain solvent after any transaction to avoid legal or financial consequences, as directors may face personal liability if the company’s ability to meet its obligations is compromised.

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”)

The TDO prohibits false trade description, false, misleading or incomplete information, false statements, etc., in respect of goods offered in the course of trade, we are required to comply with the relevant provisions under the TDO. Section 2 of the TDO provides that “trade description” in relation to goods means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, quantity, price etc.), with respect to any goods or parts of the goods; and in relation to services means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, nature, scope, quantity, after-sale service assistance, price etc.). Section 7 of the TDO provides that no person shall in the course of trade or business apply a false trade description to any goods or sell or offer for sale any goods with false trade descriptions applied thereto.

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (“SOGO”)

As we sell computer hardware, we are required to comply with the relevant provisions under the SOGO. The SOGO provides that where a seller sells goods in the course of a business, there is an implied condition that (a) where the goods are purchased by description, the goods must correspond with the description; (b) the goods supplied are of merchantable quality; and (c) the goods must be fit for the purpose for which they are purchased. Otherwise, a buyer has the right to reject defective goods unless he or she has a reasonable opportunity to examine the goods.

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Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SOSO”)

The SOSO which aims to consolidate and amend the law with respect to the terms to be implied in contracts for the supply of services (including a contract for the supply of a service whether or not goods are also transferred or to be transferred, or bailed or to be bailed by way of hire under the contract) provides that (a) where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and (b) where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time. Where a supplier is dealing with a party to a contract for supply of service who deals as a consumer, the supplier cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of the SOSO. Otherwise, where any right, duty or liability would arise under a contract for the supply of a service by virtue of the SOSO, it may be negatived or varied by express agreement, or by the course of dealing between the parties, or by such usage as binds both parties to the contract.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”)

The EO is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment. The Company has complied with the Employment Ordinance as of the date of this prospectus.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”)

The ECO is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed. The Company has complied with the ECO and there has not been any employee compensation action against the Company as of the date of this prospectus.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”)

The MPFSO is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO. The Company has complied with the Mandatory Provident Fund Schemes as of the date of this prospectus.

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Regulations related to taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”)

Under the IRO, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong. The Company has complied with the Inland Revenue Ordinance as of the date of this prospectus.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty

Under the Stamp Duty Ordinance, the Hong Kong stamp duty, currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by shareholders in relation to the shares owned by them upon death.

Withholding Tax

Any payments by a Hong Kong company for the use, or the right to the use, in Hong Kong of any patent, design, trademark, copyright material owned by non-resident owners are subject to payment of Hong Kong tax. The assessable profits are taken to be 30% of the royalty payments to the non-resident owners. The tax payable is then computed by applying the appropriate tax rate to the assessable profits so arrived at. Furthermore, the non-resident company is chargeable in the Hong Kong company’s name who is required under the Inland Revenue Ordinance to withhold from the payments made to the non-resident company sufficient money for the payment of the tax.

Regulations related to anti-money laundering and counter-terrorist financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (“AMLO”)

The AMLO imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

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Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (“DTROP”)

The DTROP contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (“OSCO”)

The OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (“UNATMO”)

The UNATMO provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO. The Company has complied with the UNATMO as of the date of this prospectus.

Regulations related to personal data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”)

The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

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The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes certain activities, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned. The Company has confirmed that it is in compliance with the PDPO as of the date of this prospectus.

Regulations related to intellectual property

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) (the “TMO”)

The TMO provides for the registration of trademarks, the use of registered trademarks and connected matters. Hong Kong provides territorial protection for trademarks. Therefore, trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong. In order to enjoy protection by the laws of Hong Kong, trademarks must be registered with the Trade Marks Registry of the Intellectual Property Department under the Trade Marks Ordinance and the Trade Marks Rules. Section 10 of the TMO provides that a registered trademark is a property right acquired through due registration under such ordinance. The owner of a registered trademark is entitled to the rights provided by the TMO.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (the “Copyright Ordinance”)

In the course of developing, operating and publishing our products and services in Hong Kong, we may create original artistic works (such as drawings) or literary works (such as text) that qualify for copyright protection. The Copyright Ordinance provides protection for certain categories of literary, dramatic, musical and artistic works, as well as for films, television broadcasts and cable diffusion, and works made available to the public on the internet. No registration is required under the Copyright Ordinance and any infringement of copyright is civilly actionable.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Teoh Paik Yau	40	Chief Executive Officer, Chief Technology Officer, Chairperson of the Board of Directors, and Director
Yap Thai Tong	47	Chief Financial Officer
Ng Kai Ying	38	Chief Operating Officer and Director
Ang Beng Cheong	54	Independent Director Nominee*
Choo Seng Choon	51	Independent Director Nominee*
Yap Zhan Wen	45	Independent Director Nominee*

*	Has accepted an independent director appointment, which will be effective immediately upon effectiveness of this registration statement.

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The following is a brief biography of each of our executive officers and directors:

Teoh Paik Yau has been our director since December 17, 2024, and has been our Chief Executive Officer, Chief Technology Officer, Chairperson of the Board of Directors since May 13, 2025. Mr. Teoh has over 18 years of experience in management and in the information technology industry. Mr. Teoh is the founder of our operating subsidiary, Gigabit MY, and has served as its Chief Executive Officer and director since its inception in October 2007 and continues to hold this position to date. He is involved in the entire operations of Gigabit MY including technical support and providing end users effective solutions. Concurrently, Mr. Teoh has been serving as the director of Gigabit HK, Gigabit Pte Ltd and Gigabit Limited. Mr. Teoh obtained a bachelor’s degree in Business Information Technology from Sunway University College in Malaysia in 2005.

Yap Thai Tong has been our Chief Financial Officer since August 12, 2025. Mr. Yap has over 20 years of experience in accounting and finance across industries including property development, construction, property agency, trading, project management, hospitality, and public accounting. Prior to joining us, Mr. Yap served as the Chief Financial Officer of Shang Height Realty Sdn Bhd from December 2024 to July 2025. From January 2021 to August 2023, Mr. Yap served as the Financial Controller and Financial Adviser at Gplex Properties Sdn Bhd. From June 2018 to February 2020, Mr. Yap worked as the Financial Controller at Shiya Sdn Bhd. Mr. Yap also worked as the Financial Controller at Teobros Development Sdn Bhd from April 2016 to August 2017. Mr. Yap obtained a LCCI diploma in accountancy from EU Institute in 1998, and obtained the qualification of Association of Certified Chartered Accountants (ACCA) from Kaplan Higher Education Academy in 2009. Mr. Yap is a Chartered Accountant with the Malaysian Institute of Accountants and a Fellow of the Association of Chartered Certified Accountants.

Ng Kai Ying has been our Chief Operating Officer and director since May 13, 2025. Ms. Ng has over 12 years of experience in operation and administration and in the information technology industry. Since 2013, Ms. Ng has worked at our operating subsidiary, Gigabit MY, for various roles including Administration and Support Executive, Head of Department for Administration and Support, Executive Vice President for Procurement, with her current position as Chief Operating Officer and director. She leads the Procurement department to ensure the products or services procured are competitively sourced and meet both client and company specifications and requirements. Ms. Ng has also served as the director of our operating subsidiary, Gigabit HK. Ms. Ng obtained a diploma in Tourism Management from Taylor’s University in Malaysia in 2007.

Ang Beng Cheong is an independent director nominee who will be appointed as one of our independent directors upon effectiveness of this registration statement. Mr. Ang has more than 20 years of experience in the digital technology and gaming industry, covering operations, business development, marketing, and technical infrastructure management. From July 2014 to the date of this prospectus, Mr. Ang has served as the Managing Director of Eclub Interactive Sdn. Bhd., where he oversees the company’s strategic direction, international expansion across 11 countries, and development of proprietary platforms. From January 2006, Mr. Ang worked as the Managing Director of Online E-Club Management Sdn. Bhd..

Choo Seng Choon is an independent director nominee who will be appointed as one of our independent directors upon effectiveness of this registration statement. Mr. Choo has over 28 years of professional experience spanning internal audit, risk management, corporate governance, taxation, due diligence, and corporate finance. Mr. Choo is the Founder and Managing Director of Resolve IR Sdn. Bhd. since May 2019, where he is responsible for steering the company’s strategic direction and overseeing its business development and corporate advisory operations. He currently serves as an Independent Director of several public listed companies, including Hua Yang Berhad, LTKM Berhad, EA Holdings Berhad, and Vivocom International Holdings Berhad. From June 2016 to April 2019, he served as Executive Director of Vivocom International Holdings Berhad, overseeing strategic development and investor relations. Prior to that, Mr. Choo was the Chief Operating Officer of Audex Governance Sdn. Bhd. from June 2003 to May 2016, and earlier held managerial and senior roles at Ernst & Young between March 2001 and May 2003 and from July 1997 to March 2001, as well as an audit assistant position at KPMG Peat Marwick from January to June 1994. Mr. Choo is a Certified Public Accountant with the Malaysian Institute of Certified Public Accountants and a Fellow Member of the Association of Chartered Certified Accountants (ACCA). He is also a Chartered Accountant of the Malaysian Institute of Accountants, a Certified Internal Auditor (Institute of Internal Auditors Inc., US), and a Chartered Member of the Institute of Internal Auditors Malaysia. He obtained a Diploma in Financial Accounting from Tunku Abdul Rahman College in 1997.

Yap Zhan Wen is an independent director nominee who will be appointed as one of our independent directors upon effectiveness of this registration statement. Mr. Yap has over 25 years of experience across information technology, telecommunications, agriculture, and biotechnology. He is the Founder and Chief Executive Officer of Algae Living Sdn. Bhd. since 2014, where he pioneered the first commercial-scale micro-algae cultivation facility in Southeast Asia for Omega-3 EPA oil and other sustainable applications. He also founded Moulinson Biotech Sdn. Bhd., leading the company from 2016 to 2022 to develop eco-nutrient formulations and hydroponic systems, and Green Growers Ventures Sdn. Bhd. since 2015, a cold-chain supply business serving major retail grocers in Malaysia. Earlier in his career, he co-founded Genusis Consultancy Sdn. Bhd. in 2004, an enterprise SMS solutions provider whose client base was sold to a European PLC in 2023, and established SignOn Sdn. Bhd. (formerly Any Connection) in 2003, focusing on open-source systems, eCommerce, and digital signature technologies. His early professional experience includes software development roles at Ultradata (Malaysia) Sdn. Bhd. from 2002 to 2003 and United Overseas Bank (Malaysia) Bhd. from 2000 to 2002. Mr. Yap obtained a Bachelor of Science degree in Computer Science in 2000.

Family Relationships

Mr. Teoh Paik Yau and Mr. Teoh Paik Loon are brothers. Mr. Teoh Paik Loon is a shareholder of the Company but is not involved in its business operations, is not an employee and does not render any services to the Company.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the fiscal years ended December 31, 2024, we paid an aggregate compensation of RM470,592.30 (approximately $105,325), to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment

Corporate Governance Practices

Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of the registration statement of which this prospectus is a part. A director who is, directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his or her interest at a meeting of our directors. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.

We recognize the importance and benefit of having a board of directors composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members with respect to attributes such as gender, ethnicity and other factors. In support of this goal, we will consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions; and consider the level of representation of women on our board of directors along with other markers of diversity.

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Committees of the Board of Directors

A company of which more than 50% of the voting power held by a single entity is considered a “controlled company” under the Nasdaq rules. A controlled company is not required to comply with the Nasdaq corporate governance rules requiring a board of directors to have a majority of independent directors to have independent audit, compensation, and nominating and corporate governance committees. Following the completion of this offering, we will be a “controlled company” as defined under the Nasdaq rules.

We will establish three committees under the board of directors immediately upon the effectiveness of the registration statement of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.

Our audit committee will consist of our three independent Directors, and will be chaired by Mr. Choo Seng Choon. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Choo Seng Choon qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related-party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.

Our compensation committee will consist of our three independent Directors, and will be chaired by [*]. We have determined that each of our compensation committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

●	selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

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Nominating and Corporate Governance Committee.

Our nominating and corporate governance committee will consist of our three independent Directors, and will be chaired by [*]. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a code of business conduct and ethics; (ii) an insider trading policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) an executive compensation recovery policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Duties of Directors

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of Shares in our company, including the registration of such Shares in our Share register.

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Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of our shareholders, unless the director is appointed on such express terms that he or she shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period). A director will cease to be a director automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally, (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his or her office by notice in writing to our company, or (iv)is removed from office pursuant to our articles of association.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having two female directors out of the total of five directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

Equity Incentive Plans

[*]

Outstanding Equity Awards at Fiscal Year-End

[*]

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Shares as of October 23, 2025 by:

●	each person or entity known by us to own beneficially more than 5% of our outstanding Shares;

●	each of our directors, executive officers, and director nominees; and

●	all of our executive officers, directors, and director nominees as a group.

Beneficial ownership of our Shares is determined in accordance with the SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The percentage of Shares beneficially owned prior to the offering is based on 18,750,000 Shares outstanding as described in “The Offering” section. We do not have any options or warrants that are outstanding. The percentage of Shares beneficially owned after the offering is based on the number of Shares outstanding prior to the offering plus the Shares that we are selling in this offering.

The percentages of Shares beneficially owned after the offering assume that the underwriters will not exercise their option to purchase additional Shares in the offering. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Shares listed below have sole investment and voting power with respect to such shares.

Upon the closing of this offering, none of our shareholders will have different voting rights from other shareholders. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by any another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned after this Offering
Name of Beneficial Owners	Number	%(1)	%(2)
Directors and Executive Officers:
Teoh Paik Yau	13,266,563	70.8%	66.3%
Ng Kai Ying	750,000	4.0%	3.8%
All Directors and Executive Officers as a Group	14,016,563	74.8%	70.1%
Principal Shareholders:
Teoh Paik Yau	13,266,563	70.8%	66.3%
Teoh Paik Loon	1,639,687	8.7%	8.2%

As of the date of this prospectus, none of our outstanding Shares are held by record holders in the United States.

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is at Suite 13-01, 13-02 and 13-04, Level 13, Menara Sunway Visio, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Certain Related Parties

The following is a summary of transactions since December 31, 2022 and up to the date of this prospectus to which we have been a party and in which any members of our Board of Directors, any Executive Officers, or major shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

Nature of Relationships with Related Parties

No.	Names of related parties	Relationship
1	Mr. Teoh Paik Yau	Controlling Shareholder of the Company
2	Gigabit Pte. Ltd.	Common Shareholder and Director

Material Transactions with Related Parties

The Company entered into the following transactions with related parties for the fiscal years ended December 31, 2024, 2023 and 2022.

	For the years ended December 31,
Name of Related Parties	2022	2023	2024
	US$	US$	US$
Advances funds transfer to:			—
Mr. Teoh Paik Yau	—	—	—
Gigabit Pte. Ltd.	—	—	100,000

Amount due from related parties as of December 31, 2024, 2023 and 2022 were as follows:

		As of December 31,
Name of Related Parties	Nature	2022	2023	2024
		US$	US$	US$
Mr. Teoh Paik Yau (1)	Loan	195,352	195,352	—
Gigabit Pte. Ltd.	Advances			91,785

Total		195,352	195,352	91,785

(1)	The balance has been subsequently fully collected from Mr. Teoh Paik Yau in December 2024. There is no addition as of the date of this prospectus.

Policies and Procedures for Related Party Transactions

Our board of directors will establish an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions once in place.

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act (Cayman) and the common law of the Cayman Islands.

The share capital of the Company consists of Ordinary Shares. Our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each. As of the date of this prospectus, 18,750,000 Ordinary Shares were issued and outstanding. We will issue 1,250,000 Ordinary Shares in this offering (before giving effect to any over-allotment share exercise by the Underwriters). The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act (Cayman) insofar as they relate to the material terms of our Ordinary Shares.

Our amended and restated memorandum and articles of association

Objects of our Company. Under our amended and restated memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Upon completion of this offering, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each. All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our Shareholders may declare dividends by ordinary resolution, but such dividends shall not exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that our board of directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the directors may from time to time think fit. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights. Subject to any rights or restrictions as to voting attached to any shares, on a show of hands every shareholder of the Company present in person and every person representing a shareholder of the Company by proxy shall, at a general meeting of the Company, each have one vote and on a poll, every shareholder of the Company and every person representing a shareholder of the Company by proxy shall have one vote for each Ordinary Share of which he or the person represented by proxy is the holder. Holders of our Ordinary Shares may vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total shares that are present in person or by proxy.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless voting by poll is demanded by the chairman of the meeting or any one or more shareholders who together hold not less than 10 percent of the votes attaching to the total shares that are present in person or by proxy.

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Any ordinary resolution is a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company and includes a unanimous written resolution.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the amended and restated memorandum and articles of association or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act (Cayman) to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each financial year hold a general meeting as its annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting.

Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our Shareholders. A quorum required for a meeting of shareholders consists of at least one or more holder(s) of Shares holding not less than an aggregate of one-third of all votes attaching to all Shares in issue and entitled to vote in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative.

A majority of our directors may call general meetings and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a request of one or more shareholders holding as at the date of deposit of the request in aggregate not less than one-third of the voting rights (on a one vote per share basis) in the share capital of the Company. The requisition must state the objects of the meeting and must be signed by or on behalf of each requisitioner and delivered in accordance with the notice provisions of our amended and restated articles of association. If our directors do not within 21 calendar days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting, but any meeting so convened must be called no later than three calendar months after the expiration of the said 21 calendar day period.

Winding Up; Liquidation. Subject to applicable law and any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the Shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Subject to the terms of the allotment, our directors may from time to time make calls upon our shareholders in respect of any moneys unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place for payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. Subject to the terms of the Companies Act (Cayman) and our amended and restated memorandum and articles of association we may purchase our own shares. In accordance with our amended and restated articles of association, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act (Cayman) have been satisfied, we may issue shares on terms that such shares are subject to redemption at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board of Directors or by the Shareholders by special resolution. Under the Companies Act (Cayman), the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act (Cayman) no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the Company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

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Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our Shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the NYSE American may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE American, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any year.

Variations of Rights of Shares. If at any time our share capital is divided into different classes of shares, the rights attached to any such class may be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records. Holders of our Ordinary Shares have no general right under our post-offering amended and restated articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

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Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Our amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our Shareholders to the extent authorized but unissued.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company. We are an exempted company with limited liability under the Companies Act (Cayman). The Companies Act (Cayman) distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Nomination and Removal of Directors and Filling Vacancies on Board. At any time or from time to time, the Board shall have the power to appoint any person as a Director either to fill a casual vacancy on the Board or as an additional Director to the existing Board subject to any maximum number of Directors, if any, as may be determined by the members in general meeting. Any Director so appointed to fill a casual vacancy shall hold office only until the first general meeting of the company after his appointment and be subject to re-election at such meeting. Any Director so appointed as an addition to the existing Board shall hold office only until the first annual general meeting of the company after his appointment and be eligible for re-election at such meeting. Any Director so appointed by the Board shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at an annual general meeting.

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At each annual general meeting, one-third of the Directors for the time being shall retire from office by rotation. However, if the number of Directors is not a multiple of three, then the number nearest to but not less than one-third shall be the number of retiring Directors. The Directors to retire in each year shall be those who have been in office longest since their last re-election or appointment but, as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

No person, other than a retiring Director, shall, unless recommended by the Board for election, be eligible for election to the office of Director at any general meeting, unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his willingness to be elected has been lodged at the head office or at the registration office of the company. The period for lodgment of such notices shall commence no earlier than the day after despatch of the notice of the relevant meeting and end no later than seven days before the date of such meeting and the minimum length of the period during which such notices may be lodged must be at least seven days.

A Director is not required to hold any shares in the company by way of qualification nor is there any specified upper or lower age limit for Directors either for accession to or retirement from the Board.

A Director may be removed by an ordinary resolution of the company before the expiration of his term of office (but without prejudice to any claim which such Director may have for damages for any breach of any contract between him and the company) and the company may by ordinary resolution appoint another in his place. Any Director so appointed shall be subject to the retirement by rotation provisions.

The office of a Director shall be vacated if he:

(i)	resigns;

(ii)	dies;

(iii)	is declared to be of unsound mind and the Board resolves that his office be vacated;

(iv)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(v)	he is prohibited from being or ceases to be a director by operation of law;

(vi)	without special leave, is absent from meetings of the Board for six consecutive months, and the Board resolves that his office is vacated;

(vii)	has been required by the Designated Stock Exchange (as defined in the amended and restated memorandum and articles of association) to cease to be a Director; or

(viii)	is removed from office by the requisite majority of the Directors or otherwise pursuant to the amended and restated memorandum and articles of association.

From time to time the Board may appoint one or more of its body to be managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the company for such period and upon such terms as the Board may determine, and the Board may revoke or terminate any of such appointments. The Board may also delegate any of its powers to committees consisting of such Director(s) or other person(s) as the Board thinks fit, and from time to time it may also revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Board.

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Anti-Money Laundering — Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our Directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

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If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a “data controller”, while certain of the Company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

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You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by accessing their website here: ombudsman.ky.

Differences in Corporate Law

The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits merger and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of foreign jurisdiction permit such merger or consolidation. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act (Cayman). The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by either (i) a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of creditors, or (ii) three-fourths in value of each class of shareholders with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

(b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act (Cayman) also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a takeover offer is made and accepted by holders of not less than 90% of the shares within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained;

●	an act purports to abridge or abolish the individual rights of a shareholder; and

●	those who control the company are perpetrating a “fraud on the minority.”

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In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court of the Cayman Islands shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our amended and restated articles of association provide that, to the extent permitted by law, we will indemnify every director, or former director secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere. To the extent permitted by Cayman Islands law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the existing director or former director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director or former director (including alternate director), the secretary or the officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of a procedure for obtaining an exemption from backup withholding in their particular circumstances.

Directors’ Fiduciary Duties. Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, the fiduciary duties owed by a director and officer include (a) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole, (b) a duty to exercise their powers for the purposes for which they were conferred and not for a collateral purpose, (c) a duty to avoid improperly fettering the exercise of future discretion, (d) a duty to avoid any conflict of interest between the director’s duty to the company and the director’s personal interests, and (e) a duty to exercise independent judgment. In addition to the above, directors also owe a duty of care which is not fiduciary in nature. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act (Cayman) provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our Shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our Shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our Shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our articles of association do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our Shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act (Cayman) and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act (Cayman), our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Ordinary Shares

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our Shares. Sales of substantial amounts of our Shares following this offering, including Shares issued upon the exercise of outstanding options or warrants, or the perception that these sales could occur, could adversely affect prevailing market prices of our Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriters do not exercise their option to purchase additional Shares in this offering, we will have an aggregate of 20,000,000 Shares outstanding upon the closing of this offering. Of these shares, the Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act (“Rule 144”)), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below. Further, since a large number of our Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

The remaining Shares will be held by our Controlling Shareholder and our other existing shareholders will be deemed to be “restricted securities” (as that term is defined under Rule 144). Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration such as under Rule 144 under the Securities Act. These rules are summarized below.

Lock-up Agreements

We, our directors and executive officers, and all shareholders our Ordinary Shares have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any of our Ordinary Shares, or any securities convertible into or exchangeable or exercisable for our Ordinary Shares, for a period of 180 days from the closing of this offering. Exceptions to the lock-up are (a) transfers of Ordinary Shares to family transferees, (b) charitable transfers and (c) transfers to affiliated entities; in each case, provided that the transferee agrees in writing to be bound by the terms of the lock-up (“Customary Exceptions”). After the expiration of the 180 days period, the Ordinary Shares held by our directors, executive officers and our existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

Shares Held for Six Months

In general, under Rule 144 under the Securities Act, as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days following the closing of this offering, a person, including an affiliate, who has beneficially owned our Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the Shares were acquired from us or from an affiliate of us as restricted securities), is entitled to sell our Shares, subject to the availability of current public information about us (which information will be deemed to be available as long as we continue to file required reports with the SEC). In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions, notice requirements, and a volume limitation that limits the number of Shares that may be sold thereby, within any three-month period, to the greater of:

●	1% of the number of Shares then outstanding; or

●	the average weekly trading volume of our Shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Rule 144 under the Securities Act also provides that affiliates that sell our Shares that are not restricted securities must nonetheless comply with the same restrictions applicable to restricted securities, other than the holding period requirement.

Shares Held by Non-Affiliates for One Year

Under Rule 144 as currently in effect, a person who is not considered to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the Shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates, is entitled to sell his, her, or its Shares under Rule 144 without complying with the provisions relating to the availability of current public information or with any other conditions under Rule 144. Therefore, unless subject to a lock-up agreement or otherwise restricted, such Shares may be sold immediately upon the closing of this offering.

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MATERIAL TAX CONSIDERATIONS

The following discussion of material Cayman Islands, Malaysia, Hong Kong and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands. No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Cayman Islands Government as to tax concessions under the Tax Concessions Act (Revised). In accordance with the provision of Section 6 of the Tax Concessions Act (Revised), the Cayman Islands Government undertakes with our company:

●	that no law that is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains, or appreciations shall apply to our company or its operations; and

●	in addition, that no tax to be levied on profits, income, gains, or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

	●	on or in respect of the shares, debentures, or other obligations of our company; or

	●	by way of the withholding, in whole or part, of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of 20 years from December 23, 2025.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling the Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisors regarding the tax consequences of purchasing, holding or selling the Ordinary Shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

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●	Revenue gains from the sale of Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively. Profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

●	Gains arising from the sale of Ordinary Shares, where the purchases and sales of Ordinary Shares are effected outside of Hong Kong such as, for example, on the New York Stock Exchange, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

Malaysia Taxation

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders.

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the Income Tax Act 1967 (“ITA”). The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA, a company is a tax resident in Malaysia if its management and control of its affairs are exercised in Malaysia. Generally, a company is regarded as resident in Malaysia if, at any time during the basis period for a YA, at least one meeting of the Board of Directors is held in Malaysia concerning the management and control of the company.

Under the tax treaties Malaysia has with its treaty partners, a non-resident of a treaty partner that derives business profits from Malaysia is generally subject to Malaysian income tax only if the non-resident has a permanent establishment in Malaysia. Generally, under a tax treaty, a non-resident entity is regarded as having a permanent establishment in Malaysia if it has a fixed place of business in Malaysia, where the business of the entity is wholly or partly carried on.

For both resident and non-resident companies, corporate income tax (“CIT”) is imposed on income accruing in or derived from Malaysia. Resident companies are also taxed on foreign-sourced income received in Malaysia subject to certain exemptions. For reference, the CIT rates for YA 2024 are provided in the following table:

Type of company		Chargeable income (RM)	CIT for YA 2024 (%)
Resident company (other than company described below)		All chargeable income	24

Resident company:		On the first 150,000	15
		On the next 450,000	17
●	with paid-up capital of RM 2.5 million or less, and gross income from business of not more than RM 50 million	In excess of 600,000	24
●	that does not control, directly or indirectly, another company that has paid-up capital of more than RM 2.5 million
●	is not controlled, directly or indirectly, by another company that has paid-up capital of more than RM 2.5 million, and
●	with no more than 20% of its paid-up capital being owned, directly or indirectly, by a foreign company or non-Malaysian citizen.

Non-resident company		All chargeable income	24

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Foreign-Sourced Income

Prior to January 1, 2022, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. The Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents with effect from January 1, 2022, whereby income tax is imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

Notwithstanding the implementation of taxation on FSI, the exemption from income tax is made available for a period of five years commencing from January 1, 2022 to December 31, 2026 on certain categories of FSI received by Malaysian tax residents, when certain qualifying conditions are met, pursuant to the Income Tax (Exemption) (No. 5) Order 2022 and Income Tax (Exemption) (No. 6) Order 2022. Specifically, (i) for individuals excluding those carrying on business in Malaysia through a partnership, all categories of FSI are exempted provided that the income has been subjected to tax in the jurisdiction of origin; and (ii) for companies and limited liability partnerships, among others, foreign-sourced dividend income is exempted.

The Income Tax (Exemption) (No. 5) Order 2022 (Amendment) Order 2024, which will come into operation on January 1, 2027, extends the income tax exemption for all types of FSI received by resident individuals until December 31, 2036.

Profit Distribution and Withholding Tax

We are a holding company incorporated as an exempted company in the Cayman Islands and we gain substantial income by way of dividends to be paid to us from Gigabit MY, our direct subsidiary in Malaysia.

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. In addition, while Malaysia imposes withholding tax on certain payments made by a tax resident to a non-resident, such as interest, royalties, contract payments for services rendered in Malaysia, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

In view of the above, dividends which will be paid to us from our direct subsidiary in Malaysia will not be subject to any withholding tax.

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Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Ordinary Shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

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Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Ordinary Shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

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Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with D. Boral Capital, acting as representative (the “Representative”) of the underwriters named below. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Subject to the terms and conditions of the underwriting agreement, we have agreed to issue and sell to the underwriters, and each of the underwriters, severally and not jointly, has agreed to purchase from us, on a firm commitment basis, the respective number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of Ordinary Shares
D. Boral Capital
Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions, such as absence of any material adverse change in our business or in the financial markets and receipt by the underwriters of certain officers’ certificates and legal opinions and comfort letters from us, our counsels and the independent auditors. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

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The Underwriter has advised us that it proposes to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The Underwriter may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for up to 45 days after the closing of this offering, to purchase up to 187,500 additional Ordinary Shares equal to fifteen percent (15%) of the total number of Ordinary Shares sold by us in this offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, the underwriters will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriters’ name in the preceding table bears to the total number of Ordinary Shares listed next to the name of all underwriters in the preceding table.

Discounts and Expenses

The underwriting discount is equal to seven percent (7.0%) of the public offering price on each of the Ordinary Shares being offered.

The following table shows the price per Ordinary Share and total public offering price, underwriting discounts, and proceeds before expenses to us, calculated based on the fact that 100% of the gross proceeds of the offering are raised from investors introduced directly or indirectly by any party or entity which is not the Company, assuming a $4.00 per Ordinary Share initial offering price. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

		Total
	Per Share	No Exercise of Over- allotment Option	Full Exercise of Over- allotment Option
Initial public offering price(1)	$4.00	$5,000,000	$5,750,000
Underwriting discounts to be paid by us (7.0%)	$0.28	$350,000	$402,500
Proceeds, before expenses, to us	$3.72	$4,650,000	$5,347,500

(1) Initial public offering price per share is assumed as $4.00 per Ordinary Share.

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We will also pay to the Representative by deduction from gross proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one half percent (0.5%) of the gross proceeds received by us from the sale of Ordinary Shares.

We have agreed to pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Ordinary Shares with the SEC; (b) all fees and expenses relating to the listing of the Ordinary Shares on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Ordinary Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Ordinary Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of the Ordinary Shares from the Company to the Representative; (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the offering by FINRA; (i) up to $30,000 of the Representative’s actual accountable road show and due diligence expenses for the offering; (j) the $29,500 cost associated with the Representative’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (k) all fees, expenses, and disbursement relating to background checks of the Company’s directors and officers in an amount not to exceed $10,000 in the aggregate; (l) the fees for the Representative’s legal counsels in the United States, Hong Kong and other foreign jurisdictions, as applicable, in an amount not to exceed $150,000. If there is no closing, the legal fees shall not exceed $75,000.

Additionally, the Company will provide an expense advance (the “Advance”) to D. Boral Capital of $50,000, with $25,000 due upon the execution of the Engagement Letter (as defined below) and $25,000 due upon filing of the Registration Statement. The Advance shall be applied toward out-of-pocket accountable expenses set forth in the Engagement Letter between the Company and D. Boral Capital, dated July 21, 2025 (the “Engagement Letter”) and any portion of the Advance shall be returned to the Company to the extent not actually incurred. D. Boral Capital may deduct from the net proceeds of the Offering payable to the Company on the date of closing of the Offering, or the closing of the Over-Allotment Option, if any, the expenses set forth herein to be paid by the Company to the underwriters (and the Advance will be applied toward the aforementioned $75,000 cap if there is no a closing). Additionally, one half of one percent (0.5%) of the gross proceeds of the Offering shall be payable to D. Boral Capital at the Closing for non-accountable expenses.

Right of First Refusal

We have agreed, provided that this offering is completed, that until twelve (12) months after the closing of this offering, the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent at its sole discretion, for each and every future public equity and debt offering, including all public equity linked financings (each, a “Subject Transaction”), during such 12-month period, of the Company, or any successor to or any current or future subsidiary of our Company, on terms and conditions customary to the Representative for such Subject Transaction. The Representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction during the 12-month period referred to above without the express written consent of the Representative, provided, however, that such right shall be subject to FINRA Rule 5110(g), including that the right of first refusal may be terminated by the Company for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement.

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Lock-up Agreements

We have agreed, on behalf of ourselves and any successor entity, that without the prior written consent of the Representative for a period ending 180 days from the closing of this offering, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of share capital of the Company or any securities that are convertible into or exercisable or exchangeable for share capital of the Company, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for of share capital of the Company, (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of share capital of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of share capital of the Company or other securities, in cash or otherwise.

Our directors, officers and shareholders of our outstanding securities (including warrants, options and other securities exercisable for or convertible into Ordinary Shares) as of the effective date of the registration statement of which this prospectus forms a part have agreed, for a period of 180 days from the closing of this offering, subject to Customary Exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of share capital of the Company, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreement may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, all the shareholders of our outstanding securities (other than Mr. Teoh Paik Yau, Mr. Teoh Paik Loon and Mr. Tee Pui Tai) have agreed, for a period of one year from the closing of this offering, subject to Customary Exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any share capital of the Company. After the expiration of this one year period, and for an additional 18 months thereafter, such shareholders will be permitted to dispose of up to 10% of their equity securities in each three-month period.

Tail Fee

The Representative shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to us during our engagement period with the Representative, in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated within the twelve (12) month period following the expiration or termination of our engagement of the Representative, provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. Such right shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by us for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Nasdaq Listing

We plan to have our Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “GBH”. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

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Any underwriter who is a qualified market maker on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Ordinary Shares sold in the public offering. The values of such shares are subject to change as a result of market conditions and other factors. We offer no assurances that the offering price will correspond to the price at which the Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our shares will develop and continue after this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. Specifically, the Representative may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The Representative can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the Representative will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The Representative may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The Representative must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Representative is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The Representative may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the Representative may bid for, and purchase, our Ordinary Shares in market making transactions, including passive market making transactions as described above.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii)	“sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or

(iii)	of the Corporations Act and related regulations before the offer has been made;

(iv)	person associated with the company under section 708(12) of the Corporations Act; or

(v)	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act; and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the Ordinary Shares issued to you pursuant to this document for resale in Australia within 12 months of those Ordinary Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada. The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

134

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

135

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the People’s Republic of China (“PRC”), and the Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, the PRC does not include Taiwan and the Special Administrative Regions of Hong Kong and Macao.

136

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan. The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses other than underwriting discounts and commissions, payable by us in connection with the offer and sale of Shares in this offering. All amounts listed below are estimates except the SEC registration fee, Nasdaq listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Itemized expense	Amount
SEC registration fee	$690
FINRA filing fee	2,750
Nasdaq listing fee	75,000
Printing and engraving expenses	10,000
Legal fees and expenses	345,000
Transfer agent and registrar fees	10,000
Accounting fees and expenses	212,500
Miscellaneous	100,000
Total	$755,940

7 This section to be provided by underwriter’s counsel

137

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws and Hong Kong laws. The representatives of the underwriters, D. Boral Capital, are being represented with respect to certain legal matters of U.S. federal securities in connection with this offering by Sichenzia Ross Ference Carmel LLP. The legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP. The legal matters concerning this offering relating to Malaysian law will be passed upon for us by Ong Eu Jin Partnership.

EXPERTS

The combined financial statements for the fiscal years ended December 31, 2023 and December 31, 2024, included in this prospectus have been so included in reliance on the report of UHY Malaysia PLT, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of UHY Malaysia PLT is located at Suite 11.05, Level 11, The Gardens South Tower, Mid Valley City, Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: http://www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this offering, we will become subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of those requirements by filing reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of our fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements that will be audited and reported on, with an opinion expressed, by an independent registered public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year. All information we file with the SEC can be obtained at the SEC’s website at: http://www.sec.gov.

138

Company No.	416755

GIGABIT INC.

(Incorporated in Cayman Islands)

ACCOUNTANTS’ REPORT

FOR THE FINANCIAL YEARS ENDED

31 DECEMBER 2023 AND 31 DECEMBER 2024

INDEX

*****

Page No.

REPORTING ACCOUNTANTS’ OPINION ON THE COMBINED FINANCIAL STATEMENTS	F-2 - F-3

COMBINED STATEMENTS OF FINANCIAL POSITION	F-4 - F-5

COMBINED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME	F-6 - F-7

COMBINED STATEMENTS OF CHANGES IN EQUITY	F-8 - F-10

COMBINED STATEMENTS OF CASH FLOWS	F-11 - F-13

NOTES TO THE COMBINED FINANCIAL STATEMENTS	F-14 - F-73

STATEMENT BY DIRECTORS	F-74

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE MEMBERS OF GIGABIT INC.

(Company No.: 416755)

(Incorporated in Cayman Islands)

Report on the Audit of the Combined Financial Statements

Opinion on the Accountants’ Report

We have audited the accompanying combined financial statements of Gigabit Inc (“the Company”) and its combining entities (collectively referred as “the Group”), which comprises the combined statements of financial position as at 31 December 2023 and 31 December 2024 of the Group, and the combined statements of profit or loss and other comprehensive income, combined statements of changes in equity and combined statements of cash flows of the Group for the financial years then ended, and notes to the combined financial statements, including material accounting policy information as set out on pages 3 to 72. In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Group as at 31 December 2023 and 31 December 2024, and of its financial performance and its cash flows for the financial years then ended in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the combined financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE MEMBERS OF GIGABIT INC. (CONT’D)

(Company No.: 416755)

(Incorporated in Cayman Islands)

Basis for Opinion (Cont’d)

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audit provides a reasonable basis for our opinion.

UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF 1411

Chartered Accountants

We have served as the Company’s auditor since 2025.

KUALA LUMPUR, MALAYSIA

18 June 2025

F-3

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF FINANCIAL POSITION

AS AT 31 DECEMBER 2023 AND 31 DECEMBER 2024

		2024	2023
	Note	USD	USD

ASSETS
Non-Current Assets
Property, plant and equipment	4	1,165,098	1,148,569
Right-of-use assets	5	156,430	261,389
Intangible assets	6	-	-
		1,321,528	1,409,958

Current Assets
Inventories	7	37,600	79,031
Contract assets	8	373,949	95,963
Trade receivables	9	456,166	606,708
Other receivables	10	421,347	253,724
Amount due from a Director	11	-	195,352
Tax recoverable		163,004	92,157
Cash and bank balances		4,412,088	4,468,861
		5,864,154	5,791,796
Total Assets		7,185,682	7,201,754

EQUITY AND LIABILITIES
Equity
Share capital	12	- #	-
Invested equity	12	115,177	115,177
Foreign currency translation reserve	13	(102,441)	(132,876)
Retained earnings		4,208,403	4,240,528
Equity attributable to owners of the parent		4,221,139	4,222,829
Non-controlling interest		(2,082)	-
Total Equity		4,219,057	4,222,829

F-4

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF FINANCIAL POSITION

AS AT 31 DECEMBER 2023 AND 31 DECEMBER 2024 (CONT’D)

		2024	2023
	Note	USD	USD

Non-Current Liabilities
Contract liabilities	8	27,660	12,020
Lease liabilities	14	16,499	121,164
Deferred tax liabilities	15	-	22,546
		44,159	155,730

Current Liabilities
Contract liabilities	8	358,304	265,420
Trade payables	16	1,350,059	1,334,830
Other payables	17	1,035,510	1,077,012
Amount due to Directors	11	9,256	7,830
Lease liabilities	14	144,673	138,103
Term loan	18	24,664	-
		2,922,466	2,823,195
Total Liabilities		2,966,625	2,978,925
Total Equity and Liabilities		7,185,682	7,201,754

#	Representing USD0.0001

The accompanying notes form an integral part of the combined financial statements.

F-5

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF PROFIT OR LOSS AND

OTHER COMPREHENSIVE INCOME FOR THE FINANCIAL YEARS ENDED

31 DECEMBER 2023 AND 31 DECEMBER 2024

		2024	2023
	Note	USD	USD

Revenue	19	12,591,483	11,942,273

Cost of sales		(8,605,533)	(7,849,641)

Gross profit *		3,985,950	4,092,632

Other income		123,785	172,299

Administrative expenses		(2,727,312)	(2,163,070)

Net loss on impairment of financial instruments		(38,372)	-

Finance costs	20	(13,800)	(20,784)

Profit before tax	21	1,330,251	2,081,077

Taxation	22	(164,592)	(163,499)

Profit for the financial year		1,165,659	1,917,578

Other comprehensive income
Items that are or may be reclassified subsequently to profit or loss
Exchange translation differences		45,831	(76,918)

Total comprehensive income for the financial year		1,211,490	1,840,660

F-6

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF PROFIT OR LOSS AND

OTHER COMPREHENSIVE INCOME FOR THE FINANCIAL YEARS ENDED

31 DECEMBER 2023 AND 31 DECEMBER 2024 (CONT’D)

		2024	2023
	Note	USD	USD

Profit for the financial year attributable to:
Owners of the parent		1,167,875	1,917,578
Non-controlling interest		(2,216)	-
		1,165,659	1,917,578

Total comprehensive income for the financial year attributable to:
Owners of the parent		1,213,706	1,840,660
Non-controlling interest		(2,216)	-
		1,211,490	1,840,660

Earnings per share	23
Basic earnings per share (sen)		1.17	1.92

Diluted earnings per share (sen)		1.17	1.92

*	Gross profit represents revenue less cost of sales. Cost of sales comprises direct operating costs, depreciation and amortisation directly attributable to revenue-generating assets, including servers, networking equipment, and right-of-use assets for data centers. Total amount of depreciation and amortisation included in cost of sales amounted to USD297,372 and USD282,847 for the financial years ended 31 December 2023 and 31 December 2024, respectively.

The accompanying notes form an integral part of the combined financial statements.

F-7

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF CHANGES IN EQUITY

FOR THE FINANCIAL YEARS ENDED 31 DECEMBER 2023 AND 31 DECEMBER 2024

		Non-distributable			Distributable
				Foreign
				Exchange
		Share	Invested	Translation	Retained	Total
		Capital	Equity	Reserve	Earnings	Equity
	Note	USD	USD	USD	USD	USD

At 1 January 2023		-	115,177	(54,654)	3,322,950	3,383,473

Profit for the financial year		-	-	-	1,917,578	1,917,578
Other comprehensive income for the financial year		-	-	(78,222)	-	(78,222)
Total comprehensive income for the financial year		-	-	(78,222)	1,917,578	1,839,356

Transaction with owner:
Dividends paid	24	-	-	-	(1,000,000)	(1,000,000)

At 31 December 2023		-	115,177	(132,876)	4,240,528	4,222,829

F-8

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF CHANGES IN EQUITY

FOR THE FINANCIAL YEARS ENDED 31 DECEMBER 2023 AND 31 DECEMBER 2024 (CONT’D)

	Attributable to owners of the parent
	Non-distributable			Distributable
			Foreign
			Exchange			Non-
	Share	Invested	Translation	Retained		Controlling	Total
	Capital	Equity	Reserve	Earnings	Total	Interest @	Equity
	USD	USD	USD	USD	USD	USD	USD

At 1 January 2024	-	115,177	(132,876)	4,240,528	4,222,829	-	4,222,829

Profit for the financial year	-	-	-	1,167,875	1,167,875	(2,216)	1,165,659
Other comprehensive income for the financial year	-	-	30,435	-	30,435	-	30,435

Total comprehensive income for the financial year	-	-	30,435	1,167,875	1,198,310	(2,216)	1,196,094

F-9

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF CHANGES IN EQUITY

FOR THE FINANCIAL YEARS ENDED 31 DECEMBER 2023 AND 31 DECEMBER 2024 (CONT’D)

		Attributable to owners of the parent
		Non-distributable				Distributable
					Foreign
					Exchange			Non-
		Share		Invested	Translation	Retained		Controlling	Total
		Capital		Equity	Reserve	Earnings	Total	Interest @	Equity
	Note	USD		USD	USD	USD	USD	USD	USD

Transactions with owners:
Issuance of ordinary share	12	-	#	-	-	-	- #	-	- #
Dividends paid	24	-		-	-	(1,200,000)	(1,200,000)	-	(1,200,000)
Acquisition of a subsidiary		-		-	-	-	-	134	134

Total transactions with owners		-	#	-	-	(1,200,000)	(1,200,000)	134	(1,199,866)

At 31 December 2024		-	#	115,177	(102,441)	4,208,403	4,221,139	(2,082)	4,219,057

#	Representing USD0.0001

@	The movement in non-controlling interest relates entirely to Gigabit Space Sdn. Bhd., which was incorporated on 23 April 2024 and is dormant as of 31 December 2024.

The accompanying notes form an integral part of the combined financial statements.

F-10

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE FINANCIAL YEARS ENDED 31 DECEMBER 2023 AND 31 DECEMBER 2024

	2024	2023
	USD	USD

Operating Activities
Profit before tax	1,330,251	2,081,077

Adjustments for:
Deposits written off	9,858	-
Depreciation of:
- property, plant and equipment	385,893	393,555
- right-of-use assets	158,664	145,099
Impairment losses on:
- contract assets	27,650	-
- other receivables	10,722	-
Other receivables written off	2,720	-
Property, plant and equipment written off	21,315	-
Unrealised loss on foreign exchange	56,347	155,259
Finance costs	13,800	20,784
Interest income	(12,676)	(23,912)
Operating profit before working capital changes	2,004,544	2,771,862

Changes in working capital:
Inventories	41,431	(79,031)
Contract assets	(305,636)	(95,963)
Trade and other receivables	(40,381)	(42,724)
Contract liabilities	108,524	69,237
Trade and other payables	(54,126)	864,072
	(250,188)	715,591
Cash generated from operations	1,754,356	3,487,453
Interest paid	(13,718)	(20,784)
Interest received	12,676	23,912
Tax paid	(255,853)	(403,932)
Tax refund	1,565	-
Exchange translation adjustments	(3,773)	(52,801)
Net cash from operating activities	1,495,253	3,033,848

F-11

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE FINANCIAL YEARS ENDED 31 DECEMBER 2023 AND 31 DECEMEBER 2024 (CONT’D)

	2024	2023
	USD	USD

Investing Activities
Net changes in amount due from a Director	195,352	-
Purchase of property, plant and equipment	(394,620)	(921,528)
Net cash used in investing activities	(199,268)	(921,528)

Financing Activities
Capital contribution by non-controlling interest	134	-
Issuance of ordinary share	- #	-
Dividends paid	(1,200,000)	(1,000,000)
Payment of lease liabilities	(151,891)	(130,224)
Drawdown of term loan	26,149	-
Net changes in amount due to Directors	1,426	7,830
Net cash used in financing activities	(1,324,182)	(1,122,394)

Net (decrease)/increase in cash and cash equivalents	(28,197)	989,926
Effects of exchange translation differences on cash and cash equivalents	(28,576)	(144,597)
Cash and cash equivalents at the beginning of the financial year	4,468,861	3,623,532
Cash and cash equivalents at the end of the financial year	4,412,088	4,468,861

Cash and cash equivalents at the end of the financial year comprises:
Cash and bank balances	4,412,088	4,468,861

#	Representing USD0.0001

F-12

GIGABIT INC.

(Incorporated in Cayman Islands)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE FINANCIAL YEARS ENDED 31 DECEMBER 2023 AND 31 DECEMEBER 2024 (CONT’D)

Cash flows for leases as a lessee

		2024	2023
	Note	USD	USD

Including in Operating Activities
Interest paid in relation to lease liabilities	20	13,477	20,784
Payment relating to short-term leases	21	68,442	88,887
Payment relating to low value assets	21	714	1,546

Including in Financing Activities
Payment of lease liabilities		151,891	130,224
Total cash outflows for leases		234,524	241,441

The accompanying notes form an integral part of the combined financial statements.

F-13

GIGABIT INC.

(Incorporated in Cayman Islands)

NOTES TO THE COMBINED FINANCIAL STATEMENTS

1.	General Information

1.1	Introduction

This report has been prepared solely for the inclusion in the prospectus of Gigabit Inc (“the Company”) in connection with the initial public offering of the Company’s ordinary shares, par value of USD0.0001 (“Ordinary Shares”) on the Nasdaq Capital Market (hereinafter defined as “Initial Public Offering”) and should not be relied upon for any other purposes.

1.2	Background

The Company was incorporated and registered as an exempted company with limited liability in the Cayman Islands under the Companies Act of the Cayman Islands on 17 December 2024. As at the date of incorporation, the authorised share capital of the Company is USD50,000 divided into 500,000,000 ordinary shares of par value of USD0.0001 each, of which 1 ordinary share of USD0.0001 was fully subscribed for.

The registered office of the Company is located at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands.

The principal place of business of the Company is located at Suite 13-01, 13-02 & 13-04, Level 13, Menara Sunway Visio, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia.

1.3	Principal activities

The principal activity of the Company is investment holding.

F-14

1.	General Information (Cont’d)

1.3	Principal activities (Cont’d)

Details of the combining entities of the Company are as follows:

		Principal	Effective interest
Name of	Date of	place of	2024	2023
company	incorporation	business	(%)	(%)	Principal activities

Direct holding:
Gigabit Hosting Sdn. Bhd. (“Gigabit MY”)	18 October 2007	Malaysia	100	100	Provision of internet services and trading of computer hardware and software and other information technology activities.

Gigabit (HK) Limited (“Gigabit HK”)	3 October 2018	Hong Kong	100	100	Provision of internet services, software, and other information technology activities.

Indirect holding:
Held by GHSB
Gigabit Space Sdn. Bhd. (“Gigabit Space”) #	23 April 2024	Malaysia	80	-	Information technology solution provider, backup solution provider, disaster recovery solution provider, cloud backup solution and other related activities. @

@	Being the intended principal activities, the entity is dormant as at the date of this report.

#	The non-controlling interest in Gigabit Space is not material to the Group’s combined financial statements. Accordingly, summarised financial information is not presented.

There have been no significant changes in the nature of the principal activities of the Company and its combining entities.

F-15

1.	General Information (Cont’d)

1.4	Acquisitions

1.	On 19 May 2025, the Company entered into a share exchange agreement with Mr. Teoh Paik Yau to purchase the entire share capital in Gigabit HK at a consideration of USD53.999 settled by issuance and allotment of 539,999 ordinary shares of Gigabit Inc at an issue price of USD0.0001 per share. The acquisition of Gigabit HK was completed on 19 May 2025 and consequently, Gigabit HK became a wholly-owned subsidiary of the Company; and

2.	On 19 May 2025, the Company entered into a share sale agreement with Mr. Teoh Paik Loon and Mr. Teoh Paik Yau to purchase the entire share capital in Gigabit MY at a consideration of RM9,907,444 settled by issuance and allotment of 460,000 ordinary shares of Gigabit Inc at an issue price of USD0.0001 per share. The acquisition of Gigabit MY was completed on 29 May 2025 and consequently, Gigabit MY became a wholly-owned subsidiary of the Company.

1.5	Group structure after Acquisitions

Following the completion of the Acquisitions, the group structure of the Company will be as follows:

The acquisitions of Gigabit MY and Gigabit HK have been accounted for as common control transactions using an approach similar to the pooling of interests method, as the combining entities were under common control of the same ultimate shareholders before and after the acquisitions.

F-16

1.	General Information (Cont’d)

1.5	Group structure after Acquisitions (Cont’d)

Accordingly, the combined financial statements for the financial years ended 31 December 2023 and 31 December 2024 have been prepared comprise of the financial statements of the combining entities which were under common control as if the current group structure had been in place since the beginning of the earliest period presented. The results and financial position of the combining entities have been aggregated from the date they first came under the control of the controlling party.

As the ordinary shares issued by the Company in exchange for the Acquisitions were legally issued in May 2025 (after the reporting period), they have not been retrospectively reflected in the issued and fully paid share capital of the Company in the combined statements of changes in equity for prior periods. However, for the purpose of earnings per share calculations, the Company has treated such shares as if they were issued at the beginning of the earliest period presented, consistent with the accounting treatment for common control transactions and in accordance with IAS 33.64.

1.6	Restrictions on the ability of subsidiaries to transfer funds to the Company

The Company’s ability to pay dividends and meet its obligations depends primarily on the receipt of funds from its operating subsidiaries in Malaysia and Hong Kong. These subsidiaries are subject to local regulations which may restrict their ability to make distributions to the parent company, including:

●	Malaysian subsidiaries are subject to exchange control regulations under the Financial Services Act 2013 and must obtain approval from Bank Negara Malaysia for certain cross-border payments.

●	Hong Kong subsidiaries are subject to capital maintenance rules under the Hong Kong Companies Ordinance and must have sufficient retained earnings before declaring dividends.

As of 31 December 2024, the Group had cash and bank balances of USD4.4 million, of which USD1.7 million (Malaysia) and USD2.7 million (Hong Kong) were held in subsidiaries that may be subject to such restrictions.

The Group has evaluated the requirements of Rule 1-02(dd) of Regulation S-X and determined that there are no restrictions imposed by lenders, regulators, or foreign governments that prevent subsidiaries from transferring funds to the parent company in the form of dividends, loans, or advances. Accordingly, no portion of the Group’s net assets is considered restricted, and parent-only financial information under Rule 5-04 of Regulation S-X is not required.

F-17

2.	Basis of Preparation

(a)	Statement of compliance

The combined financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). These are the Group’s first combined financial statements prepared in accordance with IFRS. The Group has adopted all standards and amendments to standards effective for financial periods beginning on or after 1 January 2023, and has applied the same accounting policies consistently to all periods presented.

The combined financial statements of the Group have been prepared under the historical cost convention, unless otherwise indicated in the material accounting policies below.

Adoption of new and amended standards

During the financial year, the Group has adopted the following amendments to standards issued by the International Accounting Standards Board (“IASB”) that are mandatory for current financial year:

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback
Amendments to IFRS 1	Classification of Liabilities as Current or Non-current
Amendments to IFRS 1	Non-current Liabilities with Covenants
Amendments to IFRS 7 and IFRS 7	Supplier Finance Arrangements

The adoption of the amendments to standards did not have any significant impact on the combined financial statements of the Group.

Standards issued but not yet effective

The Group has not applied the following new standards and amendments to standards that have been issued by the IASB but are not yet effective for the Group:

Effective dates for financial periods beginning on or after

Amendments to IAS 21	Lack of Exchangeability	1 January 2025
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments	1 January 2026

F-18

2.	Basis of Preparation (Cont’d)

(a)	Statement of compliance (Cont’d)

Standards issued but not yet effective (Cont’d)

The Group has not applied the following new standards and amendments to standards that have been issued by the IASB but are not yet effective for the Group:

Effective dates for financial periods beginning on or after

Annual Improvements to IFRS Accounting Standards - Volume 11:	1 January 2026

●	Amendments to IFRS 1
●	Amendments to IFRS 7
●	Amendments to IFRS 9
●	Amendments to IFRS 10
●	Amendments to IAS 7

Amendments to IFRS 9 and IFRS 7	Contracts Referencing Nature-dependent Electricity	1 January 2026
IFRS 18	Presentation and Disclosure in Financial Statements	1 January 2027
IFRS 19	Subsidiaries without Public Accountability: Disclosures	1 January 2027
Amendments to IFRS 10 and IAS 128	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	Deferred until further notice

The Group intends to adopt the above new standards and amendments to standards, if applicable, when they become effective.

The initial application of the above-mentioned new standards and amendments to standards are not expected to have any significant impacts on the combined financial statements of the Group except as disclosed below:

IFRS 18 Presentation and Disclosure in Financial Statements

IFRS 18 will replace IAS 1 Presentation of Financial Statements. It preserves the majority requirements of IAS 1 while introducing additional requirements. In addition, narrow-scope amendments have been made to IAS 7 Statement of Cash Flows and some requirements of IAS 1 have been moved to IAS 8 Basis of Preparation of Financial Statements.

F-19

2.	Basis of Preparation (Cont’d)

(a)	Statement of compliance (Cont’d)

Standards issued but not yet effective (Cont’d)

The initial application of the above-mentioned new standards and amendments to standards are not expected to have any significant impacts on the combined financial statements of the Group except as disclosed below: (Cont’d)

IFRS 18 Presentation and Disclosure in Financial Statements (Cont’d)

IFRS 18 additional requirements are as follows:

(i)	Statement of Profit or Loss and Other Comprehensive Income

IFRS 18 introduces newly defined “operating profit or loss” and “profit or loss before financing and income tax” subtotal which are to be presented in the statement of profit or loss, while the net profit or loss remains unchanged. Statement of profit or loss to be presented in five categories: operating, investing, financing, income taxes and discontinued operations.

(ii)	Statement of Cash Flows

The standard modifies the starting point for calculating cash flows from operations using the indirect method, shifting from “profit or loss” to “operating profit or loss”. It also provides guidance on classification of interest and dividend in statement of cash flows.

(iii)	New disclosures of expenses by nature

Entities are required to present expenses in the operating category by nature, function or a mix of both. IFRS 18 includes guidance for entities to assess and determine which approach is most appropriate based on the facts and circumstances.

(iv)	Management-defined Performance Measures (MPMs)

The standard requires disclosure of explanations of the entity’s company-specific measures that are related to the statement of profit or loss, referred to MPMs. MPMs are required to be reconciled to the most similar specified subtotal in IFRS Accounting Standards.

F-20

2.	Basis of Preparation (Cont’d)

(a)	Statement of compliance (Cont’d)

Standards issued but not yet effective (Cont’d)

The initial application of the above-mentioned new standards and amendments to standards are not expected to have any significant impacts on the combined financial statements of the Group except as disclosed below: (Cont’d)

IFRS 18 Presentation and Disclosure in Financial Statement (Cont’d)

(v)	Enhanced Guidance on Aggregation and Disaggregation

IFRS 18 provides enhanced guidance on grouping items based on shared characteristics and requires disaggregation when items have dissimilar characteristics or when such disaggregation is material.

The potential impact of the new standard on the financial statements of the Group have yet to be assessed.

(b)	Functional and presentation currency

The individual financial statements of each combining entity in the Group are measured using the currency of the primary economic environment in which they operate (“the functional currency”). The combined financial statements are presented in United States Dollar (“USD”), which is also the Company’s functional currency.

(c)	Significant accounting judgements, estimates and assumptions

The preparation of the Group’s combined financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amounts of the assets or liabilities affected in the future.

F-21

2.	Basis of Preparation (Cont’d)

(c)	Significant accounting judgements, estimates and assumptions (Cont’d)

Judgements

The following are the judgements made by management in the process of applying the Group’s accounting policies that have the most significant effect on the amounts recognised in the combined financial statements:

Satisfaction of performance obligations in relation to contracts with customers

The Group is required to assess each of its contracts with customers to determine whether performance obligations are satisfied over time or at a point in time in order to determine the appropriate method for recognising revenue. This assessment was made based on the terms and conditions of the contracts, and the provisions of relevant laws and regulations.

The Group recognises revenue over time in the following circumstances:

(i)	the customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs;
(ii)	the Group does not create an asset with an alternative use to the Group and has an enforceable right to payment for performance completed to date; and
(iii)	the Group’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced.

Where the above criteria are not met, revenue is recognised at a point in time. Where revenue is recognised at a point in time, the Group assesses each contract with customers to determine when the performance obligation of the Group under the contract is satisfied.

F-22

2.	Basis of Preparation (Cont’d)

(c)	Significant accounting judgements, estimates and assumptions (Cont’d)

Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation or uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next reporting period are set out below:

Depreciation and useful lives of property, plant and equipment and right-of-use (“ROU”) assets

The Group reviews the residual values, useful lives and depreciation methods at the end of each reporting period. Judgements are applied in the selection of the depreciation method, the useful lives and the residual values. The actual consumption of the economic benefits of the property, plant and equipment and ROU assets may differ from the estimates applied and therefore, future depreciation charges would be revised. The carrying amounts of the Group’s property, plant and equipment and ROU assets are disclosed in Notes 4 and 5 respectively.

Deferred tax assets

Deferred tax assets are recognised for all unused tax losses, unutilised capital allowances and other deductible temporary differences to the extent that it is probable that taxable profit will be available against which the unused tax losses, unutilised capital allowances and other deductible temporary differences can be utilised. Significant management judgement is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and level of future taxable profits together with future tax planning strategies. The carrying amount of deferred tax assets are disclosed in Note 15.

Inventories valuation

Inventories are measured at the lower of cost and net realisable value. The Group estimates the net realisable value of inventories based on an assessment of expected sales prices less estimated cost to sell. Demand levels and pricing competition could change from time to time. If such factors result in an adverse effect on the Group’s products, the Group might be required to reduce the value of its inventories. Details of inventories are disclosed in Note 7.

F-23

2.	Basis of Preparation (Cont’d)

(c)	Significant accounting judgements, estimates and assumptions (Cont’d)

Key sources of estimation uncertainty (Cont’d)

Provision for expected credit loss of financial assets at amortised cost

The Group uses a provision matrix to calculate expected credit loss for trade receivables. The provision rates are based on number of days past due.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust the historical credit loss experience. At every reporting date, the historical observed default rates are updated and changes in the forward-looking estimates are analysed.

The assessment of the correlation between historical observed default rates, forecast economic conditions and expected credit loss is a significant estimate. The Group’s historical credit loss experience and forecast of economic conditions may not be representative of customer’s actual default in the future. Information about the expected credit loss on the Group’s trade receivables is disclosed in Note 9.

Discount rate used in leases

Where the interest rate implicit in the lease cannot be readily determined, the Group uses the incremental borrowing rate to measure the lease liabilities. The incremental borrowing rate is the interest rate that the Group would have to pay to borrow over a similar term, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. Therefore, the incremental borrowing rate requires estimation, particularly when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. The Group estimates the incremental borrowing rate using observable inputs when available and is required to make certain entity-specific estimates.

Income taxes

Judgement is involved in determining the provision for income taxes. There are certain transactions and computations for which the ultimate tax determination is uncertain during the ordinary course of business.

The Group recognises liabilities for tax based on estimates of whether additional taxes will be due. Where the final tax outcome of these tax matters is different from the amounts that were initially recognised, such differences will impact the income tax and/or deferred tax provisions in the period in which such determination is made.

F-24

3.	Material Accounting Policies

The Group applies the material accounting policies set out below, consistently throughout all periods presented in the combined financial statements unless otherwise stated.

(a)	Foreign currency transactions and balances

Transactions in foreign currency are recorded in the functional currency of the respective Group entities using the exchange rates prevailing at the dates of the transactions. At each reporting date, monetary items denominated in foreign currencies are retranslated at the rates prevailing on that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items or on translating monetary items at the reporting date are included in profit or loss except for exchange differences arising on monetary items that form part of the Group’s net investment in foreign operation. These are initially taken directly to the foreign currency translation reserve within equity until the disposal of the foreign operations, at which time they are recognised in profit or loss. Exchange differences arising on monetary items that form part of the Company’s net investment in foreign operation are recognised in profit or loss in the Company’s financial statements or the individual financial statements of the foreign operation, as appropriate.

Exchange differences arising on the translation of non-monetary items carried at fair value are included in profit or loss for the reporting period except for the differences arising on the translation of non-monetary items in respect of which gains and losses are recognised in other comprehensive income. Exchange differences arising from such non-monetary items are also recognised in other comprehensive income.

(b)	Basis of consolidation - Business combination

A business combination involving entities under common control is a business combination in which all the combining entities or business are ultimately controlled by the same party or parties both before and after the business combination, and that control is not transitory. The acquisition of the combining entities resulted in a business involving common control since the management of all the entities which took part in the acquisition were controlled by common Directors and under common shareholders before and immediately after the acquisition, and accordingly the accounting treatment is outside the scope of IFRS 3.

F-25

3.	Material Accounting Policies (Cont’d)

(b)	Basis of consolidation - Business combination (Cont’d)

Under the merger method of accounting, the results of subsidiaries are presented as if the merger had been effected throughout the current and previous years. The assets and liabilities combined are accounted for based on the carrying amounts from the perspective of the common control shareholder at the date of transfer. On consolidation, the cost of the merger is cancelled with the values of the shares received. Any resulting credit differences is classified as equity and regarded as a non-distributable reserve. Any resulting debit difference is adjusted against any suitable reserve. Any reserves which are attributable to share capital of the merged entities, to the extent that they have not been capitalised by a debit difference, are reclassified and presented as movement in merger deficit.

(c)	Property, plant and equipment

(i)	Recognition and measurement

All items of property, plant and equipment are stated at cost less any accumulated depreciation and any accumulated impairment losses.

(ii)	Depreciation

Depreciation is recognised in the profit or loss on straight-line basis to write off the cost of each asset to its residual value over its estimated useful life.

Property, plant and equipment are depreciated based on the estimated useful lives of the assets as follows:

Computer and hardware	2.5 years
Furniture and fittings	10 years
Office equipment	10 years
Renovation	3 - 10 years

F-26

3.	Material Accounting Policies (Cont’d)

(d)	Leases

As lessee

(i)	Right-of-use assets (“ROU”)

ROU assets are initially measured at cost. Subsequent to the initial recognition, the ROU assets are stated at cost less accumulated depreciation and any accumulated impairment losses, and adjusted for any remeasurement of lease liabilities.

The ROU assets are depreciated using the straight-line method from the commencement date to the earlier of the end of the estimated useful lives of the ROU assets or the end of the lease term.

(ii)	Lease liabilities

Lease liabilities are initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Group uses its incremental borrowing rate as the discount rate.

Subsequent to the initial recognition, the lease liabilities are measured at amortised cost and adjusted for any lease reassessment or modifications.

(iii)	Short-term leases and leases of low value assets

The Group has elected not to recognise ROU assets and lease liabilities for short-term leases and leases of low value assets. The Group recognises the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

(e)	Intangible assets

Intangible assets acquired separately

Intangible assets comprise of development cost and are stated at cost less any accumulated amortisation and accumulated impairment losses. The assets usage rights are amortised on a straight-line method over 5 years.

F-27

3.	Material Accounting Policies (Cont’d)

(f)	Financial assets

Recognition and initial measurement

Financial assets are recognised in the combined statements of financial position when, and only when, the Group becomes a party to the contractual provisions of the financial instruments.

At initial recognition, the Group measures a financial asset at its fair value plus, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issuance of the financial instruments. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.

Financial asset categories and subsequent measurement

For the purpose of subsequent measurement, the Group classifies its financial assets as financial assets at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual cash flows characteristics of the financial assets.

Financial assets are not reclassified subsequent to their initial recognition unless the Group changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

Financial assets at amortised cost

Financial assets that are held for collection of contractual cash flows and those cash flows represent solely payments of principal and interest are measured at amortised cost. Financial assets at amortised cost are subsequently measured using the effective interest method and are subject to impairment. Interest income, foreign exchange gains or losses and impairment are recognised in profit or loss. Any gain or loss on derecognition is recognised in profit or loss.

F-28

3.	Material Accounting Policies (Cont’d)

(g)	Financial liabilities

Recognition and initial measurement

Financial liabilities are recognised in the combined statements of financial position when, and only when, the Group becomes a party to the contractual provisions of the financial instrument.

At initial recognition, the Group measures a financial liability at its fair value less, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issuance of the financial instruments.

Financial liability categories and subsequent measurement

For the purpose of subsequent measurement, the Group classifies its financial liabilities as financial liabilities at amortised cost.

Financial liabilities at amortised cost

Financial liabilities not categorised as fair value through profit or loss are subsequently measured at amortised cost using the effective interest method. Interest expense and foreign exchange gains or losses are recognised in profit or loss. Any gain or loss on derecognition is also recognised in profit or loss.

(h)	Inventories

Inventories are stated at the lower of cost and net realisable value.

Cost of finished goods comprise cost of purchase and other costs incurred in bringing it to their present location and condition are determined on a first-in-first-out basis.

(i)	Cash and cash equivalents

Cash and cash equivalents comprise cash in hand, bank balances, demand deposits, bank overdrafts and short-term highly liquid investments that are readily convertible to known amount of cash and which are subject to an insignificant risk of changes in value. For the purpose of statements of cash flows, cash and cash equivalents are presented net of bank overdrafts and pledged deposits.

F-29

3.	Material Accounting Policies (Cont’d)

(j)	Contract assets and liabilities

Contract asset is the right to consideration for goods or services transferred to the customers. The Group’s contract assets are the excess of revenue recognised over the billings to-date and deposits or advances received from customers.

Where there is objective evidence of impairment, the amount of impairment losses is determined by comparing the contract asset’s carrying amount and the present value of estimated future cash flows to be generated by the contract asset.

Contract asset is reclassified to trade receivables at the point at which invoices have been billed to customers.

Contract liability is the obligation to transfer goods or services to customers for which the Group has received the consideration or has billed the customers. The Group’s contract liabilities are the excess of the billings to-date over the revenue recognised. Contract liabilities are recognised as revenue when the Group performs its obligation under the contracts.

(k)	Impairment of assets

(i)	Non-financial assets

The carrying amounts of non-financial assets (except for inventories and contract assets) are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated. For goodwill and intangible assets that have indefinite useful lives, or that are not yet available for use, the recoverable amount is estimated each period at the same time.

For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or cash-generating units. Subject to operating segment ceiling test, for the purpose of goodwill impairment testing, cash-generating units to which goodwill has been allocated are aggregated so that the level at which impairment testing is performed reflects the lowest level at which goodwill is monitored for internal reporting purposes. The goodwill acquired in a business combination, for the purpose of impairment testing, is allocated to a cash-generating unit or a group of cash-generating units that are expected to benefit from the synergies of the combination.

F-30

3.	Material Accounting Policies (Cont’d)

(k)	Impairment of assets (Cont’d)

(i)	Non-financial assets (Cont’d)

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs of disposal. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or cash-generating unit.

An impairment loss is recognised if the carrying amount of an asset or cash-generating unit exceeds its estimated recoverable amount. Impairment loss is recognised in profit or loss. Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash-generating unit (group of cash-generating units) and then to reduce the carrying amounts of the other assets in the cash-generating unit (group of cash-generating units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognised in prior periods are assessed at the end of each reporting period for any indications that the loss has decreased or no longer exists. An impairment loss is reversed only if there has been a change in the estimates used to determine the recoverable amount since the last impairment loss was recognised. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation or amortisation, had no impairment loss been recognised for asset in prior years. Such reversal is recognised in the profit or loss.

(ii)	Financial assets

The Group recognises an allowance for expected credit losses (“ECLs”) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

F-31

3.	Material Accounting Policies (Cont’d)

(k)	Impairment of assets (Cont’d)

(ii)	Financial assets (Cont’d)

ECLs are recognised in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (“a 12-month ECL”). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (“a lifetime ECL”).

For trade and other receivables, contract assets and inter-company balances, the Group applies a simplified approach in calculating ECLs. Therefore, the Group does not track changes in credit risk, but instead recognises a loss allowance based on lifetime ECLs at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience to the debtors and the economic environment.

(l)	Share capital

Ordinary shares are equity instruments. Ordinary shares are recorded at the proceeds received, net of direct attributable incremental transaction costs. Ordinary shares are classified as equity.

Dividend distribution to the Company’s shareholders is recognised as a liability in the period they are approved by the Board of Directors except for the final dividend which is subject to approval by the Company’s shareholders.

(m)	Provisions

Provisions are recognised when there is a present legal or constructive obligation as a result of a past event, when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation can be estimated reliably.

F-32

3.	Material Accounting Policies (Cont’d)

(m)	Provisions (Cont’d)

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

(n)	Employee benefits

(i)	Short-term employee benefits

Wages, salaries, bonuses and social security contributions are recognised as an expense in the reporting period in which the associated services are rendered by employees of the Group. Short-term accumulating compensated absences such as paid annual leave are recognised when services are rendered by employees that increase their entitlement to future compensated absences. Short-term non-accumulating compensated absences such as sick and medical leave are recognised when the absences occur.

(ii)	Defined contribution plans

As required by law, companies in Malaysia contribute to the state pension scheme, the Employee Provident Fund (“EPF”). Such contributions are recognised as an expense in the profit or loss as incurred. Once the contributions have been paid, the Group has no further payment obligations.

(o)	Borrowing costs

Borrowing costs that are not directly attributable to the acquisition, construction or production of qualifying assets are recognised in profit or loss in the period in which they are incurred. Borrowing costs consist of interest and other costs that the Group incurred in connection with the borrowing of funds.

F-33

3.	Material Accounting Policies (Cont’d)

(p)	Revenue and other income

(i)	Revenue from contracts with customers

Revenue is recognised when the Group satisfied a performance obligation (“PO”) by transferring a promised good or service to the customer, which is when the customer obtains control of the good or service. A PO may be satisfied at a point in time or over time. The amount of revenue recognised is the amount allocated to the satisfied PO.

The transaction price is allocated to each distinct PO based on its stand-alone selling price at contract inception. Where directly observable, the contractually stated price is treated as the stand-alone selling price under the Group’s commercial partner arrangements, as it reflects market-based prices and margins.

Where no directly observable stand-alone selling price exists, the Group estimates it using methods such as the adjusted market assessment approach, expected cost-plus-margin approach, or, in limited cases, the residual approach. These methods are applied consistently and reassessed periodically to ensure they reflect current market conditions.

The Group recognises revenue from the following major sources:

(a)	Sale of goods

Revenue is measured at the fair value of consideration received or receivable, net of returns and allowances, trade discount and volume rebates. Revenue from sale of goods is recognised when the transfer of significant risk and rewards of ownership of the goods to the customer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, and there is no continuing management involvement with the goods.

(b)	Rendering of services

Revenue is recognised in the reporting period in which the services are rendered, which simultaneously received and consumed the benefits provided by the Group’s performance, and the Group has a present right to payment for the services.

(ii)	Interest income

Interest income is recognised on accruals basis using the effective interest method.

F-34

3.	Material Accounting Policies (Cont’d)

(q)	Income taxes

Tax expense in profit or loss comprises current and deferred tax. Current tax and deferred tax is recognised in profit or loss except to the extent that it relates to a business combination or items recognised directly in equity or other comprehensive income.

Current tax is expected tax payable or receivable on the taxable income or loss for the financial year, using tax rates enacted or substantively enacted by the end of the reporting period, and any adjustment to tax payable in respect of previous financial years.

Deferred tax is recognised using the liability method for all temporary differences between the carrying amounts of assets and liabilities in the combined statements of financial position and their tax bases. Deferred tax is not recognised for the temporary differences arising from the initial recognition of goodwill, the initial recognition of assets and liabilities in a transaction which is not a business combination and that affects neither accounting nor taxable profit or loss. Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax is based on the expected manner of realisation or settlement of the carrying amount of the assets and liabilities, at the end of the reporting period. Deferred tax assets and liabilities are not discounted.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

A deferred tax asset is recognised to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilised. Deferred tax assets are reviewed at the end of each reporting period and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

F-35

3.	Material Accounting Policies (Cont’d)

(r)	Fair value measurement

Fair value of an asset or a liability is determined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The measurement assumes that the transaction to sell the asset or transfer of the liability takes place either in the principal market or in the absence of a principal market, in the most advantageous market.

For non-financial asset, the fair value measurement takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair value is categorised into different levels in a fair value hierarchy based on the input used in the valuation technique as follows:

Level 1	:	quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group can access at the measurement date.
Level 2	:	inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3	:	unobservable inputs for the asset or liability.

The Group recognises transfers between levels of the fair value hierarchy as of the date of the event or change in circumstances that caused the transfers.

F-36

4.	Property, Plant and Equipment

	Computer and	Furniture	Office
	hardware	and fitting	equipment	Renovation	Total
	USD	USD	USD	USD	USD

2024
Cost
At 1 January 2024	1,591,407	130,476	74,480	338,846	2,135,209
Additions	371,893	1,371	3,536	17,820	394,620
Written off	(375,646)	(6,896)	(8,904)	(136,020)	(527,466)
Translation differences	40,634	3,220	1,791	6,144	51,789
At 31 December 2024	1,628,288	128,171	70,903	226,790	2,054,152

Accumulated depreciation
At 1 January 2024	777,153	27,153	23,527	158,807	986,640
Charge for the financial year	283,041	12,490	7,004	83,358	385,893
Written off	(375,646)	(6,896)	(8,904)	(114,705)	(506,151)
Translation differences	17,903	813	562	3,394	22,672
At 31 December 2024	702,451	33,560	22,189	130,854	889,054

Carrying amount
At 31 December 2024	925,837	94,611	48,714	95,936	1,165,098

F-37

4.	Property, Plant and Equipment (Cont’d)

		Capital
	Computer and	work-in-	Furniture	Office
	hardware	progress	and fitting	equipment	Renovation	Total
	USD	USD	USD	USD	USD	USD

2023
Cost
At 1 January 2023	840,611	223,850	27,984	39,977	141,631	1,274,053
Additions	791,597	-	38,483	34,465	56,983	921,528
Reclassification	-	(215,230)	65,778	1,971	147,481	-
Translation differences	(40,801)	(8,620)	(1,769)	(1,933)	(7,249)	(60,372)
At 31 December 2023	1,591,407	-	130,476	74,480	338,846	2,135,209

Accumulated depreciation
At 1 January 2023	493,634	-	16,938	18,732	92,969	622,273
Charge for the financial year	306,643	-	11,011	5,641	70,260	393,555
Translation differences	(23,124)	-	(796)	(846)	(4,422)	(29,188)
At 31 December 2023	777,153	-	27,153	23,527	158,807	986,640

Carrying amount
At 31 December 2023	814,254	-	103,323	50,953	180,039	1,148,569

F-38

5.	Right-of-use Assets

		Motor
	Buildings	vehicle	Total
	USD	USD	USD

2024
Cost
At 1 January 2024	345,471	145,889	491,360
Additions	49,353	-	49,353
Translation differences	9,893	3,732	13,625
At 31 December 2024	404,717	149,621	554,338

Accumulated depreciation
At 1 January 2024	127,849	102,122	229,971
Charge for the financial year	129,365	29,299	158,664
Translation differences	6,035	3,238	9,273
At 31 December 2024	263,249	134,659	397,908

Carrying amount
At 31 December 2024	141,468	14,962	156,430

2023
Cost
At 1 January 2023	361,210	152,535	513,745
Translation differences	(15,739)	(6,646)	(22,385)
At 31 December 2023	345,471	145,889	491,360

Accumulated depreciation
At 1 January 2023	13,270	76,267	89,537
Charge for the financial year	115,767	29,332	145,099
Translation differences	(1,188)	(3,477)	(4,665)
At 31 December 2023	127,849	102,122	229,971

Carrying amount
At 31 December 2023	217,622	43,767	261,389

F-39

6.	Intangible Assets

	2024	2023
	USD	USD

Development cost
Cost
At 1 January	32,680	34,169
Translation differences	836	(1,489)
At 31 December	33,516	32,680

Accumulated amortisation
At 1 January	32,680	34,169
Translation differences	836	(1,489)
At 31 December	33,516	32,680

Carrying amount
At 31 December	-	-

7.	Inventories

	2024	2023
	USD	USD

At cost
Finished goods	37,600	79,031

Recognised in profit or loss
Inventories recognised as cost of sales	79,031	-

F-40

8.	Contract Assets/(Liabilities)

(a)	Contract assets

	2024	2023
	USD	USD

Contract assets
Rendering of services	402,189	-
Sale of goods	-	95,963
	402,189	95,963
Less: Accumulated impairment losses	(28,240)	-
	373,949	95,963

Contract assets represent the Group’s rights to consideration for work completed but not billed at the reporting date.

Contract assets will be transferred to trade receivables when customers’ acceptance is received and invoice is issued.

Movement in the allowance for impairment losses on contract assets are as follows:

	2024	2023
	USD	USD

Lifetime allowance
At 1 January	-	-
Impairment losses recognised	28,240	-
At 31 December	28,240	-

(b)	Contract liabilities

	2024	2023
	USD	USD

Non-current
Deferred revenue	27,660	12,020

Current
Deferred revenue	358,304	265,420
	385,964	277,440

F-41

8.	Contract Assets/(Liabilities)

(b)	Contract liabilities (Cont’d)

Deferred revenue represents advance consideration received (or an amount of consideration is due) from the customer in respect of services which are yet to be provided. The deferred revenue will be recognised as revenue when the related services is rendered.

Revenue expected to be recognised in the future relating to performance obligation that are unsatisfied (or partially unsatisfied) at the reporting date, are as follows:

	2024	2023
	USD	USD

Aggregate amount of transaction price allocated to contracts that are partially unsatisfied as at 31 December	385,964	277,440

9.	Trade Receivables

	2024	2023
	USD	USD

Trade receivables	456,364	606,901
Less: Accumulated impairment losses	(198)	(193)
	456,166	606,708

Trade receivables are non-interest bearing and are generally on 1 to 30 days (2023: 1 to 30 days) term. They are recognised at their original invoice amounts which represent their fair values on initial recognition.

F-42

9.	Trade Receivables (Cont’d)

	Lifetime	Credit	Loss
	allowance	impaired	allowance
	USD	USD	USD

At 1 January 2024	156	37	193
Translation differences	4	1	5
At 31 December 2024	160	38	198

At 1 January 2023	163	38	201
Translation differences	(7)	(1)	(8)
At 31 December 2023	156	37	193

The loss allowance account in respect of trade receivables is used to record loss allowance. Unless the Group is satisfied that recovery of the amount is possible, the amount considered irrecoverable is written off against the trade receivable directly.

Analysis of the trade receivables ageing at the end of the reporting period are as follows:

	Gross	Loss	Net
	amount	allowance	amount
	USD	USD	USD

2024
Not past due	175,747	(61)	175,686

Past due
Less than 30 days	54,425	(19)	54,406
31 to 60 days	11,775	(4)	11,771
61 to 90 days	16,123	(6)	16,117
More than 90 days	198,256	(70)	198,186
	280,579	(99)	280,480
Credit impaired
Individually impaired	38	(38)	-
	456,364	(198)	456,166

F-43

9.	Trade Receivables (Cont’d)

Analysis of the trade receivables ageing at the end of the reporting period are as follows: (Cont’d)

	Gross	Loss	Net
	amount	allowance	amount
	USD	USD	USD

2023
Not past due	60,396	(15)	60,381

Past due
Less than 30 days	116,238	(30)	116,208
31 to 60 days	92,520	(24)	92,496
61 to 90 days	148,637	(38)	148,599
More than 90 days	189,073	(49)	189,024
	546,468	(141)	546,327
Credit impaired
Individually impaired	37	(37)	-
	606,901	(193)	606,708

Trade receivables that are neither past due nor individually impaired are creditworthy receivables with good payment records with the Group.

As at 31 December 2024, the Group has gross trade receivables amounting to USD280,579 (2023: USD546,468), were past due but not individually impaired. These related to a number of independent customers with slower repayment records.

The trade receivables of the Group that are individually assessed to be impaired amounting to USD38 (2023: USD37), relate to customers that are in financial difficulties and have defaulted on payment. These balances are expected to be recovered through the debts recovery process.

The following is the major customer with outstanding balances 10% or equal or more than 10% of the Group’s trade receivables as at the end of the reporting period:

	2024		2023
Customer	%		%

A	42	#	31
B	13		-	*
C	-	*	31
D	-	*	13
	55		75

*	The outstanding balances did not equate to or more than 10% of the Group’s total trade receivables for the respective reporting period.

#	As at 31 December 2024, amounts due from Customer A of USD193,910 (2023: USD189,073) representing approximately 80% of the total balance, were outstanding and more than 90 days past due. Subsequent to year end, the Group collected the entire outstanding balance, with final settlement completed in the first quarter of 2025. Management concluded that no additional expected credit loss allowance was required.

F-44

10.	Other Receivables

	2024	2023
	USD	USD

Other receivables
- Related parties	102,507	1,694
- Third parties	45,233	30,250
	147,740	31,944
Less: Accumulated impairment losses
- Third parties	(486)	(474)
- Related party	(10,722)	-
	(11,208)	(474)
	136,532	31,470
Deposits	186,444	161,380
Prepayments	98,371	60,874
	421,347	253,724

Movements in the allowance for impairment losses of other receivables are as follows:

	2024	2023
	USD	USD

At 1 January	474	495
Impairment losses recognised	10,722	-
Translation differences	12	(21)
At 31 December	11,208	474

11.	Amount Due from/(to) Directors

(a)	Amount due from a Director

This represents unsecured, non-interest bearing advances and repayment on demand.

(b)	Amount due to Directors

This represents unsecured, non-interest bearing advances and repayment on demand.

F-45

12.	Share Capital and Invested Equity

(a)	Share capital

	Number of
	shares	Amount
	Units	USD

Ordinary share of USD0.0001 each

Authorised
At date of incorporation/31 December	500,000,000	50,000

Issued and fully paid
At date of incorporation/31 December	1	-	#

#	Representing USD0.0001

The Company was incorporated with 1 ordinary share of USD0.0001 and were fully subscribed for on the date of incorporation.

The new ordinary shares issued during the financial year rank pari passu in all respects with the existing ordinary shares of the Company.

Subsequent to the financial year ended 31 December 2024, the Company issue 539,999 and 460,000 ordinary shares for the acquisition of the entire issued share capital of Gigabit HK and Gigabit MY respectively as disclosed in Note 1.4.

(b)	Invested equity

	Number of shares		Amount
	2024	2023	2024	2023
	Units	Units	USD	USD

Issued and fully paid ordinary shares with no par value

At 1 January/31 December	510,000	510,000	115,177	115,177

The holders of ordinary shares is entitled to receive dividends as declared from time to time, and is entitled to one vote per share at meetings of the Group. All ordinary shares rank equally with regards of the Group’s residual assets.

F-46

13.	Foreign Currency Translation Reserve

The foreign currency translation reserve represents exchange differences arising from the translation of the financial statements of the Combining entities as their functional currency is different from the presentation currency.

14.	Lease Liabilities

	2024	2023
	USD	USD

At 1 January	259,267	406,517
Additions	49,353	-
Accretion of interest	13,477	20,784
Payments	(165,368)	(151,008)
Translation differences	4,443	(17,026)
At 31 December	161,172	259,267

Presented as:
Non-current	16,499	121,164
Current	144,673	138,103
	161,172	259,267

The maturity analysis of lease liabilities of the Group at the end of the reporting period are as follows:

	2024	2023
	USD	USD

Within one year	149,474	150,182
Later than one year but not later than two years	14,814	124,722
Later than two years but not later than five years	2,028	-
	166,316	274,904
Less: Future finance charges	(5,144)	(15,637)
Present value of lease liabilities	161,172	259,267

F-47

14.	Lease Liabilities (Cont’d)

The Group leases buildings and motor vehicle. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions.

The weighted average incremental borrowing rate applied to lease liabilities of the Group at the reporting date is 5.77% (2023: 6.26%) respectively.

15.	Deferred Tax Liabilities

	2024	2023
	USD	USD

At 1 January	22,546	35,574
Recognised in profit or loss (Note 22)	(22,639)	(11,540)
Translation differences	93	(1,488)
At 31 December	-	22,546

F-48

15.	Deferred Tax Liabilities (Cont’d)

The components and movements of deferred tax assets and liabilities during the financial year after offsetting are as follows:

Deferred tax assets

	Lease	Deferred	Unutilised capital
	liabilities	revenue	allowances	Total
	USD	USD	USD	USD

2024
At 1 January 2024	(54,309)	(18,858)	-	(73,167)
Recognised in profit or loss	19,383	(28,681)	(175)	(9,473)
Over provision in prior year	-	(40,019)	-	(40,019)
Translation differences	(976)	(1,949)	(4)	(2,929)
At 31 December 2024 (before offsetting)	(35,902)	(89,507)	(179)	(125,588)
Less: Offsetting				125,588
At 31 December 2024 (after offsetting)				-

2023
At 1 January 2023	(84,121)	(19,716)	-	(103,837)
Recognised in profit or loss	26,284	40,066	-	66,350
Over provision in prior years	-	(40,066)	-	(40,066)
Translation differences	3,528	858	-	4,386
At 31 December 2023 (before offsetting)	(54,309)	(18,858)	-	(73,167)
Less: Offsetting				73,167
At 31 December 2023 (after offsetting)				-

F-49

15.	Deferred Tax Liabilities (Cont’d)

The components and movements of deferred tax assets and liabilities during the financial year after offsetting are as follows: (Cont’d)

Deferred tax liabilities

	Accelerated capital	Right-of-use	Other temporary
	allowances	assets	differences	Total
	USD	USD	USD	USD

2024
At 1 January 2024	37,291	52,229	6,193	95,713
Recognised in profit or loss	22,370	(19,203)	(21,466)	(18,299)
Under provision in prior year	26,572	-	18,580	45,152
Translation differences	2,000	926	96	3,022
At 31 December 2024 (before offsetting)	88,233	33,952	3,403	125,588
Less: Offsetting				(125,588)
At 31 December 2024 (after offsetting)				-

2023
At 1 January 2023	20,804	83,506	35,102	139,412
Recognised in profit or loss	7,571	(27,784)	(28,028)	(48,241)
Under provision in prior year	9,914	-	503	10,417
Translation differences	(998)	(3,493)	(1,384)	(5,875)
At 31 December 2023 (before offsetting)	37,291	52,229	6,193	95,713
Less: Offsetting				(73,167)
At 31 December 2023 (after offsetting)				22,546

F-50

15.	Deferred Tax Liabilities (Cont’d)

Deferred tax assets have not been recognised in respect of the following items:

	2024	2023
	USD	USD

Unused tax losses	6,703	-
Deferred revenue	13,016	-
Unutilised capital allowances	301	-
	20,020	-

Deferred tax assets have not been recognised in respect of these items as they may not have sufficient taxable profits to be used to offset or they have arisen in combining entities that have a recent history of losses.

For the Malaysian entities, pursuant to Section 8 of the Finance Act 2021 (Act 833) and the amendment to Section 44(5F) of the Income Tax Act 1967, effective from year of assessment of 2019 onwards, the time limit on the carried forward unused tax losses has been extended to maximum of ten (10) consecutive years of assessment. Any unused tax losses accumulated up to the year of assessment 2018 can be carried forward for another ten (10) consecutive years of assessment (i.e.: from year of assessment 2019 to 2028) under the current tax legislation.

The unused tax losses shall be disregarded after the end of the year of assessment as follows:

2024
USD

2034	6,703

16.	Trade Payables

The trade credit terms granted to the Group range from 1 to 60 days (2023: 1 to 60 days) depending on the terms of the contracts.

F-51

17.	Other Payables

	2024	2023
	USD	USD

Other payables	423,485	373,570
Accruals	512,446	625,642
Deposit received	99,579	77,800
	1,035,510	1,077,012

18.	Term Loan

	2024	2023
	USD	USD

Secured
Term loan	24,664	-

Current
Secured
Term loan	24,664	-

The term loan obtained from a licensed bank is secured by the followings:

(a)	Joint and several guarantee by the Directors of the Group; and

(b)	Guarantee by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Government Guarantee Scheme MADANI.

The maturity of term loan is as follow:

	2024	2023
	USD	USD

Within one year	24,664	-

The term loan of Group bears interest rate at 4.00% per annum at the reporting date.

F-52

19.	Revenue

	2024	2023
	USD	USD

Revenue from contracts with customers
Sale of goods	4,125,034	3,880,252
Rendering of services	8,466,449	8,062,021
	12,591,483	11,942,273

Timing of revenue recognition
At a point in time	4,125,034	3,880,252
Over time	8,466,449	8,062,021
	12,591,483	11,942,273

The following table is disaggregation of the Group’s revenue from contracts with customers:

	Provision of IT services
	2024	2023
	USD	USD

Geographical market
Malaysia	7,370,089	8,080,774
Hong Kong	2,877,699	2,541,822
Taiwan	952,727	421,575
Japan	1,390,968	898,102
	12,591,483	11,942,273

F-53

20.	Finance Costs

	2024	2023
	USD	USD

Interest expenses on:
Term loan	323	-
Lease liabilities	13,477	20,784
	13,800	20,784

21.	Profit before Tax

Profit before tax is arrived at after charging/(crediting):

	2024	2023
	USD	USD

Auditors’ remuneration
- Current year	33,939	31,831
- Under provision in prior year	-	4,380
- Non-statutory	-	767
Deposits written off	9,858	-
Depreciation of:
- property, plant and equipment	385,893	393,555
- right-of-use assets	158,664	145,099
Impairment losses on:
- Contract assets	27,650	-
- Other receivables	10,722	-
Lease expenses:
- short-term leases	68,442	88,887
- low-value assets	714	1,546
Loss/(Gain) on foreign exchange
- Realised	7,195	(64,964)
- Unrealised	56,347	155,259
Other receivables written off	2,720	-
Property, plant and equipment written off	21,315	-
Interest income	(12,676)	(23,912)

F-54

22.	Taxation

	2024	2023
	USD	USD

Tax expenses recognised in profit or loss
Malaysian income tax
Current tax provision	74,327	213,969
Under/(Over) provision in prior years	112,904	(38,930)
	187,231	175,039

Deferred tax (Note 15)
Relating to origination and reversal of temporary differences	(27,772)	18,109
Under/(Over) provision in prior years	5,133	(29,649)
	(22,639)	(11,540)
	164,592	163,499

Malaysian income tax is calculated at the statutory tax rate of 15% on the first RM150,000 chargeable income, 17% on RM150,001 to RM600,000 chargeable income and 24% (2023: 17% on the first RM150,000 chargeable income, 17% on RM150,001 to RM600,000 chargeable income and 24%) on the balance chargeable income of the estimated assessable profits for the financial year.

F-55

22.	Taxation (Cont’d)

A reconciliation of income tax expenses applicable to profit before tax at the statutory income tax rate to income tax expenses at the effective income tax of the Group are as follows:

	2024	2023
	USD	USD

Profit before tax	1,330,251	2,081,077

At Malaysian statutory tax rate of 24% (2023: 24%)	319,260	499,458
Tax incentive on small and medium enterprise	(9,844)	(9,856)
Income not subject to tax	(399,787)	(330,319)
Expenses not deductible for tax purposes	132,121	72,795
Deferred tax assets not recognised	4,805	-
Under/(Over) provision of income tax in prior years	112,904	(38,930)
Under/(Over) provision of deferred tax in prior years	5,133	(29,649)
Tax expenses for the financial year	164,592	163,499

The Group has estimated unutilised capital allowances and unused tax losses carry forward, available for offset against future taxable profits as follows:

	2024	2023
	USD	USD

Unutilised capital allowances	1,047	-
Unused tax losses	6,703	-
	7,750	-

F-56

23.	Earnings per Share

(a)	Basic earnings per share

	2024		2023

Profit attributable to the owners of the parent (USD)	1,167,875		1,917,578

Weighted average number of ordinary shares in issue (unit)
- Ordinary shares in issue as at 1 January	-		-
- Issuance of ordinary shares on 17 December
2024 (date of incorporation)	1		-
- Issuance of ordinary shares on 19 May 2025	539,999	#	539,999	#
- Issuance of ordinary shares on 29 May 2025	460,000	#	460,000	#
Weighted average number of ordinary shares in issue as at 31 December	1,000,000		999,999

Basic earnings per ordinary share (USD)	1.17		1.92

#	In determining the weighted average number of shares, the Company has assumed that the 1,000,000 ordinary shares issued in 19 May 2025 and 29 May 2025 pursuant to the acquisitions of Gigabit HK and Gigabit MY respectively were outstanding for the entire periods presented. This presentation reflects the substance of the Group’s formation through common control transactions and is consistent with the retrospective presentation of the combined financial information. This treatment is in accordance with IAS 33.64, which requires that the number of ordinary shares used in the earnings per share calculation be adjusted for events that have changed the number of shares outstanding without a corresponding change in resources.

(b)	Diluted earnings per share

The Group has no dilution in their earnings per ordinary share as there are no dilutive potential ordinary shares. There have been no other transactions involving ordinary shares or potential ordinary shares since the end of the reporting period and before the authorisation of these combined financial statements.

F-57

24.	Dividends

	2024	2023
	USD	USD

Dividends recognised as distribution to ordinary shareholders of the Group

A single-tier interim dividend of USD100 per ordinary share in respect of the financial year ended 31 December 2023	-	1,000,000

A single-tier interim dividend of USD120 per ordinary share in respect of the financial year ended 31 December 2024	1,200,000	-
	1,200,000	1,000,000

The Directors do not recommend the payment of any final dividend in respect of the current financial year.

25.	Staff Costs

	2024	2023
	USD	USD

Salaries, wages and other emoluments	1,670,043	1,387,471
Defined contribution plans	195,397	168,943
Social security contributions	14,692	11,261
Other benefits	10,095	7,607
	1,890,227	1,575,282

Included in staff costs is aggregate amount of remuneration received by the Executive Directors of the Group during the financial year as below:

	2024	2023
	USD	USD

Salaries and other emoluments	265,039	243,190
Defined contribution plans	31,834	29,214
Social security contributions	799	761
Other benefits	944	803
	298,616	273,968

F-58

26.	Reconciliation of Liabilities Arising from Financing Activities

The table below shows the details changes in the liabilities of the Group arising from financing activities, including both cash and non-cash changes:

		At	Financing	New lease	Other	At 31
		1 January	cash flows (i)	(Note 5)	changes (ii)	December
	Note	USD	USD	USD	USD	USD

2024
Lease liabilities	14	259,267	(151,891)	49,353	4,443	161,172
Term loan	18	-	26,149	-	-	26,149
Amount due to Directors	11	7,830	1,426	-	-	9,256
		267,097	(124,316)	49,353	4,443	196,577

2023
Lease liabilities	14	406,517	(130,224)	-	(17,026)	259,267
Amount due to Directors	11	-	7,830	-	-	7,830
		406,517	(122,394)	-	(17,026)	267,097

(i)	The financing cash flows include payment of lease liabilities, net proceeds from/repayment of term loan and net amount of advances from Directors in the combined statements of cash flows.

(ii)	Other changes represent translation differences.

F-59

27.	Related Party Disclosures

(a)	Identifying related parties

For the purposes of these financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control. Related parties may be individuals or other entities.

Related parties also include key management personnel defined as those persons having authority and responsibility for planning, directing and controlling the activities of the Group either directly or indirectly. The key management personnel comprise the Directors and management personnel of the Group, having authority and responsibility for planning, directing and controlling the activities of the Group entities directly or indirectly.

(b)	Significant related party transactions

Related party transactions have been entered into the normal course of business under negotiated terms. The Group has the following related party balances and transactions with related parties during the financial year:

Related party balances

	2024	2023
	USD	USD

Other receivable - related party
- Gigabit Pte. Ltd.	91,785	-

(c)	Compensation of key management personnel

Remuneration of Directors are as follows:

	2024	2023
	USD	USD

Salaries and other emoluments	265,039	243,190
Defined contribution plans	31,834	29,214
Social security contributions	799	761
Others benefits	944	803
	298,616	273,968

F-60

28.	Segment Information

The Group is engaged in a single operating and reportable segment, which is the provision of information technology services. The Group’s Chief Operating Decision Maker (“CODM”), identified as the Chief Executive Officer and Board of Directors, reviews the internal management reports for the purpose of resource allocation and performance assessment. Accordingly, the Group has determined that it has one reportable segment, consistent with the internal reporting framework used for decision-making purposes.

Geographical segments

Revenue, non-current assets and addition to non-current assets information based on the geographical location of customers are as follows:

	Revenue		Non-current assets		Capital expenditure*
	2024	2023	2024	2023	2024	2023
	USD	USD	USD	USD	USD	USD

Malaysia	7,370,089	8,080,774	1,321,528	1,409,958	443,973	921,528
Hong Kong	2,877,699	2,541,822	-	-	-	-
Taiwan	952,727	421,575	-	-	-	-
Japan	1,390,968	898,102	-	-	-	-
	12,591,483	11,942,273	1,321,528	1,409,958	443,973	921,528

*	Capital expenditure consist of addition of property, plant and equipment and right-of-use assets.

Information about major customer

For the financial year ended 31 December 2024, revenue from one external customer amounted to USD1,237,900, representing approximately 10% of the Group’s total revenue. The revenue from this customer is related entirely to the Group’s single reportable segment. No other single customer contributed 10% or more of total revenue for the reporting period.

There were no customers contributing 10% or more of total revenue in the financial year ended 31 December 2023.

F-61

29.	Financial Instruments

(a)	Classification of financial instruments

The following table analyses the financial assets and liabilities in the combined statements of financial position by the class of financial instruments to which they are assigned and therefore by the measurement basis:

		Financial	Financial
		assets at	liabilities at
	Carrying	amortised	amortised
	amount	cost	cost
	USD	USD	USD

2024
Financial assets
Trade receivables	456,166	456,166	-
Other receivables *	322,976	322,976	-
Cash and bank balances	4,412,088	4,412,088	-
	5,191,230	5,191,230	-

Financial liabilities
Trade payables	1,350,059	-	1,350,059
Other payables	1,035,510	-	1,035,510
Amount due to Directors	9,256	-	9,256
Lease liabilities	161,172	-	161,172
Term loan	24,664	-	24,664
	2,580,661	-	2,580,661

F-62

29.	Financial Instruments (Cont’d)

(a)	Classification of financial instruments (Cont’d)

The following table analyses the financial assets and liabilities in the combined statements of financial position by the class of financial instruments to which they are assigned and therefore by the measurement basis: (Cont’d)

		Financial	Financial
		assets at	liabilities at
	Carrying	amortised	amortised
	amount	cost	cost
	USD	USD	USD

2023
Financial assets
Trade receivables	606,708	606,708	-
Other receivables *	192,850	192,850	-
Amount due from a Director	195,352	195,352	-
Cash and bank balances	4,468,861	4,468,861	-
	5,463,771	5,463,771	-

Financial liabilities
Trade payables	1,334,830	-	1,334,830
Other payables	1,077,012	-	1,077,012
Amount due to Directors	7,830	-	7,830
Lease liabilities	259,267	-	259,267
	2,678,939	-	2,678,939

*	exclude prepayments

F-63

29.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies

The Group’s financial risk management policy is to ensure that adequate financial resources are available for the development of the Group’s operations whilst managing its credit, liquidity, foreign currency and interest rate risks. The Group operates within clearly defined guidelines that are approved by the Board and the Group’s policy is not to engage in speculative transactions

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of these risks.

(i)	Credit risk

Credit risk is the risk of a financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group’s exposure to credit risk arises principally from its trade and other receivables and deposits with banks and financial institutions. There are no significant changes as compared to prior year.

The Group has adopted a policy of only dealing with creditworthy counterparties. Management has a credit policy in place to control credit risk by dealing with creditworthy counterparties and deposits with banks with good credit rating. The exposure to credit risk is monitored on an ongoing basis and action will be taken for long outstanding debts.

At each reporting date, the Group assesses whether any of the receivables and contract assets are credit impaired.

The gross carrying amounts of credit impaired trade receivables are written off (either partial or full) when there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. Nevertheless, trade receivables that are written off could still be subject to enforcement activities.

The carrying amounts of the financial assets recorded on the combined statements of financial position at the end of the reporting period represents the Group’s maximum exposure to credit risk.

F-64

29.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of these risks. (Cont’d)

(i)	Credit risk (Cont’d)

The Group has no significant concentration of credit risk except as disclosed in Note 9.

(ii)	Liquidity risk

Liquidity risk refers to the risk that the Group will encounter difficulty in meeting its financial obligations as they fall due. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

The Group’s funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis. The Group finances its liquidity through internally generated cash flows and minimises liquidity risk by keeping committed credit lines available.

F-65

29.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(ii)	Liquidity risk (Cont’d)

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of these risks.

	On demand			Total	Total
	or within 1	1 to 2	2 to 5	contractual	carrying
	year	years	years	cash flows	amount
	USD	USD	USD	USD	USD

2024
Non-derivative financial liabilities
Trade payables	1,350,059	-	-	1,350,059	1,350,059
Other payables	1,035,510	-	-	1,035,510	1,035,510
Amount due to Directors	9,256	-	-	9,256	9,256
Lease liabilities	149,474	14,814	2,028	166,316	161,172
Term loan	25,445	-	-	25,445	24,664
	2,569,744	14,814	2,028	2,586,586	2,580,661

F-66

29.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(ii)	Liquidity risk (Cont’d)

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of these risks. (Cont’d)

	On demand			Total	Total
	or within 1	1 to 2	2 to 5	contractual	carrying
	year	years	years	cash flows	amount
	USD	USD	USD	USD	USD

2023
Non-derivative financial liabilities
Trade payables	1,334,830	-	-	1,334,830	1,334,830
Other payables	1,077,012	-	-	1,077,012	1,077,012
Amount due to Directors	7,830	-	-	7,830	7,830
Lease liabilities	150,182	124,722	-	274,904	259,267
	2,569,854	124,722	-	2,694,576	2,678,939

F-67

29.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks

(a)	Foreign currency risk

The Group is exposed to foreign currency risk on transactions that are denominated in currencies other than the functional currency of the Group. The currency giving rise to this risk are primarily Ringgit Malaysia (RM), United States Dollar (USD), New Taiwan Dollar (NTD), Hong Kong Dollar (HKD), Singapore Dollar (SGD), Japanese Yen (JPY), Australian Dollar (AUD) and British Pound Sterling (GBP).

The Group has not entered into any derivative instruments for hedging or trading purposes as the net exposure to foreign currency risk is not significant. Where possible, the Group will apply natural hedging by selling and purchasing in the same currency. However, the exposure to foreign currency risk is monitored from time to time by management.

F-68

29.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks (Cont’d)

(a)	Foreign currency risk (Cont’d)

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the end of the reporting period are as follows:

	Other	Cash and	Trade	Other
	receivables	bank balances	payables	payables	Total
	USD	USD	USD	USD	USD

2024
Denominated in
RM	243	-	-	(423,063)	(422,820)
USD	526,098	215,220	(675,504)	(77,452)	(11,638)
NTD	225	18,519	-	(7,458)	11,286
HKD	8,934	36,487	(691)	-	44,730
SGD	1,173	-	-	-	1,173
JPY	-	234	(22,166)	(860)	(22,792)
AUD	641	-	(36)	-	605
GBP	-	-	(15)	-	(15)
	537,314	270,460	(698,412)	(508,833)	(399,471)

F-69

29.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks (Cont’d)

(a)	Foreign currency risk (Cont’d)

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the end of the reporting period are as follows: (Cont’d)

	Trade	Other	Cash and	Trade	Other
	receivables	receivables	bank balances	payables	payables	Total
	USD	USD	USD	USD	USD	USD

2023
Denominated in
RM	-	116	-	-	(589,227)	(589,111)
USD	354	194,316	1,045,337	(578,111)	(100,168)	561,728
NTD	-	219	19,679	-	(5,866)	14,032
HKD	-	8,711	31,616	(705)	-	39,622
SGD	-	1,144	-	-	-	1,144
JPY	-	-	253	(7,799)	(894)	(8,440)
AUD	-	967	-	(3,185)	-	(2,218)
GBP	-	-	-	(15)	-	(15)
	354	205,473	1,096,885	(589,815)	(696,155)	16,742

F-70

29.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks (Cont’d)

(a)	Foreign currency risk (Cont’d)

The following table demonstrates the sensitivity of the Group’s profit before tax to a reasonably possible change in the USD, NTD, HKD, SGD, JPY, AUD and GBP exchange rates against RM, with all other variables held constant.

		Effect on profit
	Changes in	before tax
	currency rate	2024	2023
		USD	USD

RM	Strengthened 5%	(21,141)	(29,456)
	Weakened 5%	21,141	29,456
USD	Strengthened 5%	(582)	28,086
	Weakened 5%	582	(28,086)
NTD	Strengthened 5%	564	702
	Weakened 5%	(564)	(702)
HKD	Strengthened 5%	2,237	1,981
	Weakened 5%	(2,237)	(1,981)
SGD	Strengthened 5%	59	57
	Weakened 5%	(59)	(57)
JPY	Strengthened 5%	(1,140)	(422)
	Weakened 5%	1,140	422
AUD	Strengthened 5%	30	(111)
	Weakened 5%	(30)	111
GBP	Strengthened 5%	(1)	(1)
	Weakened 5%	1	1

F-71

29.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks (Cont’d)

(b)	Interest rate risk

The Group’s borrowings are exposed to a risk of change in their fair value due to changes in interest rates. The Group’s variable rate borrowings are exposed to a risk of change in cash flows due to changes in interest rates.

The Group manages its interest rate risk exposure from interest bearing borrowings by obtaining financing with the most favourable interest rates in the market. The Group constantly monitors its interest rate risk by reviewing its debts portfolio to ensure favourable rates are obtained. The Group does not utilise interest swap contracts or other derivative instruments for trading or speculative purposes.

The interest rate profile of the Group’s significant interest-bearing financial instruments, based on carrying amounts at the end of the reporting period was:

	2024	2023
	USD	USD

Fixed rate instruments:
Financial liabilities
Lease liabilities	149,589	226,289
Term loan	24,664	-
	174,253	226,289

Floating rate instruments:
Financial liabilities
Lease liabilities	11,583	32,978

(c)	Fair value of financial instruments

The carrying amounts of short-term receivables and payables, cash and cash equivalents and short-term loans and borrowings approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

As the financial assets and financial liabilities of the Group are not carried at fair value by any valuation method, therefore the fair value hierarchy analysis is not presented.

F-72

30.	Capital Management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The Group monitors capital using a gearing ratio, which is the net debt divided by total equity. The Group includes within net debt, lease liabilities and term loan less cash and cash equivalents. The Group’s policy are to maintain a prudent level of gearing ratio that complies with debt covenants and regulatory requirements. The gearing ratios at the end of the reporting period are as follows:

	2024	2023
	USD	USD

Lease liabilities	161,172	259,267
Term loan	24,664	-
	185,836	259,267
Less: Cash and cash equivalents	(4,412,088)	(4,468,861)
Excess fund	(4,226,252)	(4,209,594)

Total equity	4,219,057	4,222,829

Gearing ratio (times)	*	*

*	The gearing ratio of the Group at the end of the reporting period is not applicable as its cash and cash equivalent is sufficient to cover the entire obligation.

There were no changes in the Group’s approach to capital management during the financial year.

31.	Date of Authorisation for Issue of Financial Statements

The combined financial statements were authorised for issue by the Board of Directors in accordance with a resolution of the Directors on 18 June 2025.

F-73

GIGABIT INC.

(Incorporated in Cayman Islands)

STATEMENT BY DIRECTORS

We, the undersigned, being the two Directors of the Company, do hereby state that, in our opinion, the accompanying combined financial statements are drawn up in accordance with International Financial Reporting Standards so as to give a true and fair view of the financial position of the Group as at 31 December 2023 and 31 December 2024, and of its financial performance and their cash flows for the financial years then ended.

Signed by the Directors in accordance with a resolution of the Directors dated 18 June 2025.

TEOH PAIK YAU	NG KAI YING

KUALA LUMPUR, MALAYSIA

F-74

GIGABIT INC.

(Company No.: 416755)

(Incorporated in Cayman Islands)

ACCOUNTANTS’ REPORT

FOR THE FINANCIAL YEARS ENDED

31 DECEMBER 2023 AND 31 DECEMBER 2024

Registered office:
Harneys Fiduciary (Cayman) Limited 4th Floor, Harbour Place
103 South Church Street
P.O. Box 10240, Grand Cayman KY1-1002 George Town, Cayman Islands

Principal place of business:
Suite 13-01, 13-02 & 13-04
Level 13, Menara Sunway Visio
Lingkaran SV, Sunway Velocity
55100 Kuala Lumpur
Malaysia

F-75

Company No.	416755

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE MEMBERS OF GIGABIT INC.

(Company No.: 416755)

(Incorporated in Cayman Islands)

Result of Review of Interim Financial Information

We have reviewed the accompanying consolidated financial statements of Gigabit Inc. (“the Company”) and its subsidiaries (collectively referred as “the Group”), which comprises the consolidated statement of financial position as at 30 June 2025 and the related consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the six-month period ended 30 June 2025 and 30 June 2024, and the related notes to the consolidated financial statements.

This interim financial information has been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and our review was performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), specifically PCAOB Auditing Standard (AS) 4105 - Reviews of Interim Financial Information.

Based on our reviews, we are not aware of any material modifications that should be made to the financial information referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the PCAOB, the combined statements of financial position of the Company and its combining entities as of 31 December 2024, and the related combined statements of profit or loss and other comprehensive income, combined statements of changes in equity and combined statements of cash flows for the financial year then ended (not presented herein); and in our report dated 18 June 2025, we expressed an unqualified opinion on those combined financial statements. In our opinion, the information set forth in the accompanying combined statements of financial position as of 31 December 2024, is fairly stated, in all material respects, in relation to the combined statements of financial position from which it has been derived.

F-76

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE MEMBERS OF GIGABIT INC. (CONT’D)

(Company No.: 416755)

(Incorporated in Cayman Islands)

Basis for Review Results

These consolidated financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF 1411

Chartered Accountants

We have served as the Company’s auditor since 2025.

KUALA LUMPUR, MALAYSIA

22 October 2025

F-77

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2025

		Unaudited	Audited
		30.6.2025	31.12.2024*
	Note	USD	USD

ASSETS
Non-Current Assets
Property, plant and equipment	1	1,131,630	1,165,098
Right-of-use assets	2	76,695	156,430
Intangible assets	3	-	-
		1,208,325	1,321,528

Current Assets
Inventories	4	128,774	37,600
Contract assets	5	236,695	373,949
Trade receivables	6	356,396	456,166
Other receivables	7	1,137,227	421,347
Tax recoverable		241,787	163,004
Cash and bank balances		4,621,902	4,412,088
		6,722,781	5,864,154
Total Assets		7,931,106	7,185,682

EQUITY AND LIABILITIES
Equity
Share capital	8	2,334,348	- #
Invested equity	8	-	115,177
Reserves	9	(2,228,402)	(102,441)
Retained earnings		4,541,017	4,208,403
Equity attributable to owners of the parent		4,646,963	4,221,139
Non-controlling interest		(2,859)	(2,082)
Total Equity		4,644,104	4,219,057

F-78

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2025 (CONT’D)

		Unaudited	Audited
		30.6.2025	31.12.2024*
	Note	USD	USD

Non-Current Liabilities
Contract liabilities	5	41,533	27,660
Lease liabilities	10	6,357	16,499
		47,890	44,159

Current Liabilities
Contract liabilities	5	420,418	358,304
Trade payables	11	1,055,374	1,350,059
Other payables	12	1,658,065	1,035,510
Amount due to Directors	13	3,698	9,256
Lease liabilities	10	75,353	144,673
Term loan	14	26,204	24,664
		3,239,112	2,922,466
Total Liabilities		3,287,002	2,966,625
Total Equity and Liabilities		7,931,106	7,185,682

Note:

#	Representing USD0.0001

*	As disclosed in Note 28 to the consolidated financial statements, the comparative figures in the Group’s consolidated financial statements are presented as if the combination of entities under common control had occurred before the start of the earliest period presented, i.e. 1 January 2024 for the financial year ended 31 December 2024.

The accompanying notes form an integral part of the consolidated financial statements.

F-79

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND

OTHER COMPREHENSIVE INCOME FOR THE FINANCIAL PERIOD

FROM 1 JANUARY 2025 TO 30 JUNE 2025

		Unaudited
		1.1.2025 to	1.1.2024 to
		30.6.2025	30.6.2024
	Note	USD	USD

Revenue	15	6,064,251	6,111,970

Cost of sales		(4,334,720)	(3,953,172)

Gross profit		1,729,531	2,158,798

Other income		65,950	40,965

Administrative expenses		(1,459,729)	(1,106,295)

Finance costs	16	(3,915)	(7,379)

Profit before tax	17	331,837	1,086,089

Taxation	18	-	-

Profit for the financial period		331,837	1,086,089

Other comprehensive income
Items that are or may be reclassified subsequently to profit or loss
Exchange translation differences		93,210	(88,642)

Total comprehensive income for the financial period		425,047	997,447

F-80

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND

OTHER COMPREHENSIVE INCOME FOR THE FINANCIAL PERIOD

FROM 1 JANUARY 2025 TO 30 JUNE 2025 (CONT’D)

		Unaudited
		1.1.2025 to	1.1.2024 to
		30.6.2025	30.6.2024
	Note	USD	USD

Profit/(Loss) for the financial period attributable to:
Owners of the parent		332,614	1,086,291
Non-controlling interest		(777)	(202)
		331,837	1,086,089

Total comprehensive income/(loss) for the financial period attributable to:
Owners of the parent		425,824	997,649
Non-controlling interest		(777)	(202)
		425,047	997,447

Earnings per share	19
Basic earnings per share (sen)		0.33	1.09

Diluted earnings per share (sen)		0.33	1.09

The accompanying notes form an integral part of the consolidated financial statements.

F-81

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE FINANCIAL PERIOD FROM 1 JANUARY 2025 TO 30 JUNE 2025

		Attributable to owners of the parent
		Non-distributable					Distributable
						Foreign
						Exchange			Non-
		Share		Invested	Merger	Translation	Retained		Controlling	Total
		Capital		Equity	Reserve	Reserve	Earnings	Total	Interest @	Equity
	Note	USD		USD	USD	USD	USD	USD	USD	USD

Unaudited
At 1 January 2025		-	#	115,177	-	(102,441)	4,208,403	4,221,139	(2,082)	4,219,057

Profit/(Loss) for the financial period		-		-	-	-	332,614	332,614	(777)	331,837
Other comprehensive income for the financial period		-		-	-	93,210	-	93,210	-	93,210

Total comprehensive income/(loss) for the financial period		-		-	-	93,210	332,614	425,824	(777)	425,047

Transaction with owner:
Acquisition of subsidiaries	8	2,334,348		(115,177)	(2,219,171)	-	-	-	-	-

At 30 June 2025		2,334,348		-	(2,219,171)	(9,231)	4,541,017	4,646,963	(2,859)	4,644,104

F-82

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE FINANCIAL PERIOD FROM 1 JANUARY 2025 TO 30 JUNE 2025 (CONT’D)

	Attributable to owners of the parent
	Non-distributable			Distributable
			Foreign
			Exchange			Non-
	Share	Invested	Translation	Retained		Controlling	Total
	Capital	Equity	Reserve	Earnings	Total	Interest @	Equity
	USD	USD	USD	USD	USD	USD	USD

Audited
At 1 January 2024	-	115,177	(132,876)	4,240,528	4,222,829	-	4,222,829

Profit for the financial year	-	-	-	1,167,875	1,167,875	(2,216)	1,165,659
Other comprehensive income for the financial year	-	-	30,435	-	30,435	-	30,435

Total comprehensive income for the financial year	-	-	30,435	1,167,875	1,198,310	(2,216)	1,196,094

F-83

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE FINANCIAL PERIOD FROM 1 JANUARY 2025 TO 30 JUNE 2025 (CONT’D)

		Attributable to owners of the parent
		Non-distributable				Distributable
					Foreign
					Exchange			Non-
		Share		Invested	Translation	Retained		Controlling	Total
		Capital		Equity	Reserve	Earnings	Total	Interest @	Equity
	Note	USD		USD	USD	USD	USD	USD	USD

Transactions with owners:
Issuance of ordinary share	8	-	#	-	-	-	- #	-	- #
Dividends paid	20	-		-	-	(1,200,000)	(1,200,000)	-	(1,200,000)
Acquisition of a subsidiary		-		-	-	-	-	134	134

Total transactions with owners		-	#	-	-	(1,200,000)	(1,200,000)	134	(1,199,866)

At 31 December 2024		-	#	115,177	(102,441)	4,208,403	4,221,139	(2,082)	4,219,057

#	Representing USD0.0001

@	The movement in non-controlling interest relates entirely to Gigabit Space Sdn. Bhd., which was incorporated on 23 April 2024 and is dormant as of 30 June 2025/31 December 2024.

The accompanying notes form an integral part of the consolidated financial statements.

F-84

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE FINANCIAL PERIOD FROM 1 JANUARY 2025 TO 30 JUNE 2025

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Operating Activities
Profit before tax	331,837	1,086,089

Adjustments for:
Depreciation of:
- property, plant and equipment	221,482	176,005
- right-of-use assets	86,117	73,674
Unrealised loss/(gain) on foreign exchange	61,168	(11,169)
Finance costs	3,915	7,379
Interest income	(3,752)	(8,793)
Operating profit before working capital changes	700,767	1,323,185

Changes in working capital:
Inventories	(91,174)	49,507
Contract assets	137,254	95,963
Trade and other receivables	(616,110)	(201,632)
Contract liabilities	75,987	83,436
Trade and other payables	327,870	(86,574)
	(166,173)	(59,300)
Cash generated from operations	534,594	1,263,885
Interest paid	(3,915)	(7,379)
Interest received	3,752	8,793
Tax paid	(66,010)	(171,469)
Tax refund	-	1,513
Exchange translation adjustments	13,549	(69,918)
Net cash from operating activities	481,970	1,025,425

F-85

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE FINANCIAL PERIOD FROM 1 JANUARY 2025 TO 30 JUNE 2025 (CONT’D)

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Investing Activities
Net changes in amount due from a Director	-	195,352
Purchase of property, plant and equipment	(119,291)	(166,518)
Net cash (used in)/from investing activities	(119,291)	28,834

Financing Activities
Capital contribution by non-controlling interest	-	500
Payment of lease liabilities	(86,139)	(76,816)
Net changes in amount due to Directors	(5,558)	(6,733)
Net cash used in financing activities	(91,697)	(83,049)

Net increase in cash and cash equivalents	270,982	971,210
Effects of exchange translation differences on cash and cash equivalents	(61,168)	11,169
Cash and cash equivalents at the beginning of the financial period	4,412,088	4,468,861
Cash and cash equivalents at the end of the financial period	4,621,902	5,451,240

Cash and cash equivalents at the end of the financial period comprises:
Cash and bank balances	4,621,902	5,451,240

F-86

GIGABIT INC.

(Incorporated in Cayman Islands)

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE FINANCIAL PERIOD FROM 1 JANUARY 2025 TO 30 JUNE 2025 (CONT’D)

Cash flows for leases as a lessee

		Unaudited
		1.1.2025 to	1.1.2024 to
		30.6.2025	30.6.2024
	Note	USD	USD

Including in Operating Activities
Interest paid in relation to lease liabilities	16	3,497	7,379
Payment relating to short-term leases	17	34,068	33,736

Including in Financing Activities
Payment of lease liabilities		86,139	76,816
Total cash outflows for leases		123,704	117,931

The accompanying notes form an integral part of the consolidated financial statements.

F-87

GIGABIT INC.

(Incorporated in Cayman Islands)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Property, Plant and Equipment

	Computer and	Furniture	Office
	hardware	and fitting	equipment	Renovation	Total
	USD	USD	USD	USD	USD

Unaudited
30.6.2025
Cost
At 1 January 2025	1,628,288	128,171	70,903	226,790	2,054,152
Additions	117,984	-	1,307	-	119,291
Translation differences	106,297	8,002	4,478	14,159	132,936
At 30 June 2025	1,852,569	136,173	76,688	240,949	2,306,379

Accumulated depreciation
At 1 January 2025	702,451	33,560	22,189	130,854	889,054
Charge for the financial period	172,675	6,551	3,617	38,639	221,482
Translation differences	50,644	2,354	1,527	9,688	64,213
At 30 June 2025	925,770	42,465	27,333	179,181	1,174,749

Carrying amount
At 30 June 2025	926,799	93,708	49,355	61,768	1,131,630

F-88

1.	Property, Plant and Equipment (Cont’d)

	Computer and	Furniture	Office
	hardware	and fitting	equipment	Renovation	Total
	USD	USD	USD	USD	USD

Audited
31.12.2024
Cost
At 1 January 2024	1,591,407	130,476	74,480	338,846	2,135,209
Additions	371,893	1,371	3,536	17,820	394,620
Written off	(375,646)	(6,896)	(8,904)	(136,020)	(527,466)
Translation differences	40,634	3,220	1,791	6,144	51,789
At 31 December 2024	1,628,288	128,171	70,903	226,790	2,054,152

Accumulated depreciation
At 1 January 2024	777,153	27,153	23,527	158,807	986,640
Charge for the financial year	283,041	12,490	7,004	83,358	385,893
Written off	(375,646)	(6,896)	(8,904)	(114,705)	(506,151)
Translation differences	17,903	813	562	3,394	22,672
At 31 December 2024	702,451	33,560	22,189	130,854	889,054

Carrying amount
At 31 December 2024	925,837	94,611	48,714	95,936	1,165,098

F-89

2.	Right-of-use Assets

		Motor
	Buildings	vehicle	Total
	USD	USD	USD

Unaudited
30.6.2025
Cost
At 1 January 2025	404,717	149,621	554,338
Translation differences	25,267	9,342	34,609
At 30 June 2025	429,984	158,963	588,947

Accumulated depreciation
At 1 January 2025	263,249	134,659	397,908
Charge for the financial period	70,822	15,295	86,117
Translation differences	19,218	9,009	28,227
At 30 June 2025	353,289	158,963	512,252

Carrying amount
At 30 June 2025	76,695	-	76,695

Audited
31.12.2024
Cost
At 1 January 2024	345,471	145,889	491,360
Additions	49,353	-	49,353
Translation differences	9,893	3,732	13,625
At 31 December 2024	404,717	149,621	554,338

Accumulated depreciation
At 1 January 2024	127,849	102,122	229,971
Charge for the financial year	129,365	29,299	158,664
Translation differences	6,035	3,238	9,273
At 31 December 2024	263,249	134,659	397,908

Carrying amount
At 31 December 2024	141,468	14,962	156,430

F-90

3.	Intangible Assets

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Development cost
Cost
At 1 January	33,516	32,680
Translation differences	2,092	836
At 30 June 2025/31 December 2024	35,608	33,516

Accumulated amortisation
At 1 January	33,516	32,680
Translation differences	2,092	836
At 30 June 2025/31 December 2024	35,608	33,516

Carrying amount
At 30 June 2025/31 December 2024	-	-

4.	Inventories

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

At cost
Finished goods	128,774	37,600

Recognised in profit or loss
Inventories recognised as cost of sales	37,600	79,031

F-91

5.	Contract Assets/(Liabilities)

(a)	Contract assets

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Contract assets
Rendering of services	266,698	402,189
Less: Accumulated impairment losses	(30,003)	(28,240)
	236,695	373,949

Contract assets represent the Group’s rights to consideration for work completed but not billed at the reporting date.

Contract assets will be transferred to trade receivables when customers’ acceptance is received and invoice is issued.

Movements in the allowance for impairment losses on contract assets are as follows:

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Lifetime allowance
At 1 January	28,240	-
Impairment losses recognised	-	28,240
Translation differences	1,763	-
At 30 June 2025/31 December 2024	30,003	28,240

(b)	Contract liabilities

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Non-current
Deferred revenue	41,533	27,660

Current
Deferred revenue	420,418	358,304
	461,951	385,964

F-92

5.	Contract Assets/(Liabilities)

(b)	Contract liabilities (Cont’d)

Deferred revenue represents advance consideration received (or an amount of consideration is due) from the customer in respect of services which are yet to be provided. The deferred revenue will be recognised as revenue when the related services is rendered.

Revenue expected to be recognised in the future relating to performance obligation that are unsatisfied (or partially unsatisfied) at the reporting date, are as follows:

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Aggregate amount of transaction price allocated to contracts that are partially unsatisfied as at 30 June 2025/31 December 2024	461,951	385,964

6.	Trade Receivables

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Trade receivables	356,606	456,364
Less: Accumulated impairment losses	(210)	(198)
	356,396	456,166

Trade receivables are non-interest bearing and are generally on 1 to 30 days (31.12.2024: 1 to 30 days) term. They are recognised at their original invoice amounts which represent their fair values on initial recognition.

F-93

6.	Trade Receivables (Cont’d)

Movements in the allowance for impairment losses on trade receivables are as follows:

	Lifetime	Credit	Loss
	allowance	impaired	allowance
	USD	USD	USD

Unaudited
30.6.2025
At 1 January 2025	160	38	198
Translation differences	10	2	12
At 30 June 2025	170	40	210

Audited
31.12.2024
At 1 January 2024	156	37	193
Translation differences	4	1	5
At 31 December 2024	160	38	198

The loss allowance account in respect of trade receivables is used to record loss allowance. Unless the Group is satisfied that recovery of the amount is possible, the amount considered irrecoverable is written off against the trade receivable directly.

Analysis of the trade receivables ageing at the end of the reporting period are as follows:

	Gross	Loss	Net
	amount	allowance	amount
	USD	USD	USD

Unaudited
30.6.2025
Not past due	131,500	(23)	131,477

Past due
Less than 30 days	167,636	(29)	167,607
31 to 60 days	34,958	(80)	34,878
61 to 90 days	2,902	-	2,902
More than 90 days	19,570	(38)	19,532
	225,066	(147)	224,919
Credit impaired
Individually impaired	40	(40)	-
	356,606	(210)	356,396

F-94

6.	Trade Receivables (Cont’d)

Analysis of the trade receivables ageing at the end of the reporting period are as follows: (Cont’d)

	Gross	Loss	Net
	amount	allowance	amount
	USD	USD	USD
Audited
31.12.2024
Not past due	175,747	(61)	175,686

Past due
Less than 30 days	54,425	(19)	54,406
31 to 60 days	11,775	(4)	11,771
61 to 90 days	16,123	(6)	16,117
More than 90 days	198,256	(70)	198,186
	280,579	(99)	280,480
Credit impaired
Individually impaired	38	(38)	-
	456,364	(198)	456,166

Trade receivables that are neither past due nor individually impaired are creditworthy receivables with good payment records with the Group.

As at 30 June 2025, the Group has gross trade receivables amounting to USD225,066 (31.12.2024: USD280,579), were past due but not individually impaired. These related to a number of independent customers with slower repayment records.

The trade receivables of the Group that are individually assessed to be impaired amounting to USD40 (31.12.2024: USD38), relate to customers that are in financial difficulties and have defaulted on payment. These balances are expected to be recovered through the debts recovery process.

F-95

6.	Trade Receivables (Cont’d)

The following is the major customer with outstanding balances 10% or equal or more than 10% of the Group’s trade receivables as at the end of the reporting period:

	Unaudited		Audited
	30.6.2025		31.12.2024
	%		%
Customer
A	-	*	42
B	-	*	13
C	22		-	*
D	13		-	*
E	11		-	*
	46		55

*	The outstanding balances did not equate to or more than 10% of the Group’s total trade receivables for the respective reporting period.

7.	Other Receivables

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Other receivables
- Related party	102,616	102,507
- Third parties	50,030	45,233
	152,646	147,740
Less: Accumulated impairment losses
- Related party	(10,722)	(10,722)
- Third parties	(516)	(486)
	(11,238)	(11,208)
	141,408	136,532
Deposits	193,452	186,444
Prepayments	802,367	98,371
	1,137,227	421,347

F-96

7.	Other Receivables (Cont’d)

Movements in the allowance for impairment losses on other receivables are as follows:

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

At 1 January	11,208	474
Impairment losses recognised	-	10,722
Translation differences	30	12
At 30 June 2025/31 December 2024	11,238	11,208

8.	Share Capital and Invested Equity

(a)	Share capital

	Number of shares		Amount
	Unaudited	Audited	Unaudited		Audited
	30.6.2025	31.12.2024	30.6.2025		31.12.2024
	Units	Units	USD		USD
Ordinary share of USD0.0001 each

Authorised
At 1 January/30 June 2025/date of incorporation/31 December 2024	500,000,000	500,000,000	50,000		50,000

Issued and fully paid
At 1 January/date of incorporation	1	1	-	#	-	#
Issuance of shares	999,999	-	2,334,348		-

At 30 June 2025/ 31 December 2024	1,000,000	1	2,334,348		-	#

# Representing USD0.0001

F-97

8.	Share Capital and Invested Equity (Cont’d)

(a)	Share capital (Cont’d)

The Company was incorporated with 1 ordinary share of USD0.0001 and were fully subscribed for on the date of incorporation.

During the financial period, the Company:

(a)	issued 539,999 new ordinary shares at an issue price of USD0.0001 each for a total consideration of USD53.999 for the acquisition of the entire issued and paid-up share capital of Gigabit (HK) Limited (“Gigabit HK”).

(b)	issued 460,000 new ordinary shares at an issue price of USD0.0001 each for a total consideration of RM9,907,444 for the acquisition of the entire issued and paid-up share capital of Gigabit Hosting Sdn. Bhd. (“Gigabit MY”).

(b)	Invested equity

	Number of shares		Amount
	Unaudited	Audited	Unaudited	Audited
	30.6.2025	31.12.2024	30.6.2025	31.12.2024
	Units	Units	USD	USD

Issued and fully paid ordinary shares with no par value
At 1 January	510,000	510,000	115,177	115,177
Adjustment on acquisition of subsidiaries	(510,000)	-	(115,177)	-
At 30 June 2025/31 December 2024	-	510,000	-	115,177

The new ordinary shares issued during the financial period rank pari passu in all respects with the existing ordinary shares of the Company.

The holders of ordinary shares is entitled to receive dividends as declared from time to time, and is entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regards of the Company’s residual assets.

F-98

9.	Reserves

		Unaudited	Audited
		30.6.2025	31.12.2024
	Note	USD	USD

Non-distributable
Foreign currency translation reserve	(a)	(9,231)	(102,441)
Merger reserve	(b)	(2,219,171)	-
		(2,228,402)	(102,441)

(a)	Foreign currency translation reserve

Foreign currency translation reserve represents exchange differences arising from the translation of the financial statements of the subsidiaries/combining entities as their functional currency is different from the presentation currency.

(b)	Merger reserve

Merger reserves arose from the difference between the carrying amount of the investment and the nominal value of the shares of the subsidiary upon consolidation under the merger method of accounting.

10.	Lease Liabilities

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

At 1 January	161,172	259,267
Additions	-	49,353
Accretion of interest	3,497	13,477
Payments	(89,636)	(165,368)
Translation differences	6,677	4,443
At 30 June 2025/31 December 2024	81,710	161,172

Presented as:
Non-current	6,357	16,499
Current	75,353	144,673
	81,710	161,172

F-99

10.	Lease Liabilities (Cont’d)

The maturity analysis of lease liabilities of the Group at the end of the reporting period are as follows:

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Within one year	76,939	149,474
Later than one year but not later than two years	6,463	14,814
Later than two years but not later than five years	-	2,028
	83,402	166,316
Less: Future finance charges	(1,692)	(5,144)
Present value of lease liabilities	81,710	161,172

The Group leases buildings and motor vehicle. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions.

The weighted average incremental borrowing rate applied to lease liabilities of the Group at the reporting date is 5.56% (31.12.2024: 5.77%) respectively.

11.	Trade Payables

The trade credit terms granted to the Group range from 1 to 60 days (31.12.2024: 1 to 60 days) depending on the terms of the contracts.

12.	Other Payables

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Other payables	1,156,926	391,939
Accruals	320,663	512,446
Deposit received	106,652	99,579
Sales and Services Tax payable	73,824	31,546
	1,658,065	1,035,510

F-100

13.	Amount Due to Directors

This represents unsecured, non-interest bearing advances and repayment on demand.

14.	Term Loan

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Secured
Term loan	26,204	24,664

Current
Secured
Term loan	26,204	24,664

The term loan obtained from a licensed bank is secured by the followings:

(a)	Joint and several guarantee by the Directors of the Group; and

(b)	Guarantee by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Government Guarantee Scheme MADANI.

The maturity of term loan is as follow:

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Within one year	26,204	24,664

The term loan of Group bears interest rate at 4.00% (31.12.2024: 4.00%) per annum at the reporting date.

F-101

15.	Revenue

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Revenue from contracts with customers
Sale of goods	1,718,007	1,812,645
Rendering of services	4,346,244	4,299,325
	6,064,251	6,111,970

Timing of revenue recognition
At a point in time	1,718,007	1,812,645
Over time	4,346,244	4,299,325
	6,064,251	6,111,970

The following table is disaggregation of the Group’s revenue from contracts with customers:

	Provision of information
	technology services
	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Geographical market
Malaysia	3,594,580	3,795,195
Hong Kong	1,265,873	1,131,844
Taiwan	539,626	445,508
Japan	664,172	739,423
	6,064,251	6,111,970

F-102

16.	Finance Costs

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Interest expenses on:
Term loan	418	-
Lease liabilities	3,497	7,379
	3,915	7,379

17.	Profit before Tax

Profit before tax is arrived at after charging/(crediting):

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Auditors’ remuneration	25,136	8,462
Depreciation of:
- property, plant and equipment	221,482	176,005
- right-of-use assets	86,117	73,674
Short-term lease expenses	34,068	33,736
Loss/(Gain) on foreign exchange
- Realised	801	5,073
- Unrealised	61,168	(11,169)
Interest income	(3,752)	(8,793)

18.	Taxation

No provision for taxation for the financial period as the Company has no chargeable income.

Malaysian income tax is calculated at the statutory tax rate of 15% on the first RM150,000 chargeable income, 17% on RM150,001 to RM600,000 chargeable income and 24% (31.12.2024: 15% on the first RM150,000 chargeable income, 17% on RM150,001 to RM600,000 chargeable income and 24%) on the balance chargeable income of the estimated assessable profits for the financial period.

F-103

19.	Earnings Per Share

(a)	Basic earnings per share

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024

Profit attributable to the owners of the parent (USD)	332,614	1,086,291

Weighted average number of ordinary shares in issue (unit)
- Ordinary shares in issue as at 1 January/ 17 December 2024 (date of incorporation)	1	-
- Issuance of ordinary shares on 19 May 2025	539,999	539,999	#
- Issuance of ordinary shares on 29 May 2025	460,000	460,000	#
Weighted average number of ordinary shares in issue as at 30 June	1,000,000	999,999

Basic earnings per ordinary share (USD)	0.33	1.09

#	In determining the weighted average number of shares, the Company has assumed that the 1,000,000 ordinary shares issued in 19 May 2025 and 29 May 2025 pursuant to the acquisitions of Gigabit HK and Gigabit MY respectively were outstanding for the entire periods presented. This presentation reflects the substance of the Group’s formation through common control transactions and is consistent with the retrospective presentation of the combined financial information. This treatment is in accordance with IAS 33.64, which requires that the number of ordinary shares used in the earnings per share calculation be adjusted for events that have changed the number of shares outstanding without a corresponding change in resources.

(b)	Diluted earnings per share

The Group has no dilution in their earnings per ordinary share as there are no dilutive potential ordinary shares. There have been no other transactions involving ordinary shares or potential ordinary shares since the end of the reporting period and before the authorisation of these consolidated financial statements.

F-104

20.	Dividends

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Dividends recognised as distribution to ordinary shareholders of the Group

A single-tier interim dividend of USD120 per ordinary share in respect of the financial year ended 31 December 2024	-	1,200,000	#

#	The dividend was paid subsequent to financial period ended 30 June 2024.

The Directors do not recommend the payment of any final dividend in respect of the current financial period.

21.	Deferred Tax Liabilities

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

At 1 January	-	22,546
Recognised in profit or loss	-	(22,639)
Translation differences	-	93
At 30 June 2025/31 December 2024	-	-

F-105

21.	Deferred Tax Liabilities (Cont’d)

The components and movements of deferred tax assets and liabilities during the financial period after appropriate offsetting are as follows:

Deferred tax assets

			Unutilised
	Lease	Deferred	capital
	liabilities	revenue	allowances	Total
	USD	USD	USD	USD

Unaudited
At 1 January 2025	(35,902)	(89,507)	(179)	(125,588)
Translation differences	(2,241)	(5,589)	(11)	(7,841)
At 30 June 2025 (before offsetting)	(38,143)	(95,096)	(190)	(133,429)
Less: Offsetting				133,429
At 30 June 2025 (after offsetting)				-

Audited
At 1 January 2024	(54,309)	(18,858)	-	(73,167)
Recognised in profit or loss	19,383	(28,681)	(175)	(9,473)
Under provision in prior years	-	(40,019)	-	(40,019)
Translation differences	(976)	(1,949)	(4)	(2,929)
At 31 December 2024 (before offsetting)	(35,902)	(89,507)	(179)	(125,588)
Less: Offsetting				125,588
At 31 December 2024 (after offsetting)				-

F-106

21.	Deferred Tax Liabilities (Cont’d)

The components and movements of deferred tax assets and liabilities during the financial period after appropriate offsetting are as follows: (Cont’d)

Deferred tax liabilities

	Accelerated		Other
	capital	Right-of-use	temporary
	allowances	assets	differences	Total
	USD	USD	USD	USD

Unaudited
At 1 January 2025	88,233	33,952	3,403	125,588
Translation differences	5,508	2,120	213	7,841
At 30 June 2025 (before offsetting)	93,741	36,072	3,616	133,429
Less: Offsetting				(133,429)
At 30 June 2025 (after offsetting)				-

Audited
At 1 January 2024	37,291	52,229	6,193	95,713
Recognised in profit or loss	22,370	(19,203)	(21,466)	(18,299)
Under provision in prior year	26,572	-	18,580	45,152
Translation differences	2,000	926	96	3,022
At 31 December 2024 (before offsetting)	88,233	33,952	3,403	125,588
Less: Offsetting				(125,588)
At 31 December 2024 (after offsetting)				-

F-107

22.	Staff Costs

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Salaries, wages and other emoluments	926,085	766,087
Defined contribution plans	107,872	90,346
Social security contributions	9,530	6,458
Other benefits	6,493	4,316
	1,049,980	867,207

Included in staff costs is aggregate amount of remuneration received by the Executive Directors of the Group during the financial period as below:

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Salaries and other emoluments	59,225	47,904
Defined contribution plans	12,741	16,745
Social security contributions	477	368
Other benefits	522	411
	72,965	65,428

F-108

23.	Reconciliation of Liabilities Arising from Financing Activities

The table below shows the details changes in the liabilities of the Group arising from financing activities, including both cash and non-cash changes:

		At	Financing		Other	At
		1 January	cash flows (i)	New lease	changes (ii)	30 June
	Note	USD	USD	USD	USD	USD

Unaudited
30.6.2025
Lease liabilities	10	161,172	(86,139)	-	6,677	81,710
Amount due to Directors	13	9,256	(5,558)	-	-	3,698
Term loan	14	24,664	-	-	1,540	26,204
		195,092	(91,697)	-	8,217	111,612

Unaudited
30.6.2024
Lease liabilities	10	259,267	(76,816)	23,368	223	206,042
Amount due to Directors	13	7,830	(6,733)	-	-	1,097
		267,097	(83,549)	23,368	223	207,139

(i)	The financing cash flows include payment of lease liabilities, net proceeds from/repayment of term loan and net amount of advances from Directors in the consolidated statement of cash flows.

(ii)	Other changes represent translation differences.

F-109

24.	Related Party Disclosures

(a)	Identifying related parties

For the purposes of these financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control. Related parties may be individuals or other entities.

Related parties also include key management personnel defined as those persons having authority and responsibility for planning, directing and controlling the activities of the Group either directly or indirectly. The key management personnel comprise the Directors and management personnel of the Group, having authority and responsibility for planning, directing and controlling the activities of the Group entities directly or indirectly.

(b)	Significant related party transactions

Related party transactions have been entered into the normal course of business under negotiated terms. The Group has the following related party balances and transactions with related parties during the financial period:

Related party balances

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Other receivable - related party
- Gigabit Pte. Ltd.	91,894	91,785

(c)	Compensation of key management personnel

Remuneration of Directors are as follows:

	Unaudited
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024
	USD	USD

Salaries and other emoluments	59,225	47,904
Defined contribution plans	12,741	16,745
Social security contributions	477	368
Other benefits	522	411
	72,965	65,428

F-110

25.	Segment Information

The Group is engaged in a single operating and reportable segment, which is the provision of information technology services. The Group’s Chief Operating Decision Maker (“CODM”), identified as the Chief Executive Officer and Board of Directors, reviews the internal management reports for the purpose of resource allocation and performance assessment. Accordingly, the Group has determined that it has one reportable segment, consistent with the internal reporting framework used for decision-making purposes.

Geographical segments

Revenue, non-current assets and addition to non-current assets information based on the geographical location of customers are as follows:

	Revenue		Non-current assets		Capital expenditure*
	1.1.2025 to	1.1.2024 to
	30.6.2025	30.6.2024	30.6.2025	31.12.2024	30.6.2025	31.12.2024
	USD	USD	USD	USD	USD	USD

Malaysia	3,594,580	3,795,195	1,208,325	1,321,528	119,291	443,973
Hong Kong	1,265,873	1,131,844	-	-	-	-
Taiwan	539,626	445,508	-	-	-	-
Japan	664,172	739,423	-	-	-	-
	6,064,251	6,111,970	1,208,325	1,321,528	119,291	443,973

*	Capital expenditure consist of addition of property, plant and equipment and right-of-use assets.

Information about major customer

For the financial period ended 30 June 2025, revenue from one external customer amounted to USD771,719, representing approximately 13% of the Group’s total revenue. The revenue from this customer is related entirely to the Group’s single reportable segment. No other single customer contributed 10% or more of total revenue for the reporting period.

There were no customers contributing 10% or more of total revenue in the financial period ended 30 June 2024.

F-111

26.	Financial Instruments

(a)	Classification of financial instruments

The following table analyses the financial assets and liabilities in the consolidated statement of financial position by the class of financial instruments to which they are assigned and therefore by the measurement basis:

		Financial	Financial
		assets at	liabilities at
	Carrying	amortised	amortised
	amount	cost	cost
	USD	USD	USD

Unaudited
30.6.2025
Financial assets
Trade receivables	356,396	356,396	-
Other receivables *	334,860	334,860	-
Cash and bank balances	4,621,902	4,621,902	-
	5,313,158	5,313,158	-

Financial liabilities
Trade payables	1,055,374	-	1,055,374
Other payables #	1,584,241	-	1,584,241
Amount due to Directors	3,698	-	3,698
Lease liabilities	81,710	-	81,710
Term loan	26,204	-	26,204
	2,751,227	-	2,751,227

F-112

26.	Financial Instruments (Cont’d)

(a)	Classification of financial instruments (Cont’d)

The following table analyses the financial assets and liabilities in the consolidated statement of financial position by the class of financial instruments to which they are assigned and therefore by the measurement basis: (Cont’d)

		Financial	Financial
		assets at	liabilities at
	Carrying	amortised	amortised
	amount	cost	cost
	USD	USD	USD

Audited
31.12.2024
Financial assets
Trade receivables	456,166	456,166	-
Other receivables *	322,976	322,976	-
Cash and bank balances	4,412,088	4,412,088	-
	5,191,230	5,191,230	-

Financial liabilities
Trade payables	1,350,059	-	1,350,059
Other payables #	1,003,964	-	1,003,964
Amount due to Directors	9,256	-	9,256
Lease liabilities	161,172	-	161,172
Term loan	24,664	-	24,664
	2,549,115	-	2,549,115

*	exclude prepayments
#	exclude Sales and Services Tax payable

F-113

26.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies

The Group’s financial risk management policy is to ensure that adequate financial resources are available for the development of the Group’s operations whilst managing its credit, liquidity, foreign currency and interest rate risks. The Group operates within clearly defined guidelines that are approved by the Board and the Group’s policy is not to engage in speculative transactions.

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of these risks.

(i)	Credit risk

Credit risk is the risk of a financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group’s exposure to credit risk arises principally from its trade and other receivables and deposits with banks and financial institutions. There are no significant changes as compared to prior year.

The Group has adopted a policy of only dealing with creditworthy counterparties. Management has a credit policy in place to control credit risk by dealing with creditworthy counterparties and deposits with banks with good credit rating. The exposure to credit risk is monitored on an ongoing basis and action will be taken for long outstanding debts.

At each reporting date, the Group assesses whether any of the receivables and contract assets are credit impaired.

The gross carrying amounts of credit impaired trade receivables are written off (either partial or full) when there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. Nevertheless, trade receivables that are written off could still be subject to enforcement activities.

The carrying amounts of the financial assets recorded on the consolidated statement of financial position at the end of the reporting period represents the Group’s maximum exposure to credit risk.

The Group has no significant concentration of credit risk except as disclosed in Note 6.

F-114

26.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(ii)	Liquidity risk

Liquidity risk refers to the risk that the Group will encounter difficulty in meeting its financial obligations as they fall due. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

The Group’s funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis. The Group finances its liquidity through internally generated cash flows and minimises liquidity risk by keeping committed credit lines available.

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of these risks.

	On demand		Total	Total
	or within 1	1 to 2	contractual	carrying
	year	years	cash flows	amount
	USD	USD	USD	USD

Unaudited
30.6.2025
Non-derivative financial liabilities
Trade payables	1,055,374	-	1,055,374	1,055,374
Other payables	1,584,241	-	1,584,241	1,584,241
Amount due to Directors	3,698	-	3,698	3,698
Lease liabilities	76,939	6,463	83,402	81,710
Term loan	26,510	-	26,510	26,204
	2,746,762	6,463	2,753,225	2,751,227

F-115

26.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(ii)	Liquidity risk (Cont’d)

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of these risks. (Cont’d)

	On demand			Total	Total
	or within 1	1 to 2	2 to 5	contractual	carrying
	year	years	years	cash flows	amount
	USD	USD	USD	USD	USD

Audited
31.12.2024
Non-derivative financial liabilities
Trade payables	1,350,059	-	-	1,350,059	1,350,059
Other payables	1,003,964	-	-	1,003,964	1,003,964
Amount due to Directors	9,256	-	-	9,256	9,256
Lease liabilities	149,474	14,814	2,028	166,316	161,172
Term loan	25,445	-	-	25,445	24,664
	2,538,198	14,814	2,028	2,555,040	2,549,115

F-116

26.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks

(a)	Foreign currency risk

The Group is exposed to foreign currency risk on transactions that are denominated in currencies other than the functional currency of the Group. The currency giving rise to this risk are primarily Ringgit Malaysia (RM), United States Dollar (USD), New Taiwan Dollar (NTD), Hong Kong Dollar (HKD), Singapore Dollar (SGD), Japanese Yen (JPY), Australian Dollar (AUD) and British Pound Sterling (GBP).

The Group has not entered into any derivative instruments for hedging or trading purposes as the net exposure to foreign currency risk is not significant. Where possible, the Group will apply natural hedging by selling and purchasing in the same currency. However, the exposure to foreign currency risk is monitored from time to time by management.

F-117

26.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks (Cont’d)

(a)	Foreign currency risk (Cont’d)

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the end of the reporting period are as follows:

	Other	Cash and	Trade	Other
	receivables	bank balances	payables	payables	Total
	USD	USD	USD	USD	USD

Unaudited
30.6.2025
Denominated in
RM	25,571	11,862	-	(12,685)	24,748
USD	90,545	618,173	(391,932)	(428,525)	(111,739)
NTD	239	20,880	-	(2,425)	18,694
HKD	5,107	9,624	(693)	-	14,038
SGD	1,246	-	-	-	1,246
JPY	-	331	(19,577)	(1,052)	(20,298)
AUD	921	-	(38)	-	883
GBP	-	-	(16)	-	(16)
	123,629	660,870	(412,256)	(444,687)	(72,444)

F-118

26.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks (Cont’d)

(a)	Foreign currency risk (Cont’d)

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the end of the reporting period are as follows: (Cont’d)

	Other	Cash and	Trade	Other
	receivables	bank balances	payables	payables	Total
	USD	USD	USD	USD	USD

Audited
31.12.2024
Denominated in
RM	243	-	-	(423,063)	(422,820)
USD	526,098	215,220	(675,504)	(77,452)	(11,638)
NTD	225	18,519	-	(7,458)	11,286
HKD	8,934	36,487	(691)	-	44,730
SGD	1,173	-	-	-	1,173
JPY	-	234	(22,166)	(860)	(22,792)
AUD	641	-	(36)	-	605
GBP	-	-	(15)	-	(15)
	537,314	270,460	(698,412)	(508,833)	(399,471)

F-119

26.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks (Cont’d)

(a)	Foreign currency risk (Cont’d)

The following table demonstrates the sensitivity of the Group’s profit before tax to a reasonably possible change in the USD, NTD, HKD, SGD, JPY, AUD and GBP exchange rates against RM, with all other variables held constant.

		Effect on profit
		before tax
		Unaudited	Audited
	Changes in	1.1.2025 to	1.1.2024 to
	currency rate	30.6.2025	31.12.2024
		USD	USD

RM	Strengthened 5%	1,237	(21,141)
	Weakened 5%	(1,237)	21,141
USD	Strengthened 5%	(5,587)	(582)
	Weakened 5%	5,587	582
NTD	Strengthened 5%	935	564
	Weakened 5%	(935)	(564)
HKD	Strengthened 5%	702	2,237
	Weakened 5%	(702)	(2,237)
SGD	Strengthened 5%	62	59
	Weakened 5%	(62)	(59)
JPY	Strengthened 5%	(1,015)	(1,140)
	Weakened 5%	1,015	1,140
AUD	Strengthened 5%	44	30
	Weakened 5%	(44)	(30)
GBP	Strengthened 5%	(1)	(1)
	Weakened 5%	1	1

F-120

26.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iii)	Market risks (Cont’d)

(b)	Interest rate risk

The Group’s borrowings are exposed to a risk of change in their fair value due to changes in interest rates. The Group’s variable rate borrowings are exposed to a risk of change in cash flows due to changes in interest rates.

The Group manages its interest rate risk exposure from interest bearing borrowings by obtaining financing with the most favourable interest rates in the market. The Group constantly monitors its interest rate risk by reviewing its debts portfolio to ensure favourable rates are obtained. The Group does not utilise interest swap contracts or other derivative instruments for trading or speculative purposes.

The interest rate profile of the Group’s significant interest-bearing financial instruments, based on carrying amounts at the end of the reporting period was:

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Fixed rate instruments:
Financial liabilities
Lease liabilities	81,710	149,589
Term loan	26,204	24,664
	107,914	174,253

Floating rate instruments:
Financial liabilities
Lease liabilities	-	11,583

(c)	Fair value of financial instruments

The carrying amounts of short-term receivables and payables, cash and cash equivalents and short-term loans and borrowings approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

As the financial assets and financial liabilities of the Group are not carried at fair value by any valuation method, therefore the fair value hierarchy analysis is not presented.

F-121

27.	Capital Management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The Group monitors capital using a gearing ratio, which is the net debt divided by total equity. The Group includes within net debt, lease liabilities and term loan less cash and cash equivalents. The Group’s policy are to maintain a prudent level of gearing ratio that complies with debt covenants and regulatory requirements. The gearing ratios at the end of the reporting period are as follows:

	Unaudited	Audited
	30.6.2025	31.12.2024
	USD	USD

Lease liabilities	81,710	161,172
Term loan	26,204	24,664
	107,914	185,836
Less: Cash and cash equivalents	(4,621,902)	(4,412,088)
Excess fund	(4,513,988)	(4,226,252)

Total equity	4,644,104	4,219,057

Gearing ratio (times)	*	*

*	The gearing ratio of the Group at the end of the reporting period is not applicable as its cash and cash equivalent is sufficient to cover the entire obligation.

There were no changes in the Group’s approach to capital management during the financial period.

F-122

28.	Significant Events

During the financial year, the following significant events took place for the Company:

(a)	On 19 May 2025, the Company entered into a share exchange agreement with Mr. Teoh Paik Yau to purchase the entire share capital in Gigabit HK at a consideration of USD53.999 settled by issuance and allotment of 539,999 ordinary shares of Gigabit Inc at an issue price of USD0.0001 per share. The acquisition of Gigabit HK was completed on 19 May 2025 and consequently, Gigabit HK became a wholly-owned subsidiary of the Company.

(b)	On 19 May 2025, the Company entered into a share sale agreement with Mr. Teoh Paik Loon and Mr. Teoh Paik Yau to purchase the entire share capital in Gigabit MY at a consideration of RM9,907,444 settled by issuance and allotment of 460,000 ordinary shares of Gigabit Inc at an issue price of USD0.0001 per share. The acquisition of Gigabit MY was completed on 29 May 2025 and consequently, Gigabit MY became a wholly-owned subsidiary of the Company.

The acquisitions of Gigabit MY and Gigabit HK have been accounted for as common control transactions using an approach similar to the pooling of interests method, as the combining entities were under common control of the same ultimate shareholders before and after the acquisitions.

Accordingly, the audited combined financial statements for the financial years ended 31 December 2024 have been prepared comprise of the financial statements of the combining entities which were under common control as if the current group structure had been in place since the beginning of the earliest period presented. The results and financial position of the combining entities have been aggregated from the date they first came under the control of the controlling party.

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1,250,000 ORDINARY SHARES

GIGABIT INC.

PRELIMINARY PROSPECTUS

D. Boral Capital

The date of this prospectus is [*], 2025.

Until and including [___], 2025 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trust unless such actions, costs, charges, losses, damages and expenses arise from dishonesty or fraud which may attach to such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities (including options to acquire our Ordinary Shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

Purchaser	Date of Sale/Issuance	Number of ordinary shares	Consideration	Underwriting Discount and Commission
Teoh Paik Yau	17 December 2024	1 Ordinary Share	US$0.0001	n/a

Teoh Paik Yau	19 May 2025	539,999 Ordinary Shares	10,000 ordinary shares of Gigabit (HK) Limited	n/a

Teoh Paik Yau	29 May 2025	350,000 Ordinary Shares	350,000 ordinary shares of Gigabit Hosting Sdn Bhd	n/a

Teoh Paik Loon	29 May 2025	110,000 Ordinary Shares	150,000 ordinary shares of Gigabit Hosting Sdn Bhd	n/a

Ng Kai Ying	13 October 2025	50,314 Ordinary Shares	US$5.10	n/a

Lim Shpn Hun	13 October 2025	25,157 Ordinary Shares	US$2.60	n/a

Au Yong Tuck Yew	13 October 2025	25,157 Ordinary Shares	US$2.60	n/a

Lau Joe Fai	13 October 2025	25,157 Ordinary Shares	US$2.60	n/a

Chong Chee Keong	13 October 2025	25,157 Ordinary Shares	US$2.60	n/a

Justine Lim Pun Seng	13 October 2025	12,579 Ordinary Shares	US$1.30	n/a

Poon Chuan Soon	13 October 2025	12,579 Ordinary Shares	US$1.30	n/a

Ho Keng Onn	13 October 2025	25,157 Ordinary Shares	US$2.60	n/a

Tee Pui Lai	13 October 2025	56,604 Ordinary Shares	US$5.70	n/a

Teoh Paik Yau	23 October 2025	12,376,563 Ordinary Shares	US$1,237.70	n/a

Teoh Paik Loon	23 October 2025	1,529,687 Ordinary Shares	US$153.00	n/a

Ng Kai Ying	23 October 2025	699,686 Ordinary Shares	US$70.00	n/a

Lim Shpn Hun	23 October 2025	349,843 Ordinary Shares	US$35.00	n/a

Au Yong Tuck Yew	23 October 2025	349,843 Ordinary Shares	US$35.00	n/a

Lau Joe Fai	23 October 2025	349,843 Ordinary Shares	US$35.00	n/a

Chong Chee Keong	23 October 2025	349,843 Ordinary Shares	US$35.00	n/a

Justine Lim Pun Seng	23 October 2025	174,921 Ordinary Shares	US$17.50	n/a

Poon Chuan Soon	23 October 2025	174,921 Ordinary Shares	US$17.50	n/a

Ho Keng Onn	23 October 2025	349,843 Ordinary Shares	US$35.00	n/a

Tee Pui Lai	23 October 2025	787,146 Ordinary Shares	US$78.70	n/a

Item 8. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association of the Company as currently in effect
4.1*	Specimen Certificate for the Shares
5.1*	Opinion of Harney Westwood & Riegels Singapore LLP regarding the validity of the Shares being registered
10.1	Form of Executive Officer Employment Agreement, by and between the registrant and its executive officers.
10.2	Form of Independent Director Agreement by and between the registrant and its independent directors.
10.3	Form of Indemnification Agreement with the Registrant’s directors and officers
10.4	Tenancy agreement dated September 21, 2022 between Sunway Integrated Properties Sdn Bhd and Gigabit Hosting Sdn Bhd regarding the property Suite 13-01, 13-02 and 13-04, Level 13, Menara Sunway Visio, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia
10.5	Tenancy agreement dated June 26, 2024 between Tai Beng Hwa and Gigabit Space Sdn Bhd regarding the property Unit 12-5, Level 12, Menara MBMR, No 1, Jalan Syed Putra, 58000 Kuala Lumpur, Malaysia
10.6	Invoice dated September 2, 2025 issued by Get Started HK Limited to Gigabit (HK) Limited regarding the virtual office Suite C, Level 7, World Trust Tower, 50 Stanley Street, Central, Hong Kong
10.7	Form of Lock-Up Agreement, by and between the registrant and its shareholders.
14.1	Code of Business Conduct and Ethics
21.1	List of subsidiaries of the Company
23.1	Consent of UHY Malaysia PLT
23.2*	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)
23.3	Consent of Ong Eu Jin Partnership (included in Exhibit 99.9)
23.4	Consent of Frost & Sullivan
23.5	Consent of Loeb & Loeb LLP (included in Exhibit 99.10)
24.1	Power of Attorney (included in the signature page to the Form F-1)
99.1	Audit Committee Charter
99.2	Nominating Committee Charter
99.3	Compensation Committee Charter
99.4	Consent of Ang Beng Cheong
99.5	Consent of Choo Seng Choon
99.6	Consent of Yap Zhan Wen
99.7	Clawback Policy
99.8	Insider Trading Policy
99.9	Opinion of Ong Eu Jin Partnership regarding certain Malaysia law matters
99.10	Opinion of Loeb & Loeb LLP regarding certain Hong Kong law matters
107	Filing Fee Table

*	To be filed by Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 24, 2025.

GIGABIT INC

By:	/s/ Teoh Paik Yau
Name:	Teoh Paik Yau
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Teoh Paik Yau, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Teoh Paik Yau	Chairperson of the Board of Directors, Director, Chief Executive Officer, Chief Technology Officer	October 24, 2025
Teoh Paik Yau	(Principal Executive Officer)

/s/ Yap Thai Tong	Chief Financial Officer	October 24, 2025
Yap Thai Tong	(Principal Accounting and Financial Officer)

/s/ Ng Kai Ying	Chief Operating Officer and Director	October 24, 2025
Ng Kai Ying

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on October 24, 2025.

Cogency Global Inc.

By:	/s/ Collen A. De Vries
Name:	Collen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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